As filed with the Securities and Exchange Commission on March 29, 2016

Investment Company Act of 1940

Registration No. 811-03605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 98	☒

(Check appropriate box or boxes)

NORTHERN INSTITUTIONAL FUNDS

(Exact Name of Registrant as Specified in Charter)

50 South LaSalle Street

Chicago, Illinois 60603

(Address of Principal Executive Offices)

800-637-1380

(Registrant’s Telephone Number, including Area Code)

Name and Address of Agent for Service: Diana E. McCarthy Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, Pennsylvania 19103-6996	with a copy to: Craig R. Carberry, Secretary The Northern Trust Company 50 South LaSalle Street, MB-09 Chicago, Illinois 60603

This Amendment No. 98 to the Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to shares of beneficial interest in its Liquid Assets Portfolio. Shares of beneficial interest in this Portfolio are not registered under the Securities Act of 1933 (the “1933 Act”), in accordance with Regulation D under the 1933 Act, as amended.

LIQUID ASSETS PORTFOLIO

NORTHERN INSTITUTIONAL FUNDS

Prospectus dated April 1, 2016

You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NOTICE TO INVESTORS

THE PORTFOLIO IS A SERIES OF NORTHERN INSTITUTIONAL FUNDS WHICH IS REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“1940 ACT”). THE SHARES OF THE LIQUID ASSETS PORTFOLIO WHICH ARE DESCRIBED IN THIS PROSPECTUS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERINGS CONTEMPLATED BY THIS PROSPECTUS WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES WHICH DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF SHARES OF THE LIQUID ASSETS PORTFOLIO IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING THE LIQUID ASSETS PORTFOLIO THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS PROSPECTUS.

THIS PROSPECTUS IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE SHARES OF THE LIQUID ASSETS PORTFOLIO DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN THE LIQUID ASSETS PORTFOLIO FOR SUCH INVESTOR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE DECLARATION OF TRUST OF NORTHERN INSTITUTIONAL FUNDS, THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING.

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LIQUID ASSETS PORTFOLIO

TABLE OF CONTENTS

3	PORTFOLIO SUMMARY

	3	LIQUID ASSETS PORTFOLIO

6	INVESTMENT ADVISER

7	MANAGEMENT FEES

8	OTHER PORTFOLIO SERVICES

9	PURCHASING AND SELLING SHARES

	9	INVESTORS

	9	PURCHASING SHARES

	9	OPENING AN ACCOUNT

	9	SELLING SHARES

10	ACCOUNT POLICIES AND OTHER INFORMATION

13	DISTRIBUTIONS AND TAX CONSIDERATIONS

14	SECURITIES, TECHNIQUES AND RISKS

	14	ADDITIONAL INFORMATION ON INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

	22	ADDITIONAL DESCRIPTION OF SECURITIES AND COMMON INVESTMENT TECHNIQUES

24	FOR MORE INFORMATION

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LIQUID ASSETS PORTFOLIO

PORTFOLIO SUMMARY

LIQUID ASSETS PORTFOLIO

INVESTMENT OBJECTIVE

The Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments.

FEES AND EXPENSES OF THE PORTFOLIO

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

Shareholder Fees (fees paid directly from your investment)
None

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.10%
Other Expenses	0.03%
Transfer Agent Fees	0.02%
Service Fees	None
Other Operating Expenses	0.01%
Total Annual Portfolio Operating Expenses	0.13%
Expense Reimbursement(1)	(0.10)%
Total Annual Portfolio Operating Expenses After Expense Reimbursement	0.03%

(1)

Northern Trust Investments, Inc. has contractually agreed to reimburse a portion of the operating expenses of the Portfolio (other than certain excepted expenses, i.e., acquired fund fees and expenses, the compensation paid to each Independent Trustee of the Trust, expenses of third party consultants engaged by the Board of Trustees, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, expenses in connection with the negotiation and renewal of the revolving credit facility, extraordinary expenses and interest) to the extent the “Total Annual Portfolio Operating Expenses” exceed 0.03%. This contractual limitation may not be terminated before April 1, 2017 without the approval of the Board of Trustees.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to achieve its objective by investing in a broad range of high quality, U.S. dollar-denominated government, bank and commercial obligations that are available in the money markets, including:

■	Obligations of U.S. banks (including obligations of foreign branches of such banks);

■	Obligations of foreign commercial banks;

■	Commercial paper and other obligations issued or guaranteed by U.S. and foreign corporations and other issuers;

■	Corporate bonds, notes, paper and other instruments that are of high quality;

■	Asset-backed securities and asset-backed commercial paper;

■	Securities issued or guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises and custodial receipts with respect thereto;

■	Securities issued or guaranteed by one or more foreign governments or political subdivisions, agencies or instrumentalities;

■	Repurchase agreements; and

■	Municipal securities issued or guaranteed by state or local governmental bodies.

The Portfolio is a money market fund that seeks to maintain a stable net asset value (“NAV”) of $1.00 per share.

The Securities and Exchange Commission (“SEC”) imposes strict requirements on the investment quality, maturity, diversification and liquidity of the Portfolio’s investments. Accordingly, the Portfolio’s investments must have a remaining maturity of no more than 397 days and must be high quality. The Portfolio’s investment adviser may consider, among other things, credit, interest rate and prepayment risks as well as general market conditions when deciding whether to buy or sell investments for the Portfolio.

PRINCIPAL RISKS

STABLE NAV RISK is the risk that the Portfolio will not be able to maintain an NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Portfolio, especially at a time when the Portfolio needs to sell securities to meet shareholder redemption requests, could cause the value of the Portfolio’s shares to decrease to a price less than $1.00 per share.

INTEREST RATE RISK is the risk that during periods of rising interest rates, the Portfolio’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, the Portfolio’s yield (and the market value of its securities) will tend to be higher. If interest rates rise, the Portfolio’s yield may not increase proportionately. The risks associated with increasing interest rates are heightened given that interest rates are near historic lows, but are expected to increase in the future with unpredictable effects on the markets and the Portfolio’s investments. A low interest rate environment poses additional risks to the Portfolio’s performance.

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LIQUID ASSETS PORTFOLIO

CREDIT (OR DEFAULT) RISK is the risk that the inability or unwillingness of an issuer or guarantor of a fixed-income security, or a counterparty to a repurchase or other transaction, to meet its payment or other financial obligations will adversely affect the value of the Portfolio’s investments and its yield. Changes in the credit rating of a debt security held by the Portfolio could have a similar effect.

BANKING INDUSTRY RISK is the risk that an adverse development in the banking industry (domestic or foreign) may affect the value of the Portfolio’s investments more than if the Portfolio was not invested to such a degree in the banking industry. Banks may be particularly susceptible to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal, regulatory and monetary policy and general economic cycles.

LIQUIDITY RISK is the risk that the Portfolio will not be able to pay redemption proceeds in a timely manner because of unusual market conditions, an unusually high volume of redemption requests or other reasons. Certain portfolio securities may be less liquid than others, which may make them difficult or impossible to sell at the time and the price that the Portfolio would like and the Portfolio may have to lower the price, sell other securities instead or forgo an investment opportunity. Any of these events could have a negative effect on the Portfolio’s performance.

GUARANTOR (OR CREDIT ENHANCEMENT) RISK is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution or such entity’s failure to fulfill its obligations could cause the Portfolio’s investments to decline in value. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio.

INCOME RISK is the risk that falling interest rates will cause the Portfolio’s income to decline. Income risk is generally higher for short-term debt securities.

MANAGEMENT RISK is the risk that a strategy used by the Portfolio’s investment adviser may fail to produce the intended results or that imperfections, errors or limitations in the tools and data used by the investment adviser may cause unintended results.

PREPAYMENT (OR CALL) RISK is the risk that prepayment of the underlying mortgages or other collateral of some fixed-income securities may result in a decreased rate of return and a decline in value of those securities.

DEBT EXTENSION RISK is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Portfolio will suffer from the inability to invest in higher yielding securities.

FOREIGN SECURITIES RISK is the risk that a foreign security, even if it is a U.S. dollar-denominated foreign security, could lose value as a result of political, financial and economic events in foreign countries, more or less stringent foreign securities regulations and accounting and disclosure standards or other factors. In addition, the Portfolio will be subject to the risk that an issuer of foreign sovereign debt or the government authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due.

LARGE SHAREHOLDER TRANSACTIONS RISK is the risk that the Portfolio may experience adverse effects when certain large shareholders purchase or redeem large amounts of shares of the Portfolio. Such large shareholder redemptions may cause the Portfolio to sell its securities at times it would not otherwise do so, which may negatively impact its liquidity. In addition, large redemptions could lead to an increase in the Portfolio’s expense ratio due to a smaller asset base. Large Portfolio share purchases may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

REGULATORY RISK is the risk associated with the SEC’s recently adopted changes to the rules that govern money market funds. These changes will: (1) permit (and, under certain circumstances, require) money market funds to impose a “liquidity fee” (up to 2%) or “redemption gate” that temporarily restricts redemptions from the funds, if weekly liquidity levels fall below the required regulatory threshold, and (2) require “institutional” money market funds to operate with a floating NAV rounded to the fourth decimal place. These changes, which have a compliance date of October 14, 2016, may affect the Portfolio’s investment strategies, operations and/or return potential. As of the date of this Prospectus, the Portfolio’s investment adviser is evaluating the potential impact of these changes. Shareholders will be given notice of further developments as appropriate.

CYBERSECURITY RISK is the risk of an unauthorized breach and access to fund assets, customer data (including private shareholder information), or proprietary information, or the risk of an incident occurring that causes the Portfolio, the investment adviser, custodian, transfer agent, distributor and other service providers and financial intermediaries to suffer data breaches, data corruption or lose operational functionality. Successful cyber-attacks or other cyber-failures or events affecting the Portfolio or its service providers may adversely impact the Portfolio or its shareholders.

LIQUID ASSETS PORTFOLIO	4	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

MARKET RISK is the risk that general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates, lack of liquidity in the bond markets or adverse investor sentiment could cause the value of your investment in the Portfolio, or its yield, to decline.

MARKET EVENTS RISK relates to the increased volatility, depressed valuations, decreased liquidity and heightened uncertainty in the financial markets during the past several years. These conditions may continue, recur, worsen or spread. The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The U.S. government and the Federal Reserve have recently reduced market support activities. Further reduction, including interest rate increases, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Portfolio invests. Policy and legislative changes in the United States and in other countries may also continue to contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

MANAGEMENT

INVESTMENT ADVISER. Northern Trust Investments, Inc., a subsidiary of Northern Trust Corporation, serves as the investment adviser of the Portfolio. The Northern Trust Company, an affiliate of Northern Trust Investments, Inc., serves as transfer agent, custodian and sub-administrator to the Portfolio.

PURCHASE AND SALE OF PORTFOLIO SHARES

Shares of the Portfolio are offered by Northern Institutional Funds (the “Trust”) on a private placement basis in accordance with Regulation D under the Securities Act of 1933 exclusively to securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated entities.

You may purchase Portfolio shares through your custody account at Northern Trust (or an affiliate). There is generally no minimum for initial or subsequent investments.

On any business day, you may sell (redeem) Portfolio shares through your custody account by contacting your Northern Trust account representative.

TAX INFORMATION

The Portfolio’s distributions are generally taxable to you as ordinary income, capital gains, or a combination of the two, unless you are investing through a tax-exempt or tax-deferred arrangement, such as a 401(k) plan or an individual retirement account. Distributions may be taxable upon withdrawal from tax-deferred accounts.

PAYMENTS TO OTHER FINANCIAL INTERMEDIARIES

If you purchase the Portfolio through a financial intermediary (such as a bank), the Portfolio and its related companies may pay the intermediary for the sale of Portfolio shares and related services. These payments may create a conflict of interest by influencing the intermediary to recommend the Portfolio over another investment. Ask your financial intermediary or visit its web site for more information.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	5	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

INVESTMENT ADVISER

This Prospectus describes one money market portfolio (the “Portfolio”), which is offered by Northern Institutional Funds (the “Trust”) exclusively to the securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated entities.

Northern Trust Investments, Inc. (“NTI” or the “Investment Adviser”), a subsidiary of Northern Trust Corporation, serves as the Investment Adviser of the Portfolio. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603.

NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.

Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended.

As of December 31, 2015, Northern Trust Corporation, through its affiliates, had assets under custody of $6.1 trillion, and assets under investment management of $875.3 billion.

Under the Management Agreement with the Trust, the Investment Adviser, subject to the general supervision of the Trust’s Board of Trustees, is responsible for making investment decisions for the Portfolio and for placing purchase and sale orders for portfolio securities, as well as for providing administration services to the Portfolio.

LIQUID ASSETS PORTFOLIO	6	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

MANAGEMENT FEES

As compensation for advisory and administration services and the assumption of related expenses, NTI is entitled to a management fee, computed daily and payable monthly, at the annual rate set forth in the table below (expressed as a percentage of the Portfolio’s average daily net assets). The table also reflects the management fees paid by the Portfolio for the fiscal year ended November 30, 2015 (expressed as a percentage of the Portfolio’s average daily net assets).

NTI has contractually agreed to reimburse a portion of the operating expenses of the Portfolio (other than certain fees and expenses shown in the table under the caption “Fees and Expenses of the Portfolio” in the Portfolio’s Portfolio Summary) so that “Total Annual Portfolio Operating Expenses After Expense Reimbursement” do not exceed the amount shown in the table under the caption “Fees and Expenses of the Portfolio” in the Portfolio Summary. The contractual expense reimbursement arrangement is expected to continue until at least April 1, 2017. The expense reimbursement arrangement will continue automatically for periods of one year (each such one-year period, a “Renewal Year”). The arrangement may be terminated, as to any succeeding Renewal Year, by NTI or the Portfolio upon 60 days’ written notice prior to the end of the current Renewal Year. The Board of Trustees may terminate the arrangement at any time with respect to the Portfolio if it determines that it is in the best interest of the Portfolio and its shareholders.

NTI may reimburse additional expenses or waive all or a portion of the management fees of the Portfolio from time to time, including to avoid a negative yield. Any such additional expense reimbursement or waiver would be voluntary and could be implemented, increased or decreased, or discontinued at any time. There is no guarantee that the Portfolio will be able to avoid a negative yield.

A discussion regarding the Board of Trustees’ basis for its most recent approval of the Portfolio’s Management Agreement is available in the Portfolio’s semi-annual report to shareholders for the six-month period ended May 31, 2015.

	Contractual Management Fee Rate	Management Fees Paid for Fiscal Year Ended 11/30/15
LIQUID ASSETS PORTFOLIO	0.10%	0.10%

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	7	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

OTHER PORTFOLIO SERVICES

The Northern Trust Company (“TNTC,” together with NTI, referred to as “Northern Trust”) serves as Transfer Agent and Custodian for the Portfolio. The Transfer Agent performs various shareholder servicing functions, and any shareholder inquiries should be directed to it. TNTC also performs certain administrative services for the Portfolio pursuant to a sub-administration agreement with NTI. NTI pays TNTC for its sub-administration services out of its management fees and TNTC’s fees do not represent additional expenses to the Portfolio.

TNTC, as Transfer Agent, is entitled to transfer agent fees of 0.015% of the average daily net assets of the Portfolio. TNTC, as Custodian, receives an amount based on a pre-determined schedule of charges approved by the Board of Trustees. TNTC, NTI and other Northern Trust affiliates may provide other services to the Portfolio and receive compensation for such services if consistent with the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules, exemptive orders and no-action letters issued by the SEC thereunder. Unless required, investors in the Portfolio may or may not receive specific notice of such additional services and fees.

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LIQUID ASSETS PORTFOLIO

PURCHASING AND SELLING SHARES

Shares of the Portfolio are not registered under the 1933 Act or any of the securities laws of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares may, however, be redeemed from the Trust as described below under “Purchasing and Selling Shares—Selling Shares.”

Shares of the Portfolio are sold without a sales load or redemption fee. Assets of the Portfolio are not subject to a Rule 12b-1 fee. Except as provided under “Account Policies and Other Information—In-Kind Purchases and Redemptions” on page 10, redemptions will be paid in cash.

INVESTORS

Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to securities lending customers of TNTC and other affiliated entities, all of whom qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include certain banks, broker-dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts (“Institutions”) investing cash collateral securing securities loans.

TNTC and its affiliates have established a securities lending program for their institutional customers. Each customer that participates in this securities lending program as a lender enters into a securities lending authorization agreement with TNTC or an affiliate. Cash collateral related to securities lending customers of TNTC and other affiliated entities, may be invested in shares of the Portfolio through custody accounts at Northern Trust or an affiliate. Counterparties to such transactions may post cash collateral in connection with such transactions which TNTC or its affiliate is authorized to invest in a variety of instruments, including the Portfolio.

PURCHASING SHARES

You may purchase shares of the Portfolio through your custody account at Northern Trust (or an affiliate).

OPENING AN ACCOUNT

SECURITIES LENDING CUSTOMERS. Securities lending customers should contact their Northern Trust account representative who can assist with all phases of the investment.

SELLING SHARES

SECURITIES LENDING CUSTOMERS. Securities lending customers should contact their Northern Trust account representative who can assist with all phases of the investment.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	9	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

ACCOUNT POLICIES AND OTHER INFORMATION

PURCHASE AND REDEMPTION MINIMUMS. There is generally no minimum for initial or subsequent purchases or redemptions.

CALCULATING SHARE PRICE. The Trust issues shares and redeems shares at NAV. The NAV for a share of the Portfolio is calculated by dividing the value of the Portfolio’s net assets by the number of outstanding shares of the Portfolio. The NAV for the Portfolio is calculated on each Business Day as of 3:00 p.m. Central time. Portfolio shares may be priced on days when the New York Stock Exchange (the “Exchange”) is closed if the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the bond markets remain open for all or part of the day. The NAV used in determining the price of your shares is the one calculated after your purchase or redemption order is received in good order as described below.

The Portfolio seeks to maintain an NAV of $1.00 per share by valuing the obligations held by it at amortized cost in accordance with SEC regulations. Amortized cost will normally approximate fair value.

TIMING OF PURCHASE REQUESTS. Purchase requests received in good order and accepted by the Transfer Agent on any Business Day by 3:00 p.m. Central time will be executed the day they are received by the Transfer Agent, at that day’s closing share price for the Portfolio, provided that payment in federal or other immediately available funds is received by the close of the same Business Day in a custody account maintained with Northern Trust or an affiliate.

Purchase requests received in good order by the Transfer Agent on a non-Business Day or after the deadlines described above on a Business Day will be executed on the next Business Day, at that day’s closing share price for the Portfolio, provided that payment is made as noted above.

IN-KIND PURCHASES AND REDEMPTIONS. The Trust reserves the right to accept payment for shares in the form of securities that are permissible investments for the Portfolio. The Trust also reserves the right to pay redemptions by a distribution “in-kind” of securities (instead of cash) from the Portfolio. See the Statement of Additional Information (“SAI”) for further information about the terms of these purchases and redemptions.

MISCELLANEOUS PURCHASE INFORMATION.

■

Shares of the Portfolio are entitled to the dividends declared by the Portfolio beginning on the Business Day the purchase order is executed, provided payment in federal or other immediately available funds is received by the Transfer Agent by the time designated in “Timing of Purchase Requests” above.

■

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolio or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Portfolio. The Trust also reserves the right to change or discontinue any of its purchase procedures.

■	In certain circumstances, the Trust may advance the time by which purchase orders must be received. See “Early Closings” on page 12.

■

If the Transfer Agent cannot locate an investor for a period of time specified by appropriate state law, the investor’s account may be deemed legally abandoned and then escheated (transferred) to such state’s unclaimed property administrator in accordance with statutory requirements.

TIMING OF REDEMPTION REQUESTS. Redemption requests received in good order by the Transfer Agent on any Business Day by 3:00 p.m. Central time will be executed on the same day at that day’s closing share price for the Portfolio.

Redemption requests received in good order by the Transfer Agent on a non-Business Day or after the deadline described above on a Business Day will be executed the next Business Day at that day’s closing share price for the Portfolio.

PAYMENT OF REDEMPTION PROCEEDS. Redemption proceeds normally will be sent or credited on the next Business Day, following the Business Day on which such redemption request is received in good order by the deadline noted above, unless payment in immediately available funds on the same Business Day is requested. However, if you have recently purchased Shares with a check or through an electronic transaction, payment may be delayed as discussed below under “Miscellaneous Redemption Information.”

MISCELLANEOUS REDEMPTION INFORMATION. All redemption proceeds will be sent by check unless the Transfer Agent is directed otherwise. Redemption proceeds also may be wired or transferred. Redemptions are subject to the following restrictions:

■

The Trust reserves the right to defer crediting, sending or wiring redemption proceeds for up to 7 days (or such longer period permitted by the SEC) after receiving the redemption order if, in its judgment, an earlier payment could adversely affect the Portfolio.

■

If you are redeeming recently purchased shares by check or electronic transaction, your redemption request may not be paid until your check or electronic transaction has cleared. This may delay your payment for up to 10 days.

■	Dividends on shares are earned through and including the day prior to the day on which they are redeemed.

■	Subject to applicable law, the Trust and the Transfer Agent reserve the right to redeem shares held by any shareholder

LIQUID ASSETS PORTFOLIO	10	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

who provides incorrect or incomplete account information or when such involuntary redemptions are necessary to avoid adverse consequences to the Trust and its shareholders or the Transfer Agent.

■	The Trust may require any information from the shareholder reasonably necessary to ensure that a redemption request has been duly authorized.

■	The Trust reserves the right to change or discontinue any of its redemption procedures.

■

The Trust does not permit redemption proceeds to be sent by outgoing International ACH Transaction (“IAT”). An IAT is a payment transaction involving a financial institution’s office located outside U.S. territorial jurisdiction.

■	In certain circumstances, the Trust may advance the time by which redemption orders must be received. See “Early Closings” on page 12.

EXCESSIVE TRADING IN PORTFOLIO SHARES. The Board of Trustees of the Trust has not adopted, on behalf of the Portfolio, policies and procedures with respect to frequent purchases and redemptions of Portfolio shares in light of the nature and high quality of the Portfolio’s investments. The Portfolio reserves the right to refuse a purchase order if management of the Portfolio determines that the purchase may not be in the best interests of the Portfolio.

TELEPHONE TRANSACTIONS. All calls may be recorded or monitored. The Transfer Agent has adopted procedures in an effort to establish reasonable safeguards against fraudulent telephone transactions. If reasonable measures are taken to verify that telephone instructions are genuine, the Trust and its service providers will not be responsible for any loss resulting from fraudulent or unauthorized instructions received over the telephone. In these circumstances, shareholders will bear the risk of loss. During periods of unusual market activity, you may have trouble placing a request by telephone. In this event, consider sending your request in writing.

The proceeds of redemption orders received by telephone will be sent by check, wire or transfer according to proper instructions. All checks will be made payable to the shareholder of record and mailed only to the shareholder’s address of record.

The Trust reserves the right to refuse a telephone redemption.

ADVANCE NOTIFICATION OF LARGE TRANSACTIONS. The Trust requests that an Institution give advance notice to the Transfer Agent by 11:00 a.m. Central time if it intends to place a purchase or redemption order of $5 million or more on a Business Day.

MAKING CHANGES TO YOUR ACCOUNT INFORMATION. You may make changes to wiring instructions only in writing. You may make changes to an address of record or certain other account information in writing or by telephone. Written instructions must be accompanied by acceptable evidence of authority (if applicable). A signature guarantee also may be required from an institution participating in STAMP. Additional requirements may be imposed. In accordance with SEC regulations, the Trust and Transfer Agent may charge a shareholder reasonable costs in locating a shareholder’s current address.

SIGNATURE GUARANTEES. If a signature guarantee is required, it must be from an institution participating in STAMP, or other acceptable evidence of authority (if applicable) must be provided. Additional requirements may be imposed by the Trust. In addition to the situations described in this Prospectus, the Trust may require signature guarantees in other circumstances based on the amount of a redemption request or other factors.

BUSINESS DAY. A “Business Day” is each Monday through Friday that the Federal Reserve Bank of New York (the “New York Fed”) is open for business, except as noted below. The New York Fed is closed on the following national holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Portfolio may also close on days when the New York Fed is open but the Exchange is closed, such as Good Friday.

GOOD ORDER. A purchase or redemption request is considered to be “in good order” when all necessary information is provided and all required documents are properly completed, signed and delivered, including acceptable evidence of authority (if applicable). Additionally, a purchase order initiating the opening of an account will not be considered to be “in good order” unless the investor has provided all information required by the Trust’s “Customer Identification Program” described below.

CUSTOMER IDENTIFICATION PROGRAM. Federal law requires the Trust to obtain, verify and record identifying information, which may include the name, business street address, taxpayer identification number or other identifying information for each investor who opens or reopens an account with the Trust. Applications without this information, or without an indication that a taxpayer identification number has been applied for, may not be accepted. After acceptance, to the extent permitted by applicable law or the Trust’s customer identification program, the Trust reserves the right to: (a) place limits on account transactions until an investor’s identity is verified; (b) refuse an

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LIQUID ASSETS PORTFOLIO

investment in the Trust; or (c) involuntarily redeem an investor’s shares and close an account in the event that an investor’s identity is not verified.

The Trust and its agents will not be responsible for any loss in an investor’s account resulting from an investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares when an investor’s identity is not verified.

EARLY CLOSINGS. The Portfolio reserves the right to advance the time for accepting purchase or redemption orders for same Business Day credit when the Exchange and/or the bond market close early, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the SEC. In addition, on any Business Day when SIFMA recommends that the bond markets close early, the Portfolio reserves the right to close at or prior to the SIFMA recommended closing time. If the Portfolio does so, it will cease granting same Business Day credit for purchase and redemption orders received at the Portfolio’s closing time and credit will be given on the next Business Day. In addition, the Board of Trustees of the Portfolio also may, for any Business Day, decide to change the time as of which the Portfolio’s NAV is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the SEC.

EMERGENCY OR UNUSUAL EVENTS. In the event the Exchange does not open for business because of an emergency or unusual event, the Trust may, but is not required to, open the Portfolio for purchase and redemption transactions if the Federal Reserve wire payment system is open. To learn whether the Portfolio is open for business during an emergency situation or unusual event, please call 800-637-1380 or visit www.northerntrust.com/liquid-assets-portfolio.

PORTFOLIO HOLDINGS. The Portfolio, or its duly authorized service providers, may publicly disclose holdings of all Northern Institutional Funds in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC.

A complete schedule of the Portfolio’s holdings, current as of month-end will be available on the Trust’s web site at www.northerntrust.com/liquid-assets-portfolio no earlier than ten (10) calendar days after the end of the period. This information will remain available on the web site at least until the Portfolio files with the SEC its semiannual/annual shareholder report or quarterly portfolio holdings report that includes such period.

The Portfolio may terminate or modify this policy at any time without further notice to shareholders.

The Trust also publishes on its web site, no later than the fifth business day of each month and for a period of not less than six months, certain information regarding portfolio holdings of the Portfolio as of the last business day of the prior month. Certain portfolio information concerning the Portfolio will be provided in monthly holdings reports to the SEC on Form N-MFP. Form N-MFP will be made available to the public by the SEC 60 days after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP will be provided on the Trust’s web site.

A further description of the Trust’s Policy on Disclosure of Portfolio Holdings is available in the SAI.

SHAREHOLDER COMMUNICATIONS. Shareholders of record will be provided each year with a semiannual report showing portfolio investments and other information as of May 31 and with an annual report containing audited financial statements as of November 30. If we have received appropriate written consent, we send a single copy of all materials, including prospectuses, financial reports, proxy statements or information statements to all shareholders who share the same mailing address, even if more than one person in a household holds shares of the Portfolio.

If you do not want your mailings combined with those of other members of your household, you may opt-out at any time by contacting the Northern Institutional Funds Center by telephone at 800-637-1380 or by mail at Northern Institutional Funds, P.O. Box 75986, Chicago, Illinois 60675-5986. You also may send an e-mail to northern-funds@ntrs.com. The Portfolio will begin sending individual copies to you within 30 days after receipt of your opt-out notice.

The Trust may reproduce this Prospectus in electronic format that may be available on the Internet. If you have received this Prospectus in electronic format you, or your representative, may contact the Transfer Agent for a free paper copy of this Prospectus by writing to the Northern Institutional Funds Center at P.O. Box 75986, Chicago, Illinois 60675-5986, calling 800-637-1380 or by sending an e-mail to: northern-funds@ntrs.com.

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LIQUID ASSETS PORTFOLIO

DISTRIBUTIONS AND TAX CONSIDERATIONS

DISTRIBUTIONS

Dividends from net income are declared daily and paid monthly by the Portfolio to its shareholders. Net income includes the interest accrued on the Portfolio’s assets less estimated expenses. The Portfolio’s net realized short-term capital gains, if any, are distributed at least annually. The Portfolio does not expect to realize net long-term capital gains. Dividends are paid in cash monthly.

TAX CONSIDERATIONS

The following is a summary of certain tax considerations that may be relevant to a shareholder in the Portfolio. The discussions of the federal tax consequences in this Prospectus and the SAI are based on the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations issued under it, and court decisions and administrative interpretations, as in effect on the date of this Prospectus. Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive. Except where otherwise indicated, the discussion relates to shareholders who are individual U.S. citizens or residents and is based on current tax law. You should consult your tax professional for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

DISTRIBUTIONS. The Portfolio intends to qualify as a regulated investment company for federal income tax purposes and to distribute to shareholders substantially all of its net investment income each year. Except as otherwise noted below, you will generally be subject to federal income tax at ordinary rates on the Portfolio’s distributions to you, regardless of whether they are paid in cash or reinvested in Portfolio shares. U.S. individuals with “modified adjusted gross income” exceeding $200,000 ($250,000 if married and filing jointly) and trusts and estates with income above certain thresholds are subject to the Medicare contribution tax on their “net investment income,” which includes non-exempt interest, dividends and capital gains at a rate of 3.8%.

The Portfolio generally will be invested in debt instruments and not in shares of stock on which dividend income will be received. As a result, the Portfolio does not expect to pay dividends that are eligible for the reduced tax rate on corporate dividends or that will qualify for the dividends-received deduction for corporations.

IRAS AND OTHER TAX-QUALIFIED PLANS. One major exception to the preceding tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable unless shares are acquired with borrowed funds.

BACKUP WITHHOLDING. The Trust will be required in certain cases to withhold and remit to the U.S. Treasury 28% of the dividends and gross sales proceeds paid to any shareholder (i) who had provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of taxable interest or dividend income properly, or (iii) who has failed to certify to the Trust, when required to do so, that he or she is not subject to backup withholding or that he or she is an “exempt recipient.”

U.S. TAX TREATMENT OF FOREIGN SHAREHOLDERS. Portfolio distributions attributable to Portfolio income such as interest will generally be subject to a 30% withholding tax when paid to foreign shareholders. The withholding tax may, however be reduced (and in some cases eliminated) under an applicable tax treaty between the United States and a shareholder’s country of residence or incorporation, provided that the shareholder furnishes the Portfolio with a properly completed Form W-8BEN or W-8BEN-E, as applicable, to establish entitlement for these treaty benefits. Dividends reported as short term capital gain dividends or interest-related dividends are not subject to U.S. withholding tax. The exemption may not apply, however, if the recipient’s investment in the Portfolio is connected to a trade or business of the recipient in the United States or if the recipient is present in the United States for 183 days or more in a year and certain other conditions are met. However, dividends reported as exempt-interest dividends are generally not subject to U.S. withholding tax. In addition, the Portfolio is required to withhold 30% tax on payments to foreign entities that do not meet specified information reporting requirements under the Foreign Account Tax Compliance Act.

All foreign investors should consult their own tax professionals regarding the tax consequences in their country of residence of an investment in the Portfolio.

STATE AND LOCAL TAXES. You may also be subject to state and local taxes on income and gain attributable to your ownership of Portfolio shares. State income taxes may not apply, however, to the portions of the Portfolio’s distributions, if any, that are attributable to interest earned by the Portfolio on U.S. government securities. You should consult your tax advisor regarding the tax status of distributions in your state and locality.

CONSULT YOUR TAX PROFESSIONAL. Your investment in the Portfolio could have additional tax consequences. You should consult your tax professional for information regarding all tax consequences applicable to your investments in the Portfolio. More tax information relating to the Portfolio is also provided in the SAI. This short summary is not intended as a substitute for careful tax planning.

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LIQUID ASSETS PORTFOLIO

SECURITIES, TECHNIQUES AND RISKS

ADDITIONAL INFORMATION ON INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

All investments carry some degree of risk that will affect the value of the Portfolio, its yield and investment performance and the price of its shares. An investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the FDIC, any other government agency or Northern Trust. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio. This section takes a closer look at some of the Portfolio’s principal investment strategies and related risks.

The Portfolio seeks to maintain a stable NAV of $1.00 per share. Consistent with this policy, the Portfolio:

■	Limits its dollar-weighted average portfolio maturity to 60 days or less;

■

Limits its dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) to 120 days or less;

■	Buys securities with remaining maturities of 397 days or less (except for certain variable and floating rate instruments and securities collateralizing repurchase agreements); and

■	Invests only in U.S. dollar-denominated securities that represent minimal credit risks.

SEC regulations require the Portfolio to limit its dollar-weighted average portfolio maturity to 60 days or less, and its dollar-weighted average portfolio life to 120 days or less. The Portfolio also is required to comply with SEC requirements with respect to the liquidity of the Portfolio’s investments. Specifically, the Portfolio is required to hold at least 10% of its total assets in “daily liquid assets” and at least 30% of its total assets in “weekly liquid assets.” For these purposes, daily and weekly liquid assets are calculated as of the end of each business day. Daily liquid assets include: cash; direct obligations of the U.S. government; securities that will mature or are subject to a demand feature that is exercisable and payable within one business day; and amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. Weekly liquid assets include: cash; direct obligations of the U.S. government; certain U.S. government agency discount notes without provision for the payment of interest with remaining maturities of 60 days or less; securities that will mature or are subject to a demand feature that is exercisable and payable within five business days; and amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

In addition, the Portfolio limits its investments to “Eligible Securities” as defined by the SEC. Eligible Securities include, generally, securities that either (a) have short-term debt ratings at the time of purchase in the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”) or (b) are issued or guaranteed by, or otherwise allow the Portfolio to demand payment from, an issuer with those ratings. Securities that are unrated (including securities of issuers that have long-term but not short-term ratings) may be deemed to be Eligible Securities if they are determined to be of comparable quality by the Investment Adviser under the direction of the Board of Trustees. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, the Portfolio may continue to hold the issue if the Investment Adviser believes it is in the best interest of the Portfolio and its shareholders. Securities that are in the highest short-term rating category (and comparable unrated securities) are called “First Tier Securities.” Under normal circumstances, the Portfolio intends to limit purchases of securities to First Tier Securities. Securities in which the Portfolio may invest may not earn as high a level of income as long-term or lower quality securities, which generally have greater market risk and more fluctuation in market value.

In accordance with current SEC regulations, the Portfolio generally will not invest more than: (1) 5% of the value of its total assets at the time of purchase in the securities of any single issuer (and effective April 14, 2016, certain affiliates of that issuer); and (2) 10% of the value of its total assets at the time of purchase in the securities subject to demand features or guarantees of any single institution. The Portfolio may, however, invest up to 25% of its total assets in the securities of a single issuer for up to three Business Days. These limitations do not apply to cash, certain repurchase agreements, U.S. government securities or securities of other investment companies that are money market funds. In addition, securities subject to demand features and guarantees and securities that are not First Tier Securities as defined by the SEC are subject to different diversification requirements as described in the SAI.

Stable NAV risk is the risk that the Portfolio will not be able to maintain an NAV per share of $1.00 at all times. A significant enough market disruption or drop in market prices of securities held by the Portfolio, especially at a time when the Portfolio needs to sell securities to meet shareholder redemption requests, could cause the value of the Portfolio’s shares to decrease to a price less than $1.00 per share. The U.S. government has taken numerous steps to alleviate these market concerns, including without limitation, acquiring ownership interests in distressed institutions. However, there is no assurance that such actions will be successful. Continuing market problems and government intervention in the economy may adversely affect the Portfolio.

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LIQUID ASSETS PORTFOLIO

INVESTMENT OBJECTIVE. The investment objective of the Portfolio may be changed by the Trust’s Board of Trustees without shareholder approval. Shareholders will, however, be notified of any changes. Any such change may result in the Portfolio having an investment objective different from the objective that the shareholder considered appropriate at the time of investment in the Portfolio.

During extraordinary market conditions and interest rate environments, all or any portion of the Portfolio’s assets may be uninvested and will therefore not generate income. The Portfolio may not achieve its investment objective during this time.

ASSET-BACKED SECURITIES. Asset-backed securities are sponsored by entities such as government agencies, banks, financial companies and commercial or industrial companies. Asset-backed securities represent participations in, or are secured by and payable from, pools of assets such as mortgages, motor vehicle installment sale contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (credit card) agreements, municipal securities and other financial assets.

Such asset pools are securitized through the use of privately-formed trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pooled insurance policy issued by a financial institution, or by other credit enhancements.

INVESTMENT STRATEGY. The Portfolio may purchase various types of asset-backed securities that are “Eligible Securities” as defined by the SEC.

SPECIAL RISKS. In addition to credit and market risk, asset-backed securities may involve prepayment risk because the underlying assets (loans) may be prepaid at any time. Prepayment (or call) risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio (such as an asset-backed security) sooner than expected. This may happen during a period of falling interest rates. Accordingly, the Portfolio’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the originator, the service agent, the financial institution providing the credit support, or the counterparty. Credit supports generally apply only to a fraction of a security’s value. Like other fixed-income securities, when interest rates rise, the value of an asset-backed security generally will decline. However, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities. In addition, non-mortgage asset-backed securities involve certain risks not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws. Automobile receivables are subject to the risk that the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing the receivables. If the issuer of the security has no security interest in the related collateral, there is the risk that the Portfolio could lose money if the issuer defaults. As a result of the economic recession that commenced in the United States in 2008, there is a heightened risk that the receivables and loans underlying the asset-backed securities purchased by the Portfolio may suffer greater levels of default than were historically experienced. In addition to prepayment risk, investments in mortgage-backed securities comprised of subprime mortgages and investments in other asset-backed securities of underperforming assets may be subject to a higher degree of credit risk, valuation risk, and liquidity risk.

BANKING INDUSTRY RISK. An adverse development in the banking industry (domestic or foreign) may affect the value of the Portfolio’s investments more than if the Portfolio was not invested to such a degree in the banking industry. The Portfolio may invest a significant portion of its total assets in bank obligations. Banks depend upon being able to obtain funds at reasonable costs and upon liquidity in the capital and credit markets to finance their lending and other operations. This may make them particularly susceptible to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles. For example, deteriorating economic and business conditions can disproportionately impact companies in the banking industry due to increased defaults on payments by borrowers.

Moreover, political and regulatory changes can affect the operations and financial results of companies in the banking industry, potentially imposing additional costs and expenses or restricting the types of business activities of these companies. For example, regulators may limit the loans banks make and the interest rates and fees they charge, which may reduce bank profitability.

The recent global financial crisis has severely affected many banks. Failure by borrowers to repay bank loans adversely affected many banks’ financial situations. Banks have been particularly hard hit by problems in the real estate industry including defaults by borrowers and litigation relating to

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LIQUID ASSETS PORTFOLIO

mortgage banking practices. Other bank activities such as investments in derivatives and foreign exchange practices also have caused losses. Governmental entities have in the past provided support to certain financial institutions, but there is no assurance they will continue to do so.

CREDIT FACILITY AND BORROWING. The Trust, and affiliated funds of Northern Funds (each a “Fund”, and together the “Funds”) have jointly entered into a revolving credit facility (the “Credit Facility”) with a syndicate of banks led by Citibank, N.A. whereby the Portfolio, the other portfolios in the Trust, and the Funds may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. Pursuant to the Credit Facility, the participating portfolios and Funds may borrow up to an aggregate commitment amount of $250 million (the “Commitment Limit”) at any time outstanding, subject to asset coverage and other limitations as specified in the Credit Facility and under the 1940 Act. The Portfolio may borrow up to the maximum amount allowable under its current prospectus and SAI, subject to various other legal, regulatory or contractual limits, including the asset coverage limits in the Credit Facility. Borrowing results in interest expense and other fees and expenses for the Portfolio that may impact the Portfolio’s expenses, including any net expense ratios. The costs of borrowing may reduce the Portfolio’s yield. If the Portfolio borrows pursuant to the Credit Facility, it is charged interest at a variable rate. The Portfolio also pays a commitment fee equal to its pro rata share of the amount of the Credit Facility. The availability of funds under the Credit Facility can be affected by other participating portfolio’s or Funds’ borrowings under the Credit Facility. As such, the Portfolio may be unable to borrow (or borrow further) under the Credit Facility if the Commitment Limit has been reached.

CREDIT (OR DEFAULT) RISK is the risk that an issuer of fixed-income securities held by the Portfolio may default on its obligation to pay interest and repay principal. Generally, the lower the credit rating of a security, the greater the risk that the issuer of the security will default on its obligation. High quality securities are generally believed to have relatively low degrees of credit risk. The Portfolio intends to enter into financial transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Investment Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Portfolio focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties.

CUSTODIAL RECEIPTS FOR TREASURY SECURITIES. Custodial receipts are participations in trusts that hold U.S. Treasury securities and are sold under such names as TIGRs (Treasury Income Growth Receipts) and CATS (Certificates of Accrual on Treasury Securities). Like other stripped obligations, they entitle the holder to future interest payments or principal payments on the U.S. Treasury securities.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may invest a portion of its assets in custodial receipts.

SPECIAL RISKS. Like other stripped securities (which are described below), stripped custodial receipts may be subject to greater price volatility than ordinary debt obligations because of the way in which their principal and interest are returned to investors.

CYBERSECURITY RISK. With the increased use of the Internet and because information technology (“IT”) systems and digital data underlie most of the Portfolio’s operations, the Portfolio and its investment adviser, custodian, transfer agent, distributor and other service providers and the financial intermediaries of each (collectively “Service Providers”) are exposed to the risk that their operations and data may be compromised as a result of internal and external cyber-failures, breaches or attacks (“Cyber Risk”). This could occur as a result of malicious or criminal cyber-attacks. Cyber-attacks include actions taken to: (i) steal or corrupt data maintained online or digitally, (ii) gain unauthorized access to or release confidential information, (iii) shut down a Portfolio or Service Provider web site through denial-of-service attacks, or (iv) otherwise disrupt normal business operations. However, events arising from human error, faulty or inadequately implemented policies and procedures or other systems failures unrelated to any external cyber-threat may have effects similar to those caused by deliberate cyber-attacks.

Successful cyber-attacks or other cyber-failures or events affecting the Portfolio or its Service Providers may adversely impact the Portfolio or its shareholders. For instance, such attacks, failures or other events may interfere with the processing of shareholder transactions, impact the Portfolio’s ability to calculate its NAV, cause the release of private shareholder information or confidential Portfolio information, impede trading, or cause reputational damage. Such attacks, failures or other events could also subject the Portfolio or its Service Providers to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. Insurance protection and contractual indemnification provisions may be insufficient to cover these losses. The Portfolio or its Service Providers may also incur significant costs to manage and control Cyber Risk. While the Portfolio and its Service Providers have established IT and data security programs and have in place business continuity plans and other systems designed to prevent losses and mitigate Cyber Risk, there are inherent limitations in such

LIQUID ASSETS PORTFOLIO	16	NORTHERN INSTITUTIONAL FUNDS PROSPECTUS

LIQUID ASSETS PORTFOLIO

plans and systems, including the possibility that certain risks have not been identified or that cyber-attacks may be highly sophisticated.

Cyber Risks are also present for issuers of securities or other instruments in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio’s investment in such issuers to lose value.

FOREIGN INVESTMENTS. The Portfolio may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities, foreign commercial banks and foreign branches of U.S. banks. The Portfolio also may invest in U.S. dollar-denominated commercial paper and other obligations of foreign issuers. Foreign government obligations may include debt obligations of supranational entities, including international organizations (such as The International Bank for Reconstruction and Development (also known as the World Bank)) and international banking institutions and related government agencies.

INVESTMENT STRATEGY. Under normal market conditions, investments by the Portfolio in foreign issuer obligations will not exceed 50% of the Portfolio’s total assets measured at the time of purchase.

SPECIAL RISKS. Foreign securities involve special risks and costs, which are considered by the Investment Adviser in evaluating the creditworthiness of issuers and making investment decisions for the Portfolio. Foreign securities fluctuate in price because of political, financial, social and economic events in foreign countries. A foreign security could also lose value because of more or less stringent foreign securities regulations and less stringent accounting and disclosure standards. In addition, foreign markets may have greater volatility than domestic markets and foreign securities may be less liquid and harder to value than domestic securities. Foreign securities, and in particular foreign debt securities, are sensitive to changes in interest rates. In addition, investment in the securities of foreign governments involves the risk that foreign governments may default on their obligations or may otherwise not respect the integrity of their debt.

Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments also may involve risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks may be subject to less stringent reserve requirements and to different accounting, auditing and recordkeeping requirements.

GUARANTOR (OR CREDIT ENHANCEMENT) RISK is the risk that changes in credit quality of a U.S. or foreign bank, insurance company or other financial institution or such entity’s failure to fulfill its obligations could cause the Portfolio’s investments in securities backed by guarantees, letters of credit, insurance or other credit enhancements issued by such bank or institution to decline in value. Guarantees, letters of credit, insurance or other credit enhancements do not protect the Portfolio or its shareholders from losses caused by declines in a security’s market value. In addition, having multiple securities’ credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio.

INSURANCE FUNDING AGREEMENTS. An insurance funding agreement (“IFA”) is an agreement that requires the Portfolio to make cash contributions to a deposit fund of an insurance company’s general account. The insurance company then credits interest to the Portfolio for a set time period.

INVESTMENT STRATEGY. The Portfolio may invest in IFAs issued by insurance companies that meet quality and credit standards established by the Investment Adviser.

SPECIAL RISKS. IFAs are not insured by a government agency—they are backed only by the insurance company that issues them. As a result, they are subject to default risk of the non-governmental issuer. In addition, the transfer of IFAs may be restricted and an active secondary market in IFAs currently does not exist. This means that it may be difficult or impossible to sell an IFA at an appropriate price.

INTEREST RATES. The Portfolio’s yield will vary with changes in interest rates. In a rising interest rate environment, the Portfolio’s yield may not rise as quickly as the yields of certain other short-term investments. Investments held by the Portfolio with longer maturities will tend to be more sensitive to interest rate changes than investments with shorter maturities. If interest rates rise, the Portfolio’s yield may not increase proportionately. The risks associated with increasing interest rates are heightened given that interest rates are near historic lows, but are expected to increase in the future with unpredictable effects on the markets and the Portfolio’s investments. A low interest rate environment poses additional risks to the Portfolio’s performance.

NORTHERN INSTITUTIONAL FUNDS PROSPECTUS	17	LIQUID ASSETS PORTFOLIO

LIQUID ASSETS PORTFOLIO

INTERFUND BORROWING AND LENDING. The SEC has granted an exemption permitting the Portfolio to participate in an interfund borrowing and lending program. This interfund borrowing and lending program allows the Portfolio to borrow money from other portfolios in the Trust and other affiliated funds of Northern Funds (each a “Fund”, and together the “Funds”) and to lend money to other portfolios in the Trust, for temporary or emergency purposes. Northern Trust Investments, Inc. is the Investment Adviser to the Portfolio and the investment adviser to the Funds. The interfund borrowing and lending program is subject to a number of conditions, including, among other things, the requirements that (1) the Portfolio may not borrow or lend money through the program unless it receives a more favorable interest rate than is available from a bank loan rate or investment yield rate, respectively; (2) loans will be secured on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral; (3) loans will have a maturity no longer than that of any outstanding bank loan (and in any event not over seven days); (4) if an event of default occurs under any agreement evidencing an outstanding bank loan to the Portfolio, the event of default will automatically (without need for action or notice by the lending portfolio or Fund) constitute an immediate event of default under the Interfund Lending Agreement entitling the lending portfolio or Fund to call the interfund loan (and exercise all rights with respect to any collateral) and that such call will be made if the bank exercises its right to call its loan under its agreement with the Portfolio; (5) the Portfolio may not borrow money if the loan would cause its outstanding borrowings from all sources to exceed 10% of its net assets at the time of the loan, except that the Portfolio may borrow up to 33 1/3% of its total assets through the program or from other sources if each interfund loan is secured by the pledge of segregated collateral with a market value of at least 102% of the outstanding principal value of the loan; (6) the Portfolio may not loan money if the loan would cause its aggregate outstanding loans through the program to exceed 15% of its net assets at the time of the loan; (7) the Portfolio’s interfund loans to any one portfolio shall not exceed 5% of the Portfolio’s net assets; and (8) the Portfolio’s borrowings through the program will not exceed the greater of 125% of the Portfolio’s total net cash redemptions or 102% of the Portfolio’s sales fails (when the sale of securities “fails,” due to circumstances beyond the Portfolio’s control) for the preceding seven calendar days as measured at the time of the loan. In addition, the Portfolio may participate in the interfund borrowing and lending program only if and to the extent that such participation is consistent with the Portfolio’s investment objective and policies. The Board of Trustees of the Trust is responsible for overseeing the interfund borrowing and lending program. A delay in repayment to the lending Portfolio could result in a lost investment opportunity or additional lending costs.

LARGE SHAREHOLDER TRANSACTIONS RISK. The Portfolio may experience adverse effects when certain large shareholders purchase or redeem large amounts of shares of the Portfolio. Such large shareholder redemptions may cause the Portfolio to sell its securities at times when it would not otherwise do so, which may negatively impact the Portfolio’s liquidity. In addition, a large redemption could result in the Portfolio’s current expenses being allocated over a smaller asset base, leading to an increase in the Portfolio’s expense ratio. Similarly, large share purchases may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

LIQUIDITY RISK is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests or other reasons. Certain portfolio securities may be less liquid than others, which may make them difficult or impossible to sell at the time and the price that the Portfolio would like or difficult to value. The Portfolio may have to lower the price, sell other securities instead or forgo an investment opportunity. Any of these events could have a negative effect on portfolio management or performance. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed income securities. The potential for liquidity risk may be magnified by a rising interest rate environment or other circumstances where investor redemptions from money market and other fixed income mutual funds may be higher than normal, potentially causing increased supply in the market due to selling activity.

MARKET EVENTS RISK. In the past several years financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread.

The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, have taken steps to support financial markets, including by keeping interest rates at historically low levels. This and other government intervention may not work as intended, particularly if the efforts are perceived by investors as being unlikely to achieve the desired results. The Federal Reserve recently has reduced its market support activities. Further reduction or withdrawal of Federal Reserve or other U.S. or non-U.S. governmental or central bank support, including interest rate increases, could negatively

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LIQUID ASSETS PORTFOLIO

affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which a Portfolio invests.

Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.

Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not a Portfolio directly invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of a Portfolio’s investments may be negatively affected.

MUNICIPAL AND RELATED INSTRUMENTS. Municipal instruments include debt obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies, authorities and instrumentalities.

Municipal instruments include both “general” and “revenue” bonds and may be issued to obtain funds for various public purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities. In some cases, revenue bonds also are payable from the proceeds of a special excise or other specific revenue source such as lease payments from the user of a facility being financed. Some municipal instruments, known as private activity bonds, are issued to finance projects for private companies. Private activity bonds are usually revenue obligations since they typically are payable by the private user of the facilities financed by the bonds.

Municipal instruments also include “moral obligation” bonds, municipal leases, certificates of participation and asset-backed securities such as custodial receipts. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or municipality. Municipal leases and participation certificates present the risk that the state or municipality involved will not appropriate the monies to meet scheduled payments on an annual basis. Custodial receipts represent interests in municipal instruments held by a trustee or custodian.

INVESTMENT STRATEGY. The Portfolio may invest from time to time in municipal instruments or other securities issued by state and local governmental bodies. Generally, this will occur when the yield of municipal instruments, on a pre-tax basis, is comparable to that of other permitted short-term taxable investments. Dividends paid by the Portfolio on such investments will be taxable to shareholders.

SPECIAL RISKS. Municipal instruments may be backed by letters of credit, insurance or other forms of credit enhancement issued by foreign and domestic banks, insurance companies and other financial institutions. If the credit quality of these banks and financial institutions declines, the Portfolio could suffer a loss to the extent that the Portfolio is relying upon this credit support. Foreign institutions can present special risks relating to higher transaction and custody costs, the imposition of additional taxes by foreign governments, less complete financial information, less market liquidity, more market volatility and political instability. Foreign banks, insurance companies and financial institutions may be subject to less stringent reserve requirements, and to different accounting, auditing and recordkeeping requirements than U.S. banks.

In addition, a single enhancement provider may provide credit enhancement to more than one of the Portfolio’s investments. Having multiple securities credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio. Bond insurers that provide credit enhancement for large segments of the fixed-income markets, particularly the municipal bond market, may be more susceptible to being downgraded or defaulting during recessions or similar periods of economic stress. Municipal bonds may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond’s insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insurance does not protect the Portfolio or its shareholders from losses caused by declines in a bond’s market value.

Also, an insurance company’s exposure to securities involving subprime mortgages may cause a municipal bond insurer’s rating to be downgraded or may cause the bond insurer to become insolvent, which may affect the prices and liquidity of municipal obligations insured by the insurance company.

REGULATORY RISK is the risk associated with the SEC’s recently adopted changes to the rules that govern money market funds. These changes will: (1) permit (and, under certain circumstances, require) money market funds to impose a “liquidity fee” (up to 2%) or “redemption gate” that temporarily restricts redemptions from the funds, if weekly liquidity levels fall below the required regulatory threshold, and (2) require “institutional” money market funds to operate with a floating NAV rounded to the fourth decimal place. “Government money market funds,” which are money market funds that invest in cash, U.S. government securities, and/or

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LIQUID ASSETS PORTFOLIO

repurchase agreements that are collateralized fully, are exempt from these requirements.

These changes, which have a compliance date of October 14, 2016, may affect the Portfolio’s investment strategies, performance, yield and expenses. As of the date of this Prospectus, the Portfolio’s Investment Adviser is evaluating the potential impact of these changes. Shareholders will be given notice of further developments as appropriate.

REPURCHASE AGREEMENTS. Repurchase agreements involve the purchase of securities by the Portfolio subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and principal investment strategies, the Portfolio may enter into repurchase agreements with domestic and foreign financial institutions such as banks and broker-dealers that are deemed to be creditworthy by the Investment Adviser. Although the securities subject to a repurchase agreement may have maturities exceeding one year, settlement of the agreement will never occur more than one year after the Portfolio acquires the securities.

SPECIAL RISKS. In the event of a default, the Portfolio will suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral are less than the repurchase price and the Portfolio’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio’s interest in the collateral is unenforceable by the Portfolio. If the Portfolio enters into a repurchase agreement with a foreign financial institution, it may be subject to the same risks associated with foreign investments (see “Foreign Investments” above).

The Portfolio intends to enter into transactions with counterparties that are creditworthy at the time of the transactions. There is always the risk that the Investment Adviser’s analysis of creditworthiness is incorrect or may change due to market conditions. To the extent that the Portfolio focuses its transactions with a limited number of counterparties, it will be more susceptible to the risks associated with one or more counterparties.

With respect to collateral received in repurchase transactions or other investments, the Portfolio may have significant exposure to the financial services and mortgage markets. Such exposure, depending on market conditions, could have a negative impact on the Portfolio, including minimizing the value of any collateral.

STRIPPED SECURITIES. These securities are issued by the U.S. government (or an agency, instrumentality or a sponsored enterprise), foreign governments, banks and other issuers. They entitle the holder to receive either interest payments or principal payments that have been “stripped” from a debt obligation. These obligations include stripped mortgage-backed securities, which are derivative multi-class mortgage securities.

The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may purchase stripped securities, including securities registered in the STRIPS program.

SPECIAL RISKS. Stripped securities are very sensitive to changes in interest rates and to the rate of principal prepayments. A rapid or unexpected change in either interest rates or principal prepayments could depress the price of stripped securities held by the Portfolio and adversely affect the Portfolio’s investment performance.

TECHNOLOGY RISK. The Investment Adviser uses various technologies in managing the Portfolio, consistent with its investment objective and strategy described in this Prospectus. For example, proprietary and third-party data and systems are utilized to support decision making for the Portfolio. Data imprecision, software or other technology malfunctions, programming inaccuracies and similar circumstances may impair the performance of these systems, which may negatively impact the Portfolio.

U.S. GOVERNMENT OBLIGATIONS. These instruments include U.S. Treasury obligations, such as bills, notes and bonds, which generally differ only in terms of their interest rates, maturities and time of issuance. They also include obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities or sponsored enterprises are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by an agency, instrumentality or sponsored enterprise thereof and (b) participations in loans made to foreign governments or their agencies that are so guaranteed.

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LIQUID ASSETS PORTFOLIO

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may invest in a variety of U.S. Treasury obligations and in obligations issued or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises.

SPECIAL RISKS. Not all U.S. government obligations carry the same credit support. Although many U.S. government securities in which the Portfolio may invest are issued by entities chartered or sponsored by Acts of Congress, such as the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal Home Loan Banks, such securities are neither issued nor guaranteed by the U.S. Treasury and, therefore, are not backed by the full faith and credit of the United States. Some, such as those of the Government National Mortgage Association (“Ginnie Mae”), are supported by the full faith and credit of the U.S. Treasury. Other obligations, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; and others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations. Still others are supported only by the credit of the instrumentality or sponsored enterprise. The maximum potential liability of the issuers of some U.S. government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited.

An agency of the U.S. government has placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. It is unclear what effect this conservatorship will have on the securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, these securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).

To the extent the Portfolio invests in debt instruments or securities of non-U.S. government entities that are backed by the full faith and credit of the United States, pursuant to the FDIC Debt Guarantee Program or other similar programs, there is a possibility that the guarantee provided under the Debt Guarantee Program or other similar programs may be discontinued or modified at a later date.

VARIABLE AND FLOATING RATE INSTRUMENTS. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin tied to a specified index rate. These instruments include variable amount master demand notes and long-term variable and floating rate bonds (sometimes referred to as “Put Bonds”) where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

INVESTMENT STRATEGY. The Portfolio may invest in variable and floating rate instruments to the extent consistent with its investment objective and strategies.

SPECIAL RISKS. Variable and floating rate instruments are subject to many of the same risks as fixed rate instruments, particularly credit risk. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments. In addition, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer’s or guarantor’s creditworthiness. In addition, there may be a lag between an actual change in the underlying interest rate benchmark and the reset time for an interest payment of a variable or floating instrument, which could harm or benefit the Portfolio, depending on the interest rate environment or other circumstances. In a rising interest rate environment, for example, a floating or variable rate instrument that does not reset immediately would prevent the Portfolio from taking full advantage of rising interest rates in a timely manner.

WHEN-ISSUED SECURITIES, DELAYED DELIVERY TRANSACTIONS AND FORWARD COMMITMENTS. A purchase of “when-issued” securities refers to a transaction made conditionally because the securities, although authorized, have not yet been issued. A delayed delivery or forward commitment transaction involves a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

INVESTMENT STRATEGY. To the extent consistent with its investment objective and strategies, the Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. Although the Portfolio generally would purchase securities in these transactions with the intention of acquiring the securities, the Portfolio may dispose of such securities prior to settlement if the Investment Adviser deems it appropriate to do so.

SPECIAL RISKS. Purchasing securities on a when-issued, delayed delivery or forward commitment basis involves the risk that the value of the securities may decrease by the time they actually are issued or delivered. Conversely, selling securities in these

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LIQUID ASSETS PORTFOLIO

transactions involves the risk that the value of the securities may increase by the time they actually are issued or delivered. Therefore, these transactions may have a leveraging effect on the Portfolio, making the value of an investment in the Portfolio more volatile and increasing the Portfolio’s overall investment exposure. These transactions also involve the risk that the counterparty may fail to deliver the security or cash on the settlement date.

ADDITIONAL DESCRIPTION OF SECURITIES AND COMMON INVESTMENT TECHNIQUES

This section explores various other investment securities and techniques that the Investment Adviser may use.

BORROWINGS AND REVERSE REPURCHASE AGREEMENTS. The Portfolio may borrow money from banks and may enter into reverse repurchase agreements with banks and other financial institutions. Reverse repurchase agreements involve the sale of money market securities held by the Portfolio subject to the Portfolio’s agreement to repurchase them at a mutually agreed upon date and price (including interest).

INVESTMENT STRATEGY. The Portfolio may borrow and enter into reverse repurchase agreements in amounts not exceeding one-fourth of its total assets (including the amount borrowed). The Portfolio may enter into reverse repurchase agreements when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense.

SPECIAL RISKS. Borrowings and reverse repurchase agreements involve leveraging. If the securities held by the Portfolio decline in value while these transactions are outstanding, the NAV of the Portfolio’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risks that (a) the interest income earned by the Portfolio (from the investment of the proceeds) will be less than the interest expense of the transaction; (b) the market value of the securities sold by the Portfolio will decline below the price the Portfolio is obligated to pay to repurchase the securities; and (c) the securities may not be returned to the Portfolio.

DERIVATIVES. The Portfolio may purchase certain “derivative” instruments. A derivative is a financial instrument whose value is derived from, or based upon, the performance of underlying assets, interest rates, or other indices. Derivatives include structured securities such as collateralized mortgage obligations and other types of asset-backed securities, “stripped” securities and various floating rate instruments.

INVESTMENT STRATEGY. The Portfolio may invest in derivatives when the Investment Adviser believes the potential risks and rewards are consistent with the Portfolio’s objective, strategies and overall risk profile.

SPECIAL RISKS. Engaging in derivative transactions involves special risks, including (a) market risk that the Portfolio’s derivatives position will lose value; (b) credit risk that the counterparty to the transaction will default; (c) leveraging risk that the value of the derivative instrument will decline more than the value of the assets on which it is based; (d) illiquidity risk that the Portfolio will be unable to sell its position because of lack of market depth or disruption; (e) pricing risk that the value of a derivative instrument will be difficult to determine; and (f) operations risk that loss will occur as a result of inadequate systems or human error. Many types of derivatives have been developed recently and have not been tested over complete market cycles. For these reasons, the Portfolio may suffer a loss whether or not the analysis of the Investment Adviser is accurate.

ILLIQUID OR RESTRICTED SECURITIES. Illiquid securities include repurchase agreements and time deposits with notice/termination dates of more than seven days, certain variable amount master demand notes that cannot be called within seven days, certain insurance funding agreements (see “Insurance Funding Agreements” above), and other securities that are traded in the United States but are subject to trading restrictions because they are not registered under the Securities Act of 1933, as amended (the “1933 Act”), and both foreign and domestic securities that are not readily marketable.

INVESTMENT STRATEGY. The Portfolio may invest up to 5% of its net assets in securities that are illiquid. A domestically traded security that is not registered under the 1933 Act will not be considered illiquid if the Investment Adviser determines that an adequate trading market exists for that security. If otherwise consistent with its investment objective and strategies, the Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act but can be sold to “qualified institutional buyers” in accordance with Rule 144A under the 1933 Act (“Rule 144A Securities”). These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust’s Board of Trustees, that an adequate trading market exists.

SPECIAL RISKS. Because illiquid and restricted securities may be difficult to sell at an acceptable price, they may be subject to greater volatility and may result in a loss to the Portfolio. The practice of investing in Rule 144A Securities and commercial paper available to qualified institutional buyers could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities. Securities purchased by the Portfolio that are liquid at the time of purchase may subsequently become illiquid due

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LIQUID ASSETS PORTFOLIO

to events relating to the issuer of the securities, market events, economic conditions and/or investor perception.

INVESTMENT COMPANIES. To the extent consistent with its investment objective and strategies, the Portfolio may invest in securities issued by other affiliated or unaffiliated investment companies.

INVESTMENT STRATEGY. Investments by the Portfolio in other money market funds will be subject to the limitations of the 1940 Act and SEC orders. Although the Portfolio does not expect to do so in the foreseeable future, the Portfolio is authorized to invest substantially all of its assets in an open-end investment company or a series thereof that has substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.

SPECIAL RISKS. As a shareholder of another investment company, the Portfolio would be subject to the same risks as any other investor in that company. It would also bear a proportionate share of any fees or expenses paid by that company. These expenses would be in addition to the management fees and other expenses the Portfolio bears directly in connection with its own operations.

STRUCTURED SECURITIES. The value of such securities is determined by reference to changes in the value of specific currencies, interest rates, commodities, securities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Examples of structured securities include, but are not limited to, asset-backed commercial paper, structured notes and other debt obligations where the principal repayment at maturity is determined by the value of a specified security or securities index.

INVESTMENT STRATEGY. The Portfolio may invest in structured securities to the extent consistent with its investment objective and strategies.

SPECIAL RISKS. Structured securities present additional risk that the interest paid to the Portfolio on a structured security will be less than expected. The terms of some structured securities may provide that in certain circumstances no principal is due at maturity and, therefore, the Portfolio could suffer a total loss of its investment. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may entail a greater degree of market risk than other types of securities. Structured securities also may be more volatile, less liquid and more difficult to accurately price than less complex securities due to their derivative nature.

TEMPORARY INVESTMENTS. For capital preservation and liquidity, the Portfolio may have a greater concentration in short-term securities, including investing up to all of its assets in overnight securities, which may result in a reduction of the Portfolio’s yield.

Although the Investment Adviser has the ability to take temporary positions, it may choose not to do so for a variety of reasons, even during volatile market conditions.

Additionally, the Portfolio may purchase other types of securities or instruments similar to those described in these sections if otherwise consistent with the Portfolio’s investment objective and strategies. You should carefully consider the risks discussed in these sections before investing in the Portfolio.

The Portfolio may invest in other securities and is subject to further restrictions and risks that are described in the SAI. Additional information about the Portfolio, its investments and related risks can also be found in “Investment Objective and Strategies” in the SAI.

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LIQUID ASSETS PORTFOLIO

FOR MORE INFORMATION

ANNUAL/SEMIANNUAL REPORTS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

Additional information about the Portfolio’s investments is available in the Portfolio’s annual and semiannual reports to shareholders. In the Portfolio’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Portfolio’s performance during the last fiscal year.

Additional information about the Portfolio and its policies also is available in the Portfolio’s SAI. The SAI is incorporated by reference into this Prospectus (and is legally considered part of this Prospectus).

The Portfolio’s annual and semiannual reports and the SAI are available free upon request by calling the Northern Institutional Funds Center at 800-637-1380 or by sending an e-mail request to: northern-funds@ntrs.com. The SAI and other information are available from a financial intermediary (such as a bank) through which the Portfolio’s shares may be purchased or sold.

TO OBTAIN OTHER INFORMATION AND FOR SHAREHOLDER INQUIRIES:

BY TELEPHONE

Call 800-637-1380

BY MAIL

The Northern Trust Company

50 South LaSalle Street

Chicago, Illinois 60603

Attention: Securities Lending (Liquid Assets Portfolio)

ON THE INTERNET

The Portfolio’s documents are available online and may be downloaded from:

■	The EDGAR database on the SEC’s web site at www.sec.gov (text-only)

■	Northern Institutional Funds’ web site at www.northerntrust.com/liquid-assets-portfolio

You may review and obtain copies of Northern Institutional Funds’ documents by visiting the SEC’s Public Reference Room in Washington, D.C. You also may obtain copies of Northern Institutional Funds’ documents by sending your request and a duplicating fee to the SEC’s Public Reference Section, Washington, D.C. 20549-1520 or by electronic request to: publicinfo@sec.gov. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090.

811-03605

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NORTHERN INSTITUTIONAL FUNDS

(THE “TRUST”)

STATEMENT OF ADDITIONAL INFORMATION

April 1, 2016

LIQUID ASSETS PORTFOLIO

This Statement of Additional Information dated April 1, 2016 (the “SAI”) is not a prospectus. This SAI should be read in conjunction with the Prospectus dated April 1, 2016, as amended or supplemented from time to time, for the shares of the Liquid Assets Portfolio (the “Portfolio”) of Northern Institutional Funds (the “Prospectus”). Copies of the Prospectus may be obtained without charge by calling 800-637-1380 (toll-free). Capitalized terms not otherwise defined have the same meaning as in the Prospectus.

The Portfolio is a series of Northern Institutional Funds (the “Trust”) which is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of the Portfolio which are described in this SAI have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any of the states of the United States. The offerings contemplated by this SAI will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This SAI shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of shares of the Portfolio in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Portfolio that are inconsistent with those contained in this SAI. Prospective investors should not rely on any information not contained in this SAI.

This SAI is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the shares of the Portfolio described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).

Prospective investors should not construe the contents of this SAI as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Portfolio for such investor.

In making an investment decision investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Declaration of Trust of Northern Institutional Funds, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

The audited financial statements for the Portfolio and related report of Ernst & Young LLP, an independent registered public accounting firm, contained in the annual report to the Portfolio’s shareholders for the fiscal year ended November 30, 2015, are incorporated herein by reference in the section entitled “Financial Statements.” No other parts of the annual report are incorporated by reference herein. Copies of the annual report may be obtained upon request and without charge by calling 800-637-1380 (toll-free).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS SAI FOR IN THE PROSPECTUS IN CONNECTION WITH THE OFFERING OF SHARES MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ITS PLACEMENT AGENT. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE TRUST OR BY THE PLACEMENT AGENT IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE.

You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), any other government agency, or The Northern Trust Company, its affiliates, subsidiaries or any other bank. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

ADDITIONAL INVESTMENT INFORMATION

CLASSIFICATION AND HISTORY

The Trust is an open-end management investment company. The Portfolio is classified as diversified under the 1940 Act. The Portfolio is offered by the Trust exclusively to the securities lending customers of The Northern Trust Company (“TNTC”) and other affiliated entities. Shares of the Portfolio are offered on a private placement basis in accordance with Regulation D under the 1933 Act only to such customers who qualify as “Accredited Investors,” as defined in Rule 501 of Regulation D. “Accredited Investors” include certain banks, broker dealers, insurance companies, investment companies, governmental plans, pension plans, corporations, partnerships and business trusts. Shares of the Portfolio are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. Shares, however, may be redeemed from the Trust as described under “Purchasing and Selling Shares” on page 9 of the Prospectus.

It is currently expected that substantially all of the Portfolio’s outstanding shares will be owned by investment companies and other persons that are securities lending customers of TNTC and other affiliated entities.

The Portfolio is a series of the Trust that was formed as a Delaware statutory trust on July 1, 1997 under an Agreement and Declaration of Trust (the “Trust Agreement”). The Trust is the result of a reorganization of a Massachusetts business trust formerly known as The Benchmark Funds on March 31, 1998. The Trust’s name was changed from The Benchmark Funds to Northern Institutional Funds on July 15, 1998. The Trust also offers additional money market portfolios, which are not described in this SAI.

INVESTMENT OBJECTIVE AND STRATEGIES

The following supplements the investment objective, strategies and risks of the Portfolio as set forth in the Prospectus. The investment objective of the Portfolio may be changed by the Board of Trustees without shareholder approval. Except as expressly noted below, the Portfolio’s investment strategies may be changed without shareholder approval. In addition to the instruments discussed below and in the Prospectus, the Portfolio may purchase other types of financial instruments, however designated, whose investment and credit quality characteristics are determined by Northern Trust Investments, Inc. (“NTI” or the “Investment Adviser,” and collectively with TNTC, “Northern Trust”) to be substantially similar to those of any other investment otherwise permitted by the Portfolio’s investment strategies.

Liquid Assets Portfolio seeks to maximize current income to the extent consistent with the preservation of capital and maintenance of liquidity by investing exclusively in high quality money market instruments. The Portfolio seeks to achieve its objective by investing in a broad range of high quality, U.S. dollar-denominated government, bank and commercial obligations that are available in the money markets.

ASSET-BACKED (INCLUDING MORTGAGE-BACKED) SECURITIES. To the extent described in the Prospectus, the Portfolio may purchase asset-backed securities, which are securities backed by mortgages, installment contracts, credit card receivables, municipal securities or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made periodically, thus in effect “passing through” such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security normally is subject to both call risk and extension risk, and an asset-backed security’s stated maturity may be shortened. In addition, the security’s total return may be difficult to predict precisely. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments.

Asset-backed securities acquired by the Portfolio may include collateralized mortgage obligations (“CMOs”). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits (“REMICs”). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases, CMOs may be highly leveraged and very speculative. The Portfolio will not purchase “residual” CMO interests, which normally exhibit greater price volatility.

There are a number of important differences among the agencies, instrumentalities and sponsored enterprises of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association (“Ginnie Mae”) include Ginnie Mae Mortgage Pass-Through Certificates, which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and backed by the full faith and credit of the United States, which means that the U.S. government guarantees that the interest and principal will be paid when due. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.

Mortgage-backed securities issued by the Federal National Mortgage Association (“Fannie Mae”) include Fannie Mae Guaranteed Mortgage Pass-Through Certificates, which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States, except as described below, but are supported by the right of the issuer to borrow from the U.S. Treasury. Fannie Mae is a stockholder owned corporation chartered under an Act of the U.S. Congress. Fannie Mae certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress. Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Mac certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal after default.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating federal sponsorship of Fannie Mae and Freddie Mac. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress with regard to such sponsorship or which proposals, if any, might be enacted. Such proposals, if enacted, might materially and adversely affect the availability of government guaranteed mortgage-backed securities and the Portfolio’s liquidity and value.

There is risk that the U.S. government will not provide financial support to its agencies, authorities, instrumentalities or sponsored enterprises. The Portfolio may purchase U.S. government securities that are not backed by the full faith and credit of the United States, such as those issued by Fannie Mae and Freddie Mac. The maximum potential liability of the issuers of some U.S. government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

The volatility and disruption that impacted the capital and credit markets during late 2008 and into 2009 have led to increased market concerns about Freddie Mac’s and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. On September 7, 2008, both Freddie Mac and Fannie Mae were placed under the conservatorship of the Federal Housing Finance Agency (“FHFA”).

Under the plan of conservatorship, the FHFA has assumed control of, and generally has the power to direct, the operations of Freddie Mac and Fannie Mae, and is empowered to exercise all powers collectively held by their respective shareholders, directors and officers, including the power to: (1) take over the assets of and operate Freddie Mac and Fannie Mae with all the powers of the shareholders, the directors, and the officers of Freddie Mac and Fannie Mae and conduct all business of Freddie Mac and Fannie Mae; (2) collect all obligations and money due to Freddie Mac and Fannie Mae; (3) perform all functions of Freddie Mac and Fannie Mae which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Freddie Mac and Fannie Mae; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator. In addition, in connection with the actions taken by the FHFA, the U.S. Treasury Department (the “Treasury”) entered into certain preferred stock purchase agreements with each of Freddie Mac and Fannie Mae which established the Treasury as the holder of a new class of senior preferred stock in each of Freddie Mac and Fannie Mae, which stock was issued in connection with financial contributions from the Treasury to Freddie Mac and Fannie Mae.

The conditions attached to the financial contribution made by the Treasury to Freddie Mac and Fannie Mae and the issuance of this senior preferred stock placed significant restrictions on the activities of Freddie Mac and Fannie Mae. Freddie Mac and Fannie Mae must obtain the consent of the Treasury to, among other things: (i) make any payment to purchase or redeem its capital stock or pay any dividend other than in respect of the senior preferred stock issued to the Treasury, (ii) issue capital stock of any kind, (iii) terminate the conservatorship of the FHFA except in connection with a receivership, or (iv) increase its debt beyond certain specified levels. In addition, significant restrictions were placed on the maximum size of each of Freddie Mac’s and Fannie Mae’s respective portfolios of mortgages and mortgage-backed securities, and the purchase agreements entered into by Freddie Mac and Fannie Mae provide that the maximum size of their portfolios of these assets must decrease by a specified percentage each year. The future status and role of Freddie Mac and Fannie Mae could be impacted by (among other things) the actions taken and restrictions placed on Freddie Mac and Fannie Mae by the FHFA in its role as conservator; the restrictions placed on Freddie Mac’s and Fannie Mae’s operations and activities as a result of the senior preferred stock investment made by the Treasury; market responses to developments at Freddie Mac and Fannie Mae; and future legislative and regulatory action that alters the operations, ownership, structure and/or mission of these institutions, each of which may, in turn, impact the value of, and cash flows on, any mortgage-backed securities guaranteed by Freddie Mac and Fannie Mae, including any such mortgage-backed securities held by the Portfolio.

As a result of the economic recession that commenced in the United States in 2008, there is a heightened risk that the receivables and loans underlying the asset-backed securities purchased by the Portfolio may suffer greater levels of default than was historically experienced.

In addition, privately issued mortgage-backed securities (as well as other types of asset-backed securities) do not have the backing of any U.S. government agency, instrumentality or sponsored enterprise. The seller or servicer of the underlying mortgage obligations generally will make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer. To provide additional investor protection, some mortgage-backed securities may have various types of credit enhancements, reserve funds, subordination provisions or other features. Non-mortgage asset-backed securities involve certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the underlying collateral. Credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which have given debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have an effective security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be able to support payments on these securities.

The disruption in the residential mortgage-backed securities market (and in particular, the “subprime” residential mortgage market), the broader mortgage-backed securities market and the asset-backed securities market in 2008-2009 has resulted, and continues to result, in downward price pressures and increasing foreclosures and defaults in residential and commercial real estate. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a depressed real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward, and have contributed to dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. These conditions have prompted a number of financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. The continuation or worsening of this general economic downturn may lead to further declines in income from, or the value of, real estate, including the real estate which secures the mortgage-backed securities held by the Portfolio. Additionally, a lack of credit availability, higher mortgage rates and decreases in the value of real property have occurred and may continue to occur or worsen, and potentially prevent borrowers from refinancing their mortgages, which may increase the likelihood of default on their mortgage loans. These economic conditions, coupled with high levels of real estate inventory and elevated incidence of underwater mortgages, may also adversely affect the amount of proceeds the holder of a mortgage loan or mortgage-backed securities (including the mortgage-backed securities in which the Portfolio may invest) would realize in the event of a foreclosure or other exercise of remedies. Moreover, even if such mortgage-backed securities are performing as anticipated, the value of such securities in the secondary market may nevertheless fall or continue to fall as a result of deterioration in general market conditions for such mortgage-backed securities or other asset-backed or structured products. Trading activity associated with market indices may also drive spreads on those indices wider than spreads on mortgage-backed securities, thereby resulting in a decrease in value of such mortgage-backed securities, including the mortgage-backed securities owned by the Portfolio.

Asset-backed securities acquired by the Portfolio may also include collateralized debt obligations (“CDOs”). CDOs include collateralized bond obligations (“CBOs”) and collateralized loan obligations (“CLOs”) and other similarly structured securities.

A CBO is a trust or other special purpose entity (“SPE”) that is typically backed by a diversified pool of fixed-income securities (which may include high risk, below investment grade securities). A CLO is a trust or other SPE that is typically collateralized by a pool of loans, which may include, among others, domestic and

non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Although certain CDOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, such enhancement may not always be present and may fail to protect the Portfolio against the risk of loss on default of the collateral. Certain CDOs may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this SAI. CDOs may charge management fees and administrative expenses, which are in addition to those of the Portfolio.

For both CBOs and CLOs, the cashflows from the SPE are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolio as illiquid securities. However, an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed-income securities and asset-backed securities generally discussed elsewhere in this SAI, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the Portfolio may invest in tranches of CDOs that are subordinate to other tranches; (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results; and (v) the CDO’s manager may perform poorly or default.

BORROWINGS. The Portfolio may engage in borrowing transactions as a means of raising cash to satisfy redemption requests, for other temporary or emergency purposes or, to the extent permitted by its investment policies, to raise additional cash to be invested by the Investment Adviser in other securities or instruments in an effort to increase the Portfolio’s investment returns. Reverse repurchase agreements may be considered to be a type of borrowing.

When the Portfolio invests borrowing proceeds in other securities, the Portfolio will be at risk for any fluctuations in the market value of the securities in which the proceeds are invested. Like other leveraging risks, this makes the value of an investment in the Portfolio more volatile and increases the Portfolio’s overall investment exposure. In addition, if the Portfolio’s return on its investment of the borrowing proceeds does not equal or exceed the interest that the Portfolio is obligated to pay under the terms of a borrowing, engaging in these transactions will lower the Portfolio’s return.

The Portfolio may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to its borrowing obligations. This could adversely affect the Investment Adviser’s strategy and result in lower Portfolio returns. Interest on any borrowings will be a Portfolio expense and will reduce the value of the Portfolio’s shares. The Portfolio may borrow on a secured or on an unsecured basis. If the Portfolio enters into a secured borrowing arrangement, a portion of the Portfolio’s assets will be used as collateral. During the term of the borrowing, the Portfolio will remain at risk for any fluctuations in the market value of these assets in addition to any securities purchased with the proceeds of the loan. In addition, the Portfolio may be unable to sell the collateral at a time when it would be advantageous to do so, which could adversely affect the Investment Adviser’s strategy and result in lower Portfolio returns. The Portfolio would also be subject to the risk that the lender may file for bankruptcy, become insolvent, or otherwise default on its obligations to return the collateral to the Portfolio. In the event of a default by the lender, there may be delays, costs and risks of loss involved in the Portfolio’s exercising its rights with respect to the collateral or those rights may be limited by other contractual agreements or obligations or by applicable law.

COMMERCIAL PAPER, BANKERS’ ACCEPTANCES, CERTIFICATES OF DEPOSIT, TIME DEPOSITS AND BANK NOTES. The Portfolio may invest in commercial paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties that vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party. Bank notes generally rank junior to deposit liabilities of banks and pari passu with other senior, unsecured obligations of the bank. Bank notes are classified as “other borrowings” on a bank’s balance sheet, while deposit notes and certificates of deposit are classified as deposits. Bank notes are not insured by the FDIC or any other insurer. Deposit notes are insured by the FDIC only to the extent of $250,000 per depositor per bank.

To the extent such obligations are U.S. dollar-denominated, the Portfolio may invest a portion of its assets in the obligations of foreign banks and foreign branches of domestic banks. Such obligations include Eurodollar Certificates of Deposit (“ECDs”), which are U.S. dollar-denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States; Eurodollar Time Deposits (“ETDs”), which are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or a foreign bank; Canadian Time Deposits (“CTDs”), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks; Schedule Bs, which are obligations issued by Canadian branches of foreign or domestic banks; Yankee Certificates of Deposit (“Yankee CDs”), which are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the United States; and Yankee Bankers’ Acceptances (“Yankee BAs”), which are U.S. dollar-denominated bankers’ acceptances issued by a U.S. branch of a foreign bank and held in the United States.

Commercial paper purchased by the Portfolio may include asset-backed commercial paper. Asset-backed commercial paper is issued by a SPE that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Since the Portfolio may hold investments in non-U.S. bank obligations, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or fixed time deposits that might affect adversely such payment on such obligations held by the Portfolio. Additionally, there may be less public information available about non-U.S. entities. Non-U.S. issuers may be subject to less governmental regulation and supervision than U.S. issuers. Non-U.S. issuers also generally are not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. See “Foreign Investments” below.

CUSTODIAL RECEIPTS FOR TREASURY SECURITIES. The Portfolio may acquire U.S. government obligations and their unmatured interest coupons that have been separated (“stripped”) by their holder, typically a custodian bank or investment brokerage firm. Having separated the interest coupons from the underlying principal of the U.S. government obligations, the holder will resell the stripped securities in custodial receipt programs with a number of different names, such as TIGRs (Treasury Income Growth Receipts) and CATS (Certificates of Accrual on Treasury Securities). The stripped coupons are sold separately from the underlying principal, which usually is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic interest (cash) payments. The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (i.e., unregistered securities which are ostensibly owned by the bearer or holder), in trust on behalf of the owners. Counsel to the underwriters of these certificates or other evidences of ownership of U.S. Treasury securities have stated that, in their opinion, purchasers of the stripped securities most likely will be deemed the beneficial holders of the underlying U.S. government obligations for federal tax purposes. The Trust is unaware of any binding legislative, judicial or administrative authority on this issue.

CYBERSECURITY RISK. With the increased use of technologies such as mobile devices and Web-based or “cloud” applications, and the dependence on the Internet and computer systems to conduct business, the Portfolio is susceptible to operational, information security and related risks. In general, cybersecurity incidents can result from deliberate attacks or unintentional events (arising from external or internal sources) that may cause the Portfolio to lose proprietary information, suffer data corruption, physical damage to a computer or network system or lose operational capacity. Cybersecurity attacks include, but are not limited to, infection by malicious software, such as malware or computer viruses or gaining unauthorized access to digital systems, networks or devices that are used to service the Portfolio’s operations (e.g., through “hacking,” “phishing” or malicious software coding) or other means for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cybersecurity attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Portfolio’s websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Portfolio’s systems.

Cybersecurity incidents affecting the Investment Adviser, other service providers (including, but not limited to, the sub-administrator, custodian, sub-custodians, transfer agent and financial intermediaries) or the Portfolio’s shareholders have the ability to cause disruptions and impact business operations, potentially resulting in financial losses to both the Portfolio and shareholder, interference with the Portfolio’s ability to calculate its NAV, impediments to trading, the inability of Portfolio shareholders to transact business and the Portfolio to process transactions (including fulfillment of Portfolio share purchases and redemptions), violations of applicable privacy and other laws (including the release of private shareholder information) and attendant breach notification and credit monitoring costs, regulatory fines, penalties, litigation costs, reputational damage, reimbursement or other compensation costs, forensic investigation and remediation costs, and/or additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting issuers of securities in which the Portfolio invests, counterparties with which the Portfolio engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions (including financial intermediaries and other service providers) and other parties. In addition, substantial costs may be incurred in order to safeguard against and reduce the risk of any cybersecurity incidents in the future. In addition to administrative, technological and procedural safeguards, the Investment Adviser has established business continuity plans in the event of, and risk management systems to prevent or reduce the impact of, such cybersecurity incidents. However, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. Furthermore, the Portfolio cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Portfolio or its shareholders. The Portfolio and its shareholders could be negatively impacted as a result.

DEMAND FEATURES AND GUARANTEES. The Portfolio may invest a significant percentage of its assets in securities that have demand features, guarantees or similar credit and liquidity enhancements. A demand feature permits the holder of the security to sell the security within a specified period of time at a stated exercise price equal to the approximate amortized cost of the security plus accrued interest. A guarantee permits the holder of the security to receive, upon presentment to the guarantor, the principal amount of the underlying security plus accrued interest when due or upon default. A guarantee is the unconditional obligation of an entity other than the issuer of the security. Demand features and guarantees can effectively:

•	shorten the maturity of a variable or floating rate security,
•	enhance the security’s credit quality, and
•	enhance the ability to sell the security.

The aggregate price for a security subject to a demand feature or a guarantee may be higher than the price that would otherwise be paid for the security without the guarantee or the demand feature. When the Portfolio purchases securities subject to guarantees or demand features, there is an increase in the cost of the underlying security and a corresponding reduction in its yield. Securities with demand features may involve certain expenses and risks, including the inability of the issuer of the security to pay for the underlying securities at the time the demand is exercised, non-marketability of the security and differences between the maturity of the underlying security and the maturity of the demand security. Because the Portfolio invests in securities backed by banks and other financial institutions, changes in the credit quality of these institutions could cause losses to the Portfolio.

FOREIGN INVESTMENTS. The Portfolio may invest in U.S. dollar-denominated foreign securities, including bonds and other fixed-income securities of foreign issuers. Foreign fixed-income securities may include eurodollar convertible securities, which are fixed-income securities that are issued in U.S. dollars outside the United States and are convertible into or exchangeable for equity securities of the same or a different issuer. The Portfolio also may invest in U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies, instrumentalities or sponsored enterprises, as well as other foreign issuers. These obligations may be issued by supranational entities, including international organizations (such as the International Bank for Reconstruction and Development (also known as the World Bank)) designed or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies.

Investment in foreign securities involves special risks. These include market risk, interest rate risk and the risks of investing in securities of foreign issuers and of companies whose securities are principally traded outside the United States on foreign exchanges or foreign over-the-counter markets. Market risk involves the possibility that security prices will decline over short or even extended periods. The markets tend to be cyclical, with periods of generally rising prices and periods of generally declining prices. These cycles will affect the value of the Portfolio to the extent that it invests in foreign securities. The holdings of the Portfolio, to the extent that they invest in fixed-income securities, will be sensitive to changes in interest rates and the interest rate environment. Generally, the prices of bonds and debt securities fluctuate inversely with interest rate changes.

There are other risks and costs involved in investing in foreign securities which are in addition to the usual risks inherent in domestic investments. Investment in foreign securities involves higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments also involve risks associated with less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities. Additionally, foreign banks and foreign branches of domestic banks are subject to less stringent reserve requirements, and to different accounting, auditing and recordkeeping requirements. Also, the legal remedies for investors may be more limited than the remedies available in the United States. Additionally, many countries throughout the world are dependent on a healthy U.S. economy and are adversely affected when the U.S. economy weakens or its markets decline. For example, the decline in the U.S. subprime mortgage market quickly spread throughout global credit markets, triggering a liquidity crisis that affected fixed-income and equity markets around the world.

European countries can be affected by the significant fiscal and monetary controls that the European Economic and Monetary Union (“EMU”) imposes for membership. Europe’s economies are diverse, its governments are decentralized, and its cultures vary widely. Several EU countries, including Greece, Ireland, Italy, Spain and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is continued concern about national-level support for the euro and the accompanying coordination of fiscal and wage policy among EMU member countries. Member countries are required to maintain tight control over inflation, public debt, and budget deficit to qualify for membership in the EMU. These requirements can severely limit the ability of EMU member countries to implement monetary policy to address regional economic conditions.

Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and without Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, one or more countries may abandon the euro, the common currency of the European Union, and/or withdraw from the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far-reaching.

The Portfolio may invest in foreign debt, including the securities of foreign governments. Several risks exist concerning such investments, including the risk that foreign governments may default on their obligations, may not respect the integrity of such debt, may attempt to renegotiate the debt at a lower rate, and may not honor investments by U.S. entities or citizens.

Dividends and interest payable on the Portfolio’s foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions allowed to investors under U.S. federal income tax law, they may reduce the net return to the shareholders. See “Taxes” on page 52.

The Portfolio’s income and, in some cases, capital gains from foreign stocks and securities will be subject to applicable taxation in certain of the countries in which they invest, and treaties between the United States and such countries may not be available in some cases to reduce the otherwise applicable tax rates. See “Taxes” on page 52.

Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of the Portfolio remain uninvested and no return is earned on such assets. The inability of the Portfolio to make intended security purchases or sales due to settlement problems could result in missed attractive investment opportunities, losses to the Portfolio due to subsequent declines in value of the portfolio securities or, if the Portfolio has entered into a contract to sell the securities, possible liability to the purchaser.

The Portfolio may invest a significant percentage of its assets in the securities of issuers located in geographic regions with securities markets that are highly developed, liquid and subject to extensive regulation, including Japan. In recent years, Japan’s economic growth has been substantially below the level of earlier decades, and its economy has experienced periods of recession. Similar to many European countries, Japan is experiencing a deterioration of its competitiveness. Although Japan is attempting to reform its political process and deregulate its economy to address the situation, there is no guarantee that these efforts will succeed.

FORWARD COMMITMENTS, WHEN-ISSUED SECURITIES AND DELAYED-DELIVERY TRANSACTIONS. The Portfolio may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment (sometimes called delayed-delivery) basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions normally are negotiated directly with the other party.

The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or negotiate a commitment after entering into it. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize a capital gain or loss in connection with these transactions.

When the Portfolio purchases securities on a when-issued, delayed-delivery or forward commitment basis, the Portfolio will segregate liquid assets having a value (determined daily) at least equal to the amount of the Portfolio’s purchase commitments until three days prior to the settlement date, or will otherwise cover its position. These procedures are designed to ensure that the Portfolio will maintain sufficient assets at all times to cover its obligations under when-issued purchases, forward commitments and delayed-delivery transactions. For purposes of determining the Portfolio’s average dollar-weighted maturity, the maturity of when-issued, delayed-delivery or forward commitment securities will be calculated from the commitment date.

ILLIQUID OR RESTRICTED SECURITIES. The Portfolio may invest up to 5% of its net assets in securities that are illiquid. The Portfolio may purchase commercial paper issued pursuant to Section 4(2) of the 1933 Act and securities that are not registered under the 1933 Act, but can be sold to “qualified institutional buyers” in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Investment Adviser determines, under guidelines approved by the Trust’s Board of Trustees, that an adequate trading market exists. This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

INFLATION-INDEXED SECURITIES. The Portfolio may invest in inflation-indexed securities, which are fixed-income securities whose value is periodically adjusted according to the rate of inflation. Two structures are common: the U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the security; most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have varying maturities and pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Portfolio also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

The taxation of inflation-indexed Treasury securities is similar to the taxation of conventional bonds. Both interest payments and the difference between original principal and the inflation-adjusted principal will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to the principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received. If an upward adjustment has been made (which typically should happen), investors in non-tax-deferred accounts will pay taxes on this amount currently. Decreases in the indexed principal can be deducted only from current or previous interest payments reported as income. Inflation-indexed Treasury securities therefore have a potential cash flow mismatch to an investor, because investors must pay taxes on the inflation-adjusted principal before the repayment of principal is received. It is possible that, particularly for high income tax bracket investors, inflation-indexed Treasury securities would not generate enough income in a given year to cover the tax liability they could create. This is similar to the current tax treatment for zero-coupon bonds and other discount securities. If inflation-indexed Treasury securities are sold prior to maturity, capital losses or gains are realized in the same manner as traditional bonds. The Portfolio, however, distributes income on a monthly basis. Portfolio investors will receive dividends that represent both the interest payments and the principal adjustments of the inflation-indexed securities held in the Portfolio.

INSURANCE FUNDING AGREEMENTS. The Portfolio may invest in insurance funding agreements (“IFAs”). An IFA is normally a general obligation of the issuing insurance company and not a separate account. The purchase price paid for an IFA becomes part of the general assets of the insurance company, and the contract is paid from the company’s general assets. Generally, IFAs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in IFAs may not exist. Therefore, IFAs will be subject to the Portfolio’s limitation on illiquid investments when the Portfolio may not demand payment of the principal amount within seven days and a reliable trading market is absent.

INVESTMENT COMPANIES. With respect to the investments of the Portfolio in the securities of other affiliated and unaffiliated investment companies, such investments will be limited so that, as determined after a purchase is made, either: (a) not more than 3% of the total outstanding stock of such investment company will be owned by the Portfolio, the Trust as a whole and its affiliated persons (as defined in the 1940 Act); or (b) (i) not more than 5% of the value of the total assets of the Portfolio will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio. These limits will not apply to the investment of uninvested cash balances in shares of registered or unregistered money market portfolios whether affiliated or unaffiliated. The foregoing exemption, however, only applies to an unregistered money market portfolio that (i) limits its investments to those in which a money market portfolio may invest under Rule 2a-7 of the 1940 Act, and (ii) undertakes to comply with all the other provisions of Rule 2a-7.

Investments by the Portfolio in other investment companies, including exchange-traded funds (“ETFs”), will be subject to the limitations of the 1940 Act except as permitted by Securities and Exchange Commission (“SEC”) orders. The Portfolio may rely on SEC orders that permit them to invest in certain ETFs beyond the limits contained in the 1940 Act, subject to certain terms and conditions. Generally, these terms and conditions require the Board to approve policies and procedures relating to certain of the Portfolio’s investments in ETFs. These policies and procedures require, among other things, that (i) the Investment Adviser conducts the Portfolio’s investment in ETFs without regard to any consideration received by the Portfolio or any of its affiliated persons and (ii) the Investment Adviser certifies to the Board quarterly that it has not received any consideration in connection with an investment by the Portfolio in an ETF, or if it has, the amount and purpose of the consideration will be reported to the Board and an equivalent amount of advisory fees shall be waived by the Investment Adviser.

Certain investment companies whose securities are purchased by the Portfolio may not be obligated to redeem such securities in an amount exceeding 1% of the investment company’s total outstanding securities during any period of less than 30 days. Therefore, such securities that exceed this amount may be illiquid.

If required by the 1940 Act, the Portfolio expects to vote the shares of other investment companies that are held by it in the same proportion as the vote of all other holders of such securities.

To the extent consistent with its investment objective and strategies, the Portfolio may invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategy and restrictions as the Portfolio. However, the Portfolio currently intends to limit its investments in securities issued by other investment companies to the extent described above. The Portfolio may adhere to other limitations with respect to its investments in securities issued by other investment companies if required or permitted by the SEC or deemed to be in the best interests of the Trust.

LARGE TRADE NOTIFICATIONS. The transfer agent may from time to time receive notice that an authorized institution or other financial intermediary has received an order for a large trade in the Portfolio’s shares. The Portfolio may determine to enter into portfolio transactions in anticipation of that order, even though the order will not be processed until the following business day. This practice provides for a closer correlation between the time shareholders place trade orders and the time the Portfolio enters into portfolio transactions based on those orders, and permits the Portfolio to be more fully invested in investment securities, in the case of purchase orders, and to more orderly liquidate their investment positions, in the case of redemption orders. On the other hand, the authorized institution or other financial intermediary may not ultimately process the order. In this case, the Portfolio may be required to borrow assets to settle the portfolio transactions entered into in anticipation of that order, and would therefore incur borrowing costs. The Portfolio may also suffer investment losses on those portfolio transactions. Conversely, the Portfolio would benefit from any earnings and investment gains resulting from such portfolio transactions.

LIQUIDITY RISK. Liquidity risk is the risk that the Portfolio will not be able to pay redemption proceeds within the time periods described in a timely manner because of unusual market conditions, an unusually high volume of redemption requests or other reasons. Certain portfolio securities may be less liquid than others, which may make them difficult or impossible to sell at the time and the price that the Portfolio would like or difficult to value. The Portfolio may have to lower the price, sell other securities instead or forgo an investment opportunity.

Any of these events could have a negative effect on portfolio management or performance. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed income securities. The potential for liquidity risk may be magnified by a rising interest rate environment or other circumstances where investor redemptions from money market and other fixed income mutual funds may be higher than normal, potentially causing increased supply in the market due to selling activity.

MUNICIPAL INSTRUMENTS. The Portfolio may invest in municipal instruments. Opinions relating to the validity of municipal instruments and to federal and state tax issues relating to these securities are rendered by bond counsel to the respective issuing authorities at the time of issuance. Such opinions may contain various assumptions, qualifications or exceptions that are reasonably acceptable to the Investment Adviser. Neither the Trust nor the Investment Adviser will review the proceedings relating to the issuance of municipal instruments or the bases for such opinions.

Municipal instruments generally are issued to finance public works, such as airports, bridges, highways, housing, health-related entities, transportation-related projects, educational programs, water and pollution control and sewer works. They also are issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and for other facilities. Municipal instruments include private activity bonds issued by or on behalf of public authorities. Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds also are issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities.

State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

Municipal instruments include both “general” and “revenue” obligations. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as lease revenue payments from the user of the facility being financed. Industrial development bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of an industrial revenue bond usually is directly related to the credit standing of the private user of the facility involved.

Within the principal classifications of municipal instruments described above there are a variety of categories, including municipal bonds, municipal notes, municipal leases, asset-backed securities such as custodial receipts and participation certificates. Municipal notes include tax, revenue and bond anticipation notes of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes. Municipal leases and participation certificates are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. Participation certificates may represent participation in a lease, an installment purchase contract, or a conditional sales contract. Certain municipal lease obligations (and related participation certificates) may include “non-appropriation” clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Custodial receipts are underwritten by securities dealers or banks and evidence ownership of future interest payments, principal payments or both on certain municipal securities. Municipal leases (and participations in such leases) present the risk that a municipality will not appropriate funds for the lease payments. The Investment Adviser will determine the credit quality of any unrated municipal leases on an ongoing basis, including an assessment of the likelihood that the leases will not be canceled.

To the extent consistent with its investment objective and strategies, the Portfolio also may invest in “moral obligation” bonds, which normally are issued by special purpose public authorities. If the issuer of a moral obligation bond is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund (if such a fund has been established), the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

Municipal bonds with a series of maturity dates are called serial bonds. The Portfolio may purchase serial bonds and other long-term securities provided that they have remaining maturities meeting the Portfolio’s maturity requirement. The Portfolio also may purchase long-term variable and floating rate bonds (sometimes referred to as “put bonds”) where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at least every thirteen months. Put bonds with conditional puts (that is, puts which cannot be exercised if the issuer defaults on its payment obligations) will present risks that are different than those of other municipal instruments because of the possibility that the Portfolio might hold long-term put bonds on which defaults occur following acquisition by the Portfolio.

The Portfolio may acquire securities in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain municipal obligations. Such obligations are held in custody by a bank on behalf of the holders of the receipts. These custodial receipts are known by various names, including “Municipal Receipts,” “Municipal Certificates of Accrual on Tax-Exempt Securities” (“M-CATS”) and “Municipal Zero-Coupon Receipts.” The Portfolio also may purchase certificates of participation that, in the opinion of counsel to the issuer, are exempt from regular federal income tax. Certificates of participation are a type of floating or variable rate of obligation that represents interests in a pool of municipal obligations held by a bank.

The Portfolio may also invest in “tax credit bonds.” A tax credit bond is defined in the Internal Revenue Code of 1986, as amended (the “Code”), as a “qualified tax credit bond” (which includes a qualified forestry conservation bond, a new clean renewable energy bond, a qualified energy conservation bond, and a qualified zone academy bond, each of which must meet certain requirements specified in the Code), a “build America bond” (which includes certain qualified bonds issued before January 1, 2011) or certain other specified bonds.

An issuer’s obligations under its municipal instruments are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal instruments may be materially adversely affected by litigation or other conditions.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal instruments. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor’s federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. The Trust cannot predict what legislation, if any, may be proposed in the future in Congress as regards the federal income tax status of interest on municipal instruments or which proposals, if any, might be enacted.

Certain of the municipal instruments held by the Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually will be obtained by the issuer of the municipal instrument at the time of its original issuance. In the event that the issuer defaults on an interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors. Moreover, the insurers’ exposure to securities involving subprime mortgages may cause a municipal bond insurer’s rating to be downgraded or may cause the bond insurer to become insolvent, which may affect the prices and liquidity of municipal obligations insured by the insurance company. The Portfolio may invest more than 25% of its total assets in municipal instruments covered by insurance policies.

In addition, a single enhancement provider may provide credit enhancement to more than one of the Portfolio’s investments. Having multiple securities’ credit enhanced by the same enhancement provider will increase the adverse effects on the Portfolio that are likely to result from a downgrading of, or a default by, such an enhancement provider. Adverse developments in the banking or bond insurance industries also may negatively affect the Portfolio. Bond insurers that provide credit enhancement for large segments of the fixed-income markets, particularly the municipal bond market, may be more susceptible to being downgraded or defaulting during recessions or similar period of economic stress. Municipal bonds may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond’s insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insurance does not protect the Portfolio or its shareholders from losses caused by declines in a bond’s market value.

Municipal instruments purchased by the Portfolio may be backed by letters of credit or other forms of credit enhancement issued by foreign (as well as domestic) banks and other financial institutions. A change in the credit quality of these banks and financial institutions could, therefore, cause loss to the Portfolio that invests in municipal instruments. Letters of credit and other obligations of foreign financial institutions may involve certain risks in addition to those of domestic obligations.

The Portfolio may invest in municipal leases, which may be considered liquid under guidelines established by the Trust’s Board of Trustees. The guidelines will provide for determination of the liquidity of a municipal lease obligation based on factors including the following: (i) the frequency of trades and quotes for the obligation; (ii) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (iii) the willingness of dealers to undertake to make a market in the security; and (iv) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer. The Investment Adviser, under guidelines approved by the Trust’s Board of Trustees, also will consider the marketability of a municipal lease obligation based upon an analysis of the general credit quality of the municipality issuing the obligation and the essentiality to the municipality of the property covered by the lease.

Currently, it is not the intention of the Portfolio to invest more than 25% of the value of its total assets in municipal instruments whose issuers are located in the same state.

OPERATIONAL AND TRADING RISK. The Investment Adviser and other Portfolio service providers may experience disruptions or operating errors that could negatively impact the Portfolio. While service providers are required to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from those of the Portfolio in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Investment Adviser, through its monitoring and oversight of service providers, seeks to ensure that service providers take appropriate precautions to avoid and mitigate risks that could lead to disruptions and operating errors. However, it is not possible for the Investment Adviser or other Portfolio service providers to identify all of the operational risks that may affect the Portfolio or to develop processes and controls to completely eliminate or mitigate their occurrence or effects.

In order to engage in certain transactions on behalf of the Portfolio, the Investment Adviser will be subject to (or cause the Portfolio to become subject to) the rules, terms and/or conditions of any venues through which it trades securities, derivatives or other instruments. This includes, but is not limited to, where the Investment Adviser and/or the Portfolio may be required to comply with the rules of certain exchanges, execution platforms, trading facilities, clearinghouses and other venues, or may be required to consent to the jurisdiction of any such venues. The rules, terms and/or conditions of any such venue may result in the Investment Adviser (and/or the

Portfolio) being subject to, among other things, margin requirements, additional fees and other charges, disciplinary procedures, reporting and recordkeeping, position limits and other restrictions on trading, settlement risks and other related conditions on trading set out by such venues.

REPURCHASE AGREEMENTS. The Portfolio may agree to purchase portfolio securities from domestic and foreign financial institutions subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price (“repurchase agreements”). Repurchase agreements are considered to be loans under the 1940 Act. Although the securities subject to a repurchase agreement may bear maturities exceeding one year, settlement for the repurchase agreement will never be more than one year after the Portfolio’s acquisition of the securities and normally will be within a shorter period of time. Securities subject to repurchase agreements normally are held either by the Trust’s custodian or subcustodian (if any), or in the Federal Reserve/Treasury Book-Entry System. The seller under a repurchase agreement will be required to maintain the value of the securities subject to the agreement in an amount exceeding the repurchase price (including accrued interest). Default by the seller would, however, expose the Portfolio to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations. In addition, in the event of a bankruptcy, the Portfolio could suffer additional losses if a court determines that the Portfolio’s interest in the collateral is unenforceable. If the Portfolio enters into a repurchase agreement involving securities the Portfolio could not purchase directly, and the counterparty defaults, the Portfolio may become the holder of securities that it could not purchase. Apart from the risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. If the market value of the securities subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), generally, the seller of the securities will be required to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price. If the Portfolio enters into a repurchase agreement with a foreign financial institution, it may be subject to the same risks associated with foreign investments (see “Foreign Investments” above).

REVERSE REPURCHASE AGREEMENTS. The Portfolio may borrow funds by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price (“reverse repurchase agreements”). The Portfolio may use the proceeds of reverse repurchase agreements to purchase other securities either maturing, or under an agreement to resell, on a date simultaneous with or prior to the expiration of the reverse repurchase agreement. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price. The Portfolio will pay interest on amounts obtained pursuant to a reverse repurchase agreement. While reverse repurchase agreements are outstanding, the Portfolio will segregate liquid assets in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.

STRIPPED SECURITIES. The Portfolio may purchase stripped securities. The Treasury Department has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as “Separate Trading of Registered Interest and Principal of Securities” or “STRIPS.” The Portfolio may purchase securities registered in the STRIPS program. Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of zero coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

Other types of stripped securities may be purchased by the Portfolio, including stripped mortgage-backed securities (“SMBS”). SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class receives all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup fully its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest generally are higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns also are volatile and there is a risk that the initial investment will not be recouped fully. SMBS issued by the U.S. government (or a U.S. government agency, instrumentality or sponsored enterprise) may be considered liquid under guidelines established by the Trust’s Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the net asset value (“NAV”) per share.

STRUCTURED SECURITIES. The Portfolio may purchase structured securities. These fixed-income instruments are structured to recast the investment characteristics of the underlying security or reference asset. If the issuer is a unit investment trust or other special purpose vehicle, the structuring will typically involve the deposit with or purchase by such issuer of specified instruments (such as commercial bank loans or securities) and/or the execution of various derivative transactions, and the issuance by that entity of one or more classes of securities (structured securities) backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Investments in these securities may be structured as a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher rates of return and present greater risks than unsubordinated structured products.

The Portfolio’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. These securities generally are exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments. Structured securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the underlying security or reference asset. Structured securities may also be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

SUPRANATIONAL BANK OBLIGATIONS. The Portfolio may invest in obligations of supranational banks. Supranational banks are international banking institutions designed or supported by national governments to promote economic reconstruction, development or trade among nations (e.g., the World Bank). Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that these commitments will be undertaken or met in the future.

U.S. GOVERNMENT OBLIGATIONS. Examples of the types of U.S. government obligations that may be acquired by the Portfolio include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Fannie Mae, Ginnie Mae, General Services Administration, Central Bank for Cooperatives, Freddie Mac, Federal Intermediate Credit Banks, and the Maritime Administration.

Securities guaranteed as to principal and interest by the U.S. government or by its agencies, instrumentalities, or sponsored enterprises also are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government or by any agency, instrumentality or sponsored enterprise thereof, and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed.

To the extent consistent with its investment objective and strategies, the Portfolio may invest in a variety of U.S. Treasury obligations and obligations issued by or guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Not all U.S. government obligations carry the same credit support. No assurance can be given that the U.S. government would provide financial support to its agencies, instrumentalities or sponsored enterprises if it were not obligated to do so by law. There is no assurance that these commitments will be undertaken or complied with in the future. In addition, the secondary market for certain participations in loans made to foreign governments or their agencies may be limited. In the absence of a suitable secondary market, such participations are generally considered illiquid.

VARIABLE AND FLOATING RATE INSTRUMENTS. Variable and floating rate instruments have interest rates that periodically are adjusted either at set intervals or that float at a margin in relation to a generally recognized index rate. These instruments include long-term variable and floating rate bonds (sometimes referred to as “put bonds”) where the Portfolio obtains at the time of purchase the right to put the bond back to the issuer or a third party at par at a specified date.

With respect to the variable and floating rate instruments that may be acquired by the Portfolio, the Investment Adviser will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to demand features, will monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a variable or floating rate instrument meets the Portfolio’s quality requirements, the issuer’s obligation to pay the principal of the instrument will be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend.

The Portfolio will invest in variable and floating rate instruments only when the Investment Adviser deems the investment to involve minimal credit risk. Unrated variable and floating rate instruments will be determined by the Investment Adviser to be of comparable quality at the time of the purchase to rated instruments that may be purchased by the Portfolio. In determining weighted average portfolio maturity, an instrument may, subject to the SEC’s regulations, be deemed to have a maturity shorter than its nominal maturity based on the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal as specified in the instrument. In determining weighted average life under Rule 2a-7(d)(1)(iii) (“WAL”), a floating rate instrument shall be deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

Variable and floating rate instruments that may be purchased by the Portfolio include variable amount master demand notes, which permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. Variable and floating rate instruments held by the Portfolio will be subject to the Portfolio’s limitation on illiquid investments, absent a reliable trading market, when the Portfolio may not demand payment of the principal amount within seven days. Because there is no active secondary market for certain variable and floating rate instruments, they may be more difficult to sell if the issuer defaults on its payment obligations or during periods when the Portfolio is not entitled to exercise its demand rights. As a result, the Portfolio could suffer a loss with respect to these instruments.

YIELDS AND RATINGS. The yields on certain obligations, including the instruments in which the Portfolio may invest, are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, financial condition of the issuer, size of the offering, maturity of the obligation and ratings of the issue. The ratings of Standard & Poor’s® Ratings Services (“S&P”), Dominion Bond Rating Service Limited (“Dominion”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. For a more complete discussion of ratings, see Appendix A to this SAI.

Subject to the limitations stated in the Prospectus, if a security held by the Portfolio undergoes a rating revision, the Portfolio may continue to hold the security if the Investment Adviser determines such retention is warranted.

INVESTMENT RESTRICTIONS

The Portfolio is subject to the fundamental investment restrictions enumerated below which may be changed with respect to the Portfolio only by a vote of the holders of a majority of the Portfolio’s outstanding shares as described in “Description of Shares” on page 54.

The Portfolio may not:

(1) Make loans, except through (a) the purchase of debt obligations in accordance with the Portfolio’s investment objective and strategies, (b) repurchase agreements with banks, brokers, dealers and other financial institutions, (c) loans of securities, and (d) loans to affiliates of the Portfolio to the extent permitted by law.

(2) Purchase or sell real estate or securities issued by real estate investment trusts, but this restriction shall not prevent the Portfolio from investing directly or indirectly in portfolio instruments secured by real estate or interests therein.

(3) Invest in commodities or commodity contracts, except that the Portfolio may invest in currency and financial instruments and contracts that are commodities or commodity contracts.

(4) Invest in companies for the purpose of exercising control or management.

(5) Act as underwriter of securities (except as the Portfolio may be deemed to be an underwriter under the 1933 Act in connection with the purchase and sale of portfolio instruments in accordance with its investment objective and portfolio management policies).

(6) Make any investment inconsistent with the Portfolio’s classification as a diversified investment company under the 1940 Act.

(7) Purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of the Portfolio to be invested in the securities of one or more issuers having their principal business activities in the same industry, provided that there is no limitation with respect to, and the Portfolio reserves freedom of action, when otherwise consistent with its investment strategies to concentrate its investments in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, obligations (other than commercial paper) issued or guaranteed by U.S. banks and U.S. branches of foreign banks and repurchase agreements and securities loans collateralized by such U.S. government obligations or such bank obligations. For the purpose of this restriction, state and municipal governments and their agencies and authorities are not deemed to be industries; as to utility companies, the gas, electric, water and telephone businesses are considered separate industries; personal credit finance companies and business credit finance companies are deemed to be separate industries; and wholly-owned finance companies are considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

(8) Borrow money, except that to the extent permitted by applicable law (a) the Portfolio may borrow from banks, other affiliated investment companies and other persons, and may engage in reverse repurchase agreements and other transactions which involve borrowings, in amounts up to 33-1/3% of its total assets (including the amount borrowed) or such other percentage permitted by law, (b) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (c) the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, and (d) the Portfolio may purchase securities on margin. If due to market fluctuations or other reasons the Portfolio’s borrowings exceed the limitations stated above, the Trust will promptly reduce the borrowings of the Portfolio in accordance with the 1940 Act. In addition, as a matter of fundamental policy, the Portfolio will not issue senior securities to the extent such issuance would violate applicable law.

(9) Notwithstanding any of the Trust’s other fundamental investment restrictions (including, without limitation, those restrictions relating to issuer diversification, industry concentration and control), the Portfolio may (a) purchase securities of other investment companies to the full extent permitted under Section 12 or any other provision of the 1940 Act (or any successor provision thereto) or under any regulation or order of the SEC; and (b) invest all or substantially all of its assets in a single open-end investment company or series thereof with substantially the same investment objective, strategies and fundamental restrictions as the Portfolio.

For the purposes of Investment Restriction Nos. 1 and 8 above, the Portfolio has received an exemptive order from the SEC permitting it to participate in lending and borrowing arrangements with affiliates.

In applying Investment Restriction No. 6 above, a security is considered to be issued by the entity, or entities, whose assets and revenues back the security.

The freedom of action reserved in Investment Restriction No. 7 with respect to U.S. branches of foreign banks is subject to the requirement that they are subject to the same regulation as domestic branches of U.S. banks. The freedom of action reserved with respect to foreign branches of U.S. banks is subject to the requirement that the U.S. parent of the foreign branch be unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason. Obligations of U.S. branches of foreign banks may include certificates of deposit, bank and deposit notes, bankers’ acceptances and fixed time deposits. These obligations may be general obligations of the parent bank or may be limited to the issuing branch. Such obligations will meet the criteria for “Eligible Securities” as described in the Prospectus.

Except to the extent otherwise provided in Investment Restriction No. 7, for the purpose of such restriction in determining industry classification, the Portfolio may use any one of the following: the Bloomberg Industry Group Classification, S&P, J. J. Kenny Municipal Purpose Codes, FT Interactive Industrial Codes, Securities Industry Classification Codes or the Global Industry Classification Standard. For the purpose of determining the percentage of the Portfolio’s total assets invested in securities of issuers having their principal business activities in a particular industry, an asset-backed security will be classified separately based on the nature of its underlying assets.

Securities held in escrow or separate accounts in connection with the Portfolio’s investment practices described in this SAI and the Prospectus are not deemed to be mortgaged, pledged or hypothecated for purposes of the foregoing restrictions.

Notwithstanding Investment Restriction No. 8, the Portfolio intends, as a non-fundamental policy, to limit all borrowings to no more than 25% of the Portfolio’s total assets (including the amount borrowed).

The Portfolio may follow non-fundamental operational policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectuses and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, the Portfolio intends to comply with the various requirements of Rule 2a-7 under the 1940 Act, which regulates money market mutual funds. As a matter of non-fundamental policy, the Portfolio intends to comply with the diversification requirements of Rule 2a-7. The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

The Portfolio intends, as a non-fundamental policy, to diversify its investments in accordance with current SEC regulations. Investments in securities (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies that are money market funds) will be limited to: (1) not more than 5% of the value of the Portfolio’s total assets at the time of purchase of any single issuer, except that 25% of the value of the total assets of the Portfolio may be invested in the securities of any one issuer for a period of up to three Business Days; and (2) not more than 10% of the value of the Portfolio’s total assets at the time of purchase in the securities subject to demand features or guarantees from an institution. Subject to certain exceptions, immediately after the acquisition of any demand features or guarantees (i.e., generally, the right to sell the security at a price equal to its approximate amortized cost (for a demand feature) or principal amount (for a guarantee) plus accrued interest), with respect to 75% of the assets of the Portfolio (and, effective April 14, 2016, with respect to 100% of the assets of the Portfolio), no more than 10% of the Portfolio’s total assets may be invested in securities issued by or subject to demand features or guarantees issued by the same issuer. Effective April 14, 2016, certain affiliated issuers will be treated as a single issuer for purposes of these requirements. In accordance with SEC regulations, the Portfolio will limit its investments in securities that are rated in the two highest short-term rating categories as determined by at least two nationally recognized statistical rating organizations (“NRSROs”) (or one NRSRO if the security is rated by only one NRSRO) but which are not First Tier Securities (as defined in Rule 2a-7 under the 1940 Act) or, if unrated, are not of comparable quality to First Tier Securities (“Second Tier Securities”) to 3% of its total assets, with investments in any one issuer being limited to no more than one-half of one percent of its total assets.

Any Investment Restriction which involves a maximum percentage (other than the restriction set forth in Investment Restriction No. 8) will not be considered violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio. The 1940 Act requires that if the asset coverage for borrowings at any time falls below the limits described in Investment Restriction No. 8, the Portfolio will, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the net asset coverage of such borrowings shall conform to such limits.

Although the foregoing Investment Restrictions would permit the Portfolio to acquire options, enter into forward currency contracts and engage in short sales and interest rate and currency swaps, it is not currently permitted to engage in these transactions under SEC regulations.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees of the Trust has adopted a policy on disclosure of portfolio holdings, which it believes is in the best interest of the Portfolio’s shareholders. The policy provides that neither the Portfolio nor its Investment Adviser, Placement Agent or any agent, or any employee thereof (“Portfolio Representative”) will disclose the Portfolio’s portfolio holdings information to any person other than in accordance with the policy. For purposes of the policy, “portfolio holdings information” means the Portfolio’s actual portfolio holdings, as well as non-public information about its trading strategies or pending transactions including the portfolio holdings, trading strategies or pending transactions of any actively managed commingled fund portfolio which contains identical holdings as the Portfolio. Under the policy, neither the Portfolio nor any Portfolio Representative may solicit or accept any compensation or other consideration in connection with the disclosure of portfolio holdings information. A Portfolio Representative may provide portfolio holdings information to third parties if such information has been included in the Portfolio’s public filings with the SEC or is disclosed on the Trust’s publicly accessible web site. Information posted on the Trust’s web site may be separately provided to any person commencing the day after it is first published on the Trust’s web site.

Portfolio holdings information that is not filed with the SEC or posted on the publicly available web site may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential and are prohibited from trading on the information they receive. Disclosure to such third parties must be approved in advance by the Trust’s Chief Compliance Officer (“CCO”). Disclosure to providers of auditing, custody, proxy voting and other similar services for the Portfolio, as well as rating and ranking organizations, will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Portfolio) only upon approval by the CCO, who must first determine that the Portfolio has a legitimate business purpose for doing so. In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality as determined by the CCO. In accordance with the policy, the recipients who receive non-public portfolio holdings information on an ongoing basis are as follows: the Investment Adviser and its affiliates, the Portfolio’s independent registered public accounting firm, the Portfolio’s custodian, the Portfolio’s legal counsel, the Portfolio’s financial printer (R.R. Donnelley), and the Portfolio’s proxy voting service (Institutional Shareholder Services, Inc.) certain rating and ranking organizations, including Moody’s, Fitch and S&P; and the following vendors that provide portfolio analytical tools: Barclays Capital, BlackRock Solutions, Bloomberg and FactSet. These entities are obligated to keep such information confidential. Third-party providers of custodial or accounting services to the Portfolio may release non-public portfolio holdings information of the Portfolio only with the permission of Portfolio Representatives. From time to time, portfolio holdings information may be provided to broker-dealers solely in connection with the Portfolio seeking portfolio securities trading recommendations. Portfolio holdings information may also be provided to financial institutions solely for the purpose of portfolio borrowing under the Trust’s line of credit. In providing this information, reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken in an effort to avoid any potential misuse of the disclosed information.

The Portfolio currently publishes on the Trust’s web site, www.northerntrust.com/liquid-assets-portfolio, complete month-end portfolio holdings of the Portfolio, subject to at least a ten (10) calendar day lag between the date of the information and the date on which the information is disclosed. The Portfolio also publishes on the Trust’s website, no later than the fifth business day of each month and for a period of not less than six months, certain information required by Rule 2a-7 regarding the Portfolio’s portfolio holdings as of the last business day of the prior month. The Portfolio may publish on the web site complete portfolio holdings information more frequently if it has a legitimate business purpose for doing so. Additionally, shareholders of the Portfolio have access to portfolio holdings on a daily basis through their Northern Trust custody account.

Portfolio holdings also are currently disclosed through required filings with the SEC. The Portfolio files its portfolio holdings with the SEC for each fiscal quarter on Form N-CSR (with respect to each annual period and semiannual period) and Form N-Q (with respect to the first and third quarters of the Portfolio’s fiscal year). Certain information with respect to the Portfolio will be provided in monthly holdings reports to the SEC on Form N-MFP. Form N-MFP will be made available to the public by the SEC 60 days after the end of the month to which the information pertains, and a link to each of the most recent 12 months of filings on Form N-MFP will be provided on the Trust’s web site. In addition, in the event that the Portfolio files information regarding certain material events with the SEC on Form N-CR, the Portfolio will disclose on its website certain information that the Portfolios required to report on Form N-CR. Such material events include the provision of any financial support by an affiliated person of the Portfolio or a decline in weekly liquid assets below 10% of the Portfolio’s total assets. This information will appear on the Portfolio’s website no later than the same business day on which the Portfolio files Form N-CR with the SEC and will be available on the Portfolio’s website for at least one year. Shareholders may obtain the Portfolio’s Forms N-CSR, N-Q, N-MFP and N-CR filings on the SEC’s web site at www.sec.gov. In addition, the Portfolio’s Forms N-CSR, N-Q, N-MFP and N-CR filings may be reviewed and copied at the SEC’s public reference room in Washington, DC. You may call the SEC at 1-800-SEC-0330 for information about the SEC’s web site or the operation of the public reference room.

Under the policy, the Board of Trustees is to receive information, on a quarterly basis, regarding any other disclosures of non-public portfolio holdings information that were permitted during the preceding quarter.

ADDITIONAL TRUST INFORMATION

TRUSTEES AND OFFICERS

The Board of Trustees of the Trust is responsible for the management and business and affairs of the Trust. Set forth below is information about the Trustees and Officers of Northern Institutional Funds as of the date of this SAI. Each Trustee has served in that capacity since he or she was originally elected or appointed to the Board of Trustees. As of the date of this SAI, each Trustee oversees a total of 55 portfolios in the Northern Funds Complex—Northern Institutional Funds offers 8 portfolios and Northern Funds offers 47 portfolios.

NON-INTERESTED TRUSTEES

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
William L. Bax Age: 72 Trustee since 2005	• Managing Partner of PricewaterhouseCoopers, Chicago (an accounting firm) from 1997 to 2003; • Director of Lurie Children’s Hospital since 1998;	• Arthur J. Gallagher & Co. (an insurance brokerage company).

Mark G. Doll Age: 66 Trustee since 2013

•    Executive Vice President and Chief Investment Officer, Northwestern Mutual Life Insurance Company from 2008 to 2012;

•    Senior Vice President—Public Markets, Northwestern Mutual Life Insurance Company from 2002 to 2008;

•    President, Northwestern Mutual Series Fund, Mason Street Advisors and Mason Street Funds from 2002 to 2008;

•    Chairman, Archdiocese of Milwaukee Finance Council from 2005 to 2015;

•    Member of Investment Committee of Milwaukee Art Museum from 1995 to 2012;

•    Member of Investment Committee of Greater Milwaukee Foundation since 2003;

•    Member of Investment Committee of Milwaukee Symphony Orchestra from 2006 to 2012;

•    Member of the State of Wisconsin Investment Board since 2015.

• None

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year in which he or she attains the age of seventy-five years.

(3)

This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Eric A. Feldstein Age: 56 Trustee since 2015

•    Executive Vice President of Fee Based Services, American Express Company since 2010;

•    Member of the Board of Directors of Vente Privee USA (an e-commerce joint venture 50% owned by American Express), 2011-2015;

•    CFO and Operating Partner, Eton Park Capital Management 2008-2009;

•    CEO of GMAC Financial Services 2002-2008.

• None

Sandra Polk Guthman Age: 72 Trustee since 1997 and Chairperson since 2015

•    Chair since 1988 and CEO from 1993 to 2012 of Polk Bros. Foundation (an Illinois not-for-profit corporation);

•    Director of National Public Finance Guarantee Corporation (f/k/a MBIA Insurance Corp. of Illinois) (a municipal bond insurance company) from 1994 to 2014;

•    Trustee of Rush University Medical Center since 2007;

•    Trustee of Wellesley College since 2010.

• None

Thomas A. Kloet Age: 57 Trustee since 2015

•    Executive Director and Chief Executive Officer, TMX Group, Ltd. (financial services company and operator of stock, derivatives exchanges, their clearing operations and securities depository) from 2008 to 2014.

• Nasdaq, Inc.

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

NON-INTERESTED TRUSTEES (CONTINUED)

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Cynthia R. Plouché Age: 59 Trustee since 2014

•    Senior Portfolio Manager and member of Investment Policy Committee, Williams Capital Management, LLC from 2006 to 2012;

•    Managing Director and Chief Investment Officer of Blaylock-Abacus Asset Management, Inc. from June 2003 to 2006;

•    Founder, Chief Investment Officer and Managing Director of Abacus Financial Group from May 1991 to 2003, a manager of fixed income portfolios for institutional clients;

•    Assessor, Moraine Township, Illinois since January 2014.

• AXA Premier VIP Trust (Registered investment company—34 portfolios)

Casey J. Sylla Age: 72 Trustee since 2008	• Board member, University of Wisconsin—Eau Claire Foundation from 2006 to 2015; • Advisor, G.D. Searle Family Trusts from 2010 to 2012 and Independent Trustee since 2012.	• GATX Corporation (transportation services).

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.

INTERESTED TRUSTEES

NAME, ADDRESS(1), AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE AS TRUSTEE(2)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS	OTHER DIRECTORSHIPS HELD BY TRUSTEE(3)
Stephen N. Potter(4) Age: 59 Trustee since 2008

•    President, Northern Trust Asset Management since 2008;

•    Chairman and President of Northern Trust Investments, Inc. since March 2008;

•    President of Northern Trust Global Investments, Ltd. from March 2008 to February 2009;

•    Director of The Northern Trust Company of Connecticut from July 2009 to December 2013;

•    Director of Northern Trust Global Investments, Ltd. from February 2000 to February 2009;

•    Director of Northern Trust Global Advisors, Inc. from May 2008 to January 2012;

•    Director, Miami Corporation since November 2015;

•    Trustee of Rush University Medical Center since November 2009.

• None

Mary Jacobs Skinner, Esq.(4) Age: 58 Trustee since 2000	• Retired as partner in the law firm of Sidley Austin LLP on November 30, 2015.	• None

(1)	Each Trustee may be contacted by writing to the Trustee, c/o Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.
(2)

Each Trustee will hold office for an indefinite term until the earliest of: (i) the next meeting of shareholders, if any, called for the purpose of considering the election or re-election of such Trustee and until the election and qualification of his or her successor, if any, elected at such meeting; (ii) the date a Trustee resigns or retires, or a Trustee is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Agreement and Declaration of Trust; or (iii) in accordance with the current resolutions of the Board of Trustees (which may be changed without shareholder vote) on the last day of the calendar year in which he or she attains the age of seventy-five years.

(3)	This column includes only directorships of companies required to report to the SEC under the Exchange Act (i.e., public companies) or other investment companies registered under the 1940 Act.
(4)

An “interested person,” as defined by the 1940 Act. Mr. Potter is deemed to be an “interested” Trustee because he is an officer, director, employee, and a shareholder of Northern Trust Corporation and/or its affiliates. Ms. Skinner is deemed to be an “interested” Trustee because her former law firm provided legal services to Northern Trust Corporation and/or its affiliates.

OFFICERS OF THE TRUST

NAME, ADDRESS, AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
Lloyd A. Wennlund Age: 58 50 South LaSalle Street Chicago, Illinois 60603 President since 2000	Executive Vice President since 2003 and Director since 2001 of Northern Trust Investments, Inc.; Executive Vice President and other positions at The Northern Trust Company and Managing Executive, Mutual Funds for Northern Trust Asset Management since 1994; Head of Defined Contribution Business at The Northern Trust Company from 2011 to 2014; Director, Northern Trust Global Advisors, Inc. from 2006 to 2012; Director, The Northern Trust Company of Connecticut from 2012 to 2013.

Kevin P. O’Rourke Age: 44 50 South LaSalle Street Chicago, Illinois 60603 Vice President since 2015	Senior Vice President of Northern Trust Investments, Inc. since 2014; Vice President of Northern Trust Investments, Inc. from 2009 to 2014.

Steve P. Farmer Age: 44 50 South LaSalle Street Chicago, Illinois 60603 Chief Compliance Officer since October 2015	Chief Compliance Officer for 50 South Capital Advisors, LLC since February 2015 to present; Chief Compliance Officer for Alpha Core Strategies Fund and Equity Long/Short Opportunities Fund since February 2015; Chief Compliance Officer from April 2007 to February 2015 for Mesirow Advanced Strategies.

Darlene Chappell Age: 53 50 South LaSalle Street Chicago, Illinois 60603 Anti-Money Laundering Compliance Officer since 2009	Anti-Money Laundering Compliance Officer for Northern Trust Investments, Inc., Northern Trust Securities, Inc. and Alpha Core Strategies Fund since 2009; Anti-Money Laundering Compliance Officer for 50 South Capital Advisors, LLC since 2015; Anti-Money Laundering Compliance Officer for Equity Long/Short Opportunities Fund and FlexShares Trust since 2011; Vice President and Compliance Consultant for The Northern Trust Company since 2006; Anti-Money Laundering Compliance Officer for The Northern Trust Company of Connecticut from 2009 to 2013 and Northern Trust Global Advisors, Inc. from 2009 to 2011.

Randal E. Rein Age: 45 50 South LaSalle Street Chicago, Illinois 60603 Treasurer since 2008	Senior Vice President of Northern Trust Investments, Inc. since 2010 and Senior Vice President of Fund Administration of The Northern Trust Company through 2010; Treasurer and Principal Financial Officer of FlexShares Trust since 2011.

Michael J. Pryszcz Age: 48 50 South LaSalle Street Chicago, Illinois 60603 Assistant Treasurer since 2008	Senior Vice President of Fund Accounting of The Northern Trust Company since 2010.

(1)	Officers hold office at the pleasure of the Board of Trustees until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

OFFICERS OF THE TRUST (CONTINUED)

NAME, ADDRESS, AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
Richard N. Crabill Age: 47 50 South LaSalle Street Chicago, Illinois 60603 Assistant Treasurer since 2008	Senior Vice President of Fund Administration of The Northern Trust Company since 2011; Vice President of Fund Administration of The Northern Trust Company from 2005 to 2011.

Michael G. Meehan Age: 45 50 South LaSalle Street Chicago, Illinois 60603 Assistant Treasurer since 2011	Senior Vice President of Northern Trust Investments, Inc. since 2011; Vice President of Fund Administration of The Northern Trust Company from 2009 to 2011; Assistant Treasurer of Alpha Core Strategies Fund and Equity Long/Short Opportunities Fund since 2011.

Gregory A. Chidsey Age: 46 50 South LaSalle Street Chicago, Illinois 60603 Assistant Treasurer since 2013	Senior Vice President of Financial Reporting of The Northern Trust Company since 2010.

Craig R. Carberry, Esq. Age: 55 50 South LaSalle Street Chicago, Illinois 60603 Secretary since 2010	Associate General Counsel and Senior Vice President at The Northern Trust Company since June 2015; Chief Compliance Officer of Northern Trust Investments, Inc. since October 2015 and Secretary since 2000; Assistant General Counsel and U.S. Funds General Counsel at The Northern Trust Company from July 2014 to June 2015; Senior Legal Counsel and U.S. Funds General Counsel at The Northern Trust Company from 2000 to 2014; Secretary of 50 South Capital Advisors, LLC since 2015; Secretary of Alpha Core Strategies Fund since 2004; Secretary of Equity Long/Short Opportunities Fund and FlexShares Trust since 2011; Secretary of Northern Trust Global Advisors, Inc. from 2007 to 2012; Secretary of The Northern Trust Company of Connecticut from 2009 to 2013.

Owen T. Meacham, Esq. Age: 45 50 South LaSalle Street Chicago, Illinois 60603 Assistant Secretary since 2008	Senior Vice President and Regulatory Administration Assistant General Counsel of The Northern Trust Company since August 2015; Senior Vice President and Regulatory Administration Managing Attorney of The Northern Trust Company from 2012 to August 2015; Senior Vice President and Regulatory Administration Senior Corporate Attorney of The Northern Trust Company from 2011 to 2012; Vice President and Regulatory Administration Senior Corporate Attorney of The Northern Trust Company from 2007 to 2011; Assistant Secretary of the Northern Funds and Northern Institutional Funds since 2008; Secretary of Harding, Loevner Funds since 2010 and Assistant Secretary of Ashmore Funds since 2010.

(1)	Officers hold office at the pleasure of the Board of Trustees until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

OFFICERS OF THE TRUST (CONTINUED)

NAME, ADDRESS, AGE, POSITIONS HELD WITH TRUST AND LENGTH OF SERVICE(1)	PRINCIPAL OCCUPATIONS DURING PAST FIVE YEARS
Jose J. Del Real, Esq. Age: 38 50 South LaSalle Street Chicago, Illinois 60603 Assistant Secretary since 2015	Senior Legal Counsel and Vice President at The Northern Trust Company since 2015; Assistant Secretary of Northern Trust Investments, Inc. since 2016; Legal Counsel and Vice President at The Northern Trust Company from 2014 to 2015; Vice President and Regulatory Administration Senior Attorney of The Northern Trust Company from 2012 to 2014; Vice President and Regulatory Administration Attorney of The Northern Trust Company from 2011 to 2012; Second Vice President and Regulatory Administration Attorney of The Northern Trust Company from 2010 to 2011; Assistant Secretary of Northern Funds and Northern Institutional Funds from 2011 to 2014 and since 2015; and Assistant Secretary of FlexShares Trust since 2015.

(1)	Officers hold office at the pleasure of the Board of Trustees until their successors are duly elected and qualified, or until they die, resign, are removed or become disqualified.

As a result of the responsibilities assumed by the Trust’s service providers, the Trust itself requires no employees.

Each officer holds comparable positions with Northern Funds and certain officers hold comparable positions with certain other investment companies of which Northern Trust Corporation, or an affiliate thereof, is the investment adviser, custodian, transfer agent and/or administrator.

LEADERSHIP STRUCTURE. The Board of Trustees is currently composed of nine Trustees, seven of whom are not “interested persons” as defined in the 1940 Act (“non-interested Trustee”), and two of whom are “interested persons” as defined in the 1940 Act (“interested Trustee”). The Chairperson of the Board of Trustees, Sandra Polk Guthman, is a non-interested Trustee. Stephen N. Potter is considered an interested Trustee because he is an officer, director, employee, and a shareholder of Northern Trust Corporation and/or its affiliates. Mary Jacobs Skinner is considered an interested Trustee because her former law firm provided legal services to Northern Trust Corporation and/or its affiliates. Each Trustee was nominated to serve on the Board of Trustees because of his or her experience, skills and qualifications. See “Trustee Experience” below. The Board of Trustees believes that its leadership structure is consistent with industry practices and is appropriate in light of the size of the Trust and the nature and complexity of its business. In particular:

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Board Composition. The Trustees believe that having a super-majority of non-interested Trustees (more than 75%) is appropriate and in the best interest of shareholders. The Trustees also believe that having Mr. Potter serve as an interested Trustee brings management and financial insight that is important to certain of the Board of Trustees’ decisions and also in the best interest of shareholders.

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Non-Interested Trustee Meetings and Executive Sessions. The Trustees believe that meetings of the non-interested Trustees and meetings in executive session, including with independent counsel, help prevent conflicts of interest from occurring. The Trustees also believe that these sessions allow the non-interested Trustees to deliberate candidly and constructively, separately from management, in a manner that affords honest disagreement and critical questioning.

RISK OVERSIGHT. Risk oversight is a part of the Board of Trustees’ general oversight of the Portfolio and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Adviser and other service providers (depending on the nature of the risk), which carry out the Portfolio’s investment management and business affairs. The Investment

Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that may give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they occur. Each of the Investment Adviser and other service providers have their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Investment Adviser has a dedicated risk management function that is headed by a Chief Risk Officer.

Currently, the Board receives and reviews risk reports on a quarterly basis from the Investment Adviser’s Chief Risk Officer. The Audit Committee reviews and discusses these reports with the Investment Adviser’s Chief Risk Officer prior to their presentation to the Board. These reports cover risk areas that include, but are not limited to, credit risk, investment risk, operational risk, fiduciary risk, compliance risk, market and liquidity risk and strategic risk. These reports are intended to provide the Trustees with a forward-looking view of risk and the manner in which the Investment Adviser is managing various risks.

The Audit Committee, in addition to its risk management responsibilities, plays an important role in the Board of Trustees’ risk oversight. Working with the Portfolio’s independent registered accountants, the Audit Committee ensures that the Portfolio’s annual audit scope includes risk-based considerations, such that the auditors consider the risks potentially impacting the audit findings as well as risks to the Portfolio’s financial position and operations.

The Board of Trustees also monitors and reviews the Portfolio’s performance metrics, and regularly confers with the Investment Adviser on performance-related issues.

The Trust’s CCO reports to the Board of Trustees at least quarterly regarding compliance risk issues. In addition to providing quarterly reports, the CCO provides an annual report to the Board of Trustees in accordance with the Portfolio’s compliance policies and procedures. The CCO regularly discusses relevant compliance risk issues affecting the Portfolio during meetings with the non-interested Trustees and counsel. The CCO updates the Board of Trustees on the application of the Portfolio’s compliance policies and procedures and discusses how they mitigate risk. The CCO also reports to the Board of Trustees immediately regarding any problems associated with the Portfolio’s compliance policies and procedures that could expose (or that might have the potential to expose) the Portfolio to risk.

TRUSTEE EXPERIENCE. Each Trustee is required to possess certain qualities such as integrity, intelligence, the ability to critically discuss and analyze issues presented to the Board of Trustees and an understanding of a trustee’s fiduciary obligations with respect to a registered investment company. In addition to these qualities, the following is a description of certain other Trustee attributes, skills, experiences and qualifications.

NON-INTERESTED TRUSTEES

William L. Bax: Mr. Bax was Managing Partner of the Chicago office of PricewaterhouseCoopers (PwC), an international accounting, auditing and consulting firm, from 1997 to 2003, and a partner in the firm for a total of 26 years. He previously served as a director of Sears Roebuck & Co., a publicly traded retail company, from 2003 to 2005, and Andrew Corporation, a publicly-traded communications product company, from 2006 to 2008. He currently serves as a director for a public operating company board, Arthur J. Gallagher & Co. During his 26 years as a partner and 6 years as head of PwC’s Chicago office, Mr. Bax gained extensive experience advising public companies regarding accounting, disclosure and strategic issues. Mr. Bax understands the Board’s oversight role with respect to the Investment Adviser and other Portfolio service providers as a result of his public company board experience and service as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2005, and his current and prior directorships with public operating companies.

Mark G. Doll: Mr. Doll has over 40 years’ experience in the investment management industry. He was Chief Investment Officer of Northwestern Mutual Life Insurance Company from 2008 to 2012. During that time, he was responsible for over $180 billion in account assets, and managed the Northwestern Mutual Series, Inc., a

1940 Act registered mutual fund complex offering 28 portfolios. During his 40-year career at Northwestern Mutual, Mr. Doll oversaw all aspects of the company’s publicly traded assets. As Chief Investment Officer, he was a member of the seven-person management committee that oversaw all aspects of Northwestern Mutual’s asset management business. Mr. Doll’s extensive experience in mutual fund and separate account management provided him with significant knowledge of equity, fixed income and money market funds. He has served as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2013.

Eric A. Feldstein: Mr. Feldstein is presently Executive Vice President of Fee Based Services at the American Express Company, where he is responsible for managing a portfolio of global businesses with diversified sources of revenue/profits beyond the traditional charge and credit card products. Prior to taking that position in 2010, Mr. Feldstein was an Operating Partner and Chief Financial Officer with Eton Park Capital Management, L.P., a large global multi-strategy hedge fund. From 2002 to 2008, he served as Chief Executive Officer of GMAC Financial Services (“GMAC”). With extensive experience in financial services and in corporate finance, Mr. Feldstein has a deep understanding of the capital markets and expertise in various areas of risk management. He understands the Board’s oversight role with respect to the Investment Adviser and other Portfolio service providers as a result of his service as a non-interested Trustee of the Northern Institutional Funds and Northern Funds since 2015. Mr. Feldstein has previous board experience, having served as chairman of the Board of Directors of GMAC Financial Services and as a member of the Board of Vente Privee USA.

Sandra Polk Guthman: Ms. Guthman has been the chair since 1988 and was the chief executive officer from 1993 to 2012 of Polk Bros. Foundation, a multi-million dollar private foundation. In her capacity as chief executive officer, she analyzed investments for the foundation and therefore also has experience supervising and evaluating investment advisers and their performance. From 2010 to June 2015, she also served on the Investment Committee of Wellesley College, providing additional experience in supervising and evaluating investment advisers and their performance. In addition, Ms. Guthman has experience in the securities industry generally as a result of her service as a director of MBIA Insurance Corp. of Illinois, a private municipal bond insurance company, now known as National Public Finance Guarantee Corporation. Ms. Guthman has also chaired a number of governance and nominating committees of other boards of directors and served previously on the board of directors of a Chicago bank. She also is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and the other Portfolio service providers as a result of her service as a non-interested Trustee of Northern Institutional Funds since 1997 and Northern Funds since 2000.

Thomas A. Kloet: Mr. Kloet is a long-time financial industry executive and former Chief Executive Officer of TMX Group, Ltd., a financial services company and operator of stock, derivatives exchanges, their clearing operations and securities depository. As a result of this position, Mr. Kloet is familiar with financial, investment and business matters. He also understands the functions of a board through his service during the past five years on the Boards of TMX Group, Ltd.; Nasdaq Inc. (and the Nasdaq Stock Market, LLC as well as certain other subsidiaries of Nasdaq, Inc.); Box Options Exchange; FTSE-TMX Global Debt Capital Markets; Inc., Bermuda Stock Exchange, Inc.; the Investment Industry Regulatory Organization of Canada and the World Federation of Exchanges. He is a certified public accountant, a member of the American Institute of Certified Public Accountants and the Illinois CPA Society and is a member, and chairs the audit committee, of the Board of Edward-Elmhurst Healthcare and serves on the Board of Elmhurst College. He has served as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2015.

Mr. Kloet serves on the Board of Directors of Nasdaq, Inc. Northern Trust Corporation (“NTC”), parent company of NTI, and its affiliates (including affiliated fund complexes) pay listing fees, market data fees, and similar fees to Nasdaq, Inc. and its affiliates, The Nasdaq Stock Market LLC and Nasdaq OMX Nordic OY (collectively, “Nasdaq”). The total of these payments were $457,819 and $422,444 in each of 2014 and 2015, respectively, which are immaterial to Nasdaq’s gross revenues. Nasdaq, Inc. paid The Northern Trust Company, an affiliate of NTI, $275,060 and $268,627 in each of 2014 and 2015, respectively, for managing Nasdaq’s pension funds, which are immaterial to NTC’s gross revenues. In consideration of the immaterial amounts involved in the foregoing transactions, Mr. Kloet is not considered to have a material business or professional relationship with NTI or its affiliates.

Cynthia R. Plouché: Ms. Plouché has an extensive background in the financial services industry. She currently serves as lead Independent Trustee and chair of the Audit Committee of the Board of Trustees of AXA Premier VIP Trust, a registered investment company. She also has served as portfolio manager and chief investment officer for other registered investment advisers. Ms. Plouché is therefore familiar with the functions of mutual fund boards and their oversight responsibilities and the operations of fund advisers and other service providers. In addition, Ms. Plouché currently serves as Township Assessor for Moraine, Illinois. She has served as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2014.

Casey J. Sylla: Mr. Sylla is a former chief investment officer and chief financial officer for The Allstate Corporation. As a result of these positions, Mr. Sylla is familiar with financial, investment and business matters. He also understands the functions of a board through his current service as a member of a board of a public operating company, GATX Corporation. He also has served on the Board of the University of Wisconsin—Eau Claire Foundation from 2006 to 2015 and is an independent trustee of the G.D. Searle Family Trusts. In addition, he is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of his service as a non-interested Trustee of Northern Institutional Funds and Northern Funds since 2008.

INTERESTED TRUSTEES

Stephen N. Potter: Mr. Potter has held various executive and internal subsidiary board positions with NTI and The Northern Trust Company since 1982, including his present position as president of the Investment Adviser. As a result of these positions, Mr. Potter has financial, business, management and investment experience. Although he is an “interested” person under the 1940 Act, the non-interested Trustees believe that Mr. Potter provides an important business perspective with respect to the Investment Adviser and Northern Institutional Funds’ other service providers that is critical to their decision-making process. Mr. Potter also understands the functions of the Board as a result of his service on the Boards of Northern Institutional Funds and Northern Funds since 2008.

Mary Jacobs Skinner: Ms. Skinner was a partner until November 30, 2015 at Sidley Austin LLP, a large international law firm, in which she managed a regulatory-based practice. As a result of this position, Ms. Skinner is familiar with legal, regulatory and financial matters. She also is familiar with the functions of the Board and its oversight responsibilities with respect to the Investment Adviser and other Portfolio service providers as a result of her service as a Trustee of Northern Institutional Funds since 2000 and Northern Funds since 1998.

STANDING BOARD COMMITTEES. The Board of Trustees has established four standing committees in connection with its governance of the Portfolio: Audit, Governance, Valuation and Executive.

The Audit Committee consists of four members: Messrs. Bax (Chairperson), Doll and Kloet and Ms. Guthman (ex officio). The Audit Committee oversees the audit process and provides assistance to the full Board of Trustees with respect to fund accounting, tax compliance and financial statement matters. In performing its responsibilities, the Audit Committee selects and recommends annually to the entire Board of Trustees an independent registered public accounting firm to audit the books and records of the Trust for the ensuing year, and reviews with the firm the scope and results of each audit. The Audit Committee also is designated as the Qualified Legal Compliance Committee under the Sarbanes-Oxley Act of 2002. The Audit Committee convenes at least four times each year to meet with the independent registered public accounting firm to review the scope and results of the audit and to discuss other non-audit matters as requested by the Board’s Chairperson, the Committee Chairperson or the independent registered public accounting firm. During the fiscal year ended November 30, 2015, the Audit Committee convened five times.

The Governance Committee consists of three members: Mses. Plouché (Chairperson) and Guthman (ex-officio) and Mr. Feldstein. The functions performed by the Governance Committee include, among other things, selecting and nominating candidates to serve as non-interested Trustees, reviewing and making recommendations regarding Trustee compensation, developing policies regarding Trustee education and, subject to Board oversight, supervising the Trust’s CCO and reviewing information and making recommendations to the Board in connection with the Board’s annual consideration of the Trust’s management, custody and transfer agency and service agreements. During the fiscal year ended November 30, 2015, the Governance Committee convened five times.

As stated above, each Trustee holds office for an indefinite term until the occurrence of certain events. In filling Board vacancies, the Governance Committee will consider nominees recommended by shareholders. Nominee recommendations should be submitted to Diana E. McCarthy, Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996.

The Valuation Committee consists of five members: Messrs. Sylla (Chairperson), Doll and Potter and Mses. Guthman (ex officio) and Skinner. The Valuation Committee is authorized to act for the Board in connection with the valuation of portfolio securities of the Trust’s Portfolios in accordance with the Trust’s valuation procedures. During the fiscal year ended November 30, 2015, the Valuation Committee convened four times.

The Executive Committee consists of four members: Mses. Guthman (Chairperson) and Plouché and Messrs. Bax and Sylla. The Executive Committee is comprised of the Chairperson of the Board of Trustees as well as the Chairpersons of the Governance, Valuation and Audit Committees, with the remaining Trustees each serving as an alternate in the event of an emergency. The Executive Committee is granted the power to act on behalf of the full Board of Trustees in the management of the business and affairs of the Trust, to be exercised when circumstances impair the ability of the Board of Trustees or its committees to conduct business. In particular, the Executive Committee may take action with respect to: (1) the valuation of securities; and (2) the suspension of redemptions. The Executive Committee was formed on May 21, 2015 and will convene as necessary upon notice by the Chairperson of the Committee.

TRUSTEE OWNERSHIP OF PORTFOLIO SHARES. Shares of the Portfolio are offered exclusively to the securities lending customers of TNTC and affiliated entities. For this reason, the Trustees may not make direct investments in the Portfolio. The following table shows the dollar range of shares owned by each Trustee in the Portfolio included in this SAI and other Portfolios of Northern Institutional Funds and Northern Funds.

Information as of December 31, 2015
Name of Non-Interested Trustee	Dollar Range of Equity Securities in the Portfolio included in this SAI	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
William L. Bax	None	Over $100,000
Mark G. Doll	None	Over $100,000
Eric A. Feldstein(2)	None	None
Sandra Polk Guthman	None	Over $100,000(4)
Thomas A. Kloet(3)	None	None
Cynthia R. Plouché	None	$10,001 – $50,000
Casey J. Sylla	None	Over $100,000

Name of Interested Trustee	Dollar Range of Equity Securities in the Portfolio	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
Stephen N. Potter	None	Over $100,000
Mary Jacobs Skinner	None	Over $100,000(5)

(1)

The Northern Funds Complex consists of Northern Institutional Funds and Northern Funds. As of December 31, 2015, Northern Institutional Funds offered 8 portfolios and Northern Funds offered 47 portfolios.

(2)	Mr. Feldstein was appointed to the Board of Trustees on August 20, 2015, such appointment effective October 1, 2015.
(3)	Mr. Kloet was appointed to the Board of Trustees on May 21, 2015, such appointment effective July 1, 2015.
(4)	Shares held through a foundation for which the Trustee has limited investment discretion with respect to the foundation’s account for cash management purposes.
(5)	Includes amounts in Ms. Skinner’s Deferred Compensation Plan account, which is treated as if invested in the Diversified Assets Portfolio of Northern Institutional Funds.

TRUSTEE AND OFFICER COMPENSATION. The Trust pays each Trustee who is not an officer, director or employee of Northern Trust Corporation or its subsidiaries annual fees for his or her services as a Trustee of the Trust and as a member of the respective Board committees. In recognition of their services, the fees paid to the Board and Committee chairpersons are larger than the fees paid to other members of the Trust’s Board and Committees. The Trustees also are reimbursed for travel expenses incurred in connection with attending such meetings. The Trust also may pay the incidental costs of a Trustee to attend training or other types of conferences relating to the investment company industry.

The following tables set forth certain information with respect to the compensation of each non-interested and interested Trustee of the Trust for the fiscal year ended November 30, 2015:

Non-Interested Trustees

	Liquid Assets Portfolio	Total Compensation from Fund Complex (including the Portfolio)(1)
William L. Bax	$3,474	$240,000
Edward J. Condon, Jr.(2)	3,474	240,000
Mark G. Doll	3,004	207,500
Eric A. Feldstein(3)	763	51,875
Sandra Polk Guthman	4,376	302,500
Thomas A. Kloet(4)	1,510	103,750
Cynthia R. Plouché	3,240	223,750
Casey J. Sylla	3,474	240,000

Interested Trustees

	Liquid Assets Portfolio	Total Compensation from Fund Complex (including the Portfolio)(1)
Stephen N. Potter(5)	None	None
Mary Jacobs Skinner	$3,004	$207,500	(6)

(1)	As of November 30, 2015, the Northern Funds Complex consisted of Northern Institutional Funds (8 portfolios) and Northern Funds (47 portfolios).
(2)	Mr. Condon retired as a Trustee of the Trust effective December 31, 2015.
(3)	Mr. Feldstein was appointed to the Board of Trustees on August 20, 2015, such appointment effective October 1, 2015.
(4)	Mr. Kloet was appointed to the Board of Trustees on May 21, 2015, such appointment effective July 1, 2015.
(5)	As an “interested” Trustee who is an officer, director and employee of Northern Trust Corporation and/or its affiliates, Mr. Potter does not receive any compensation from the Trust for his services.
(6)	Ms. Skinner did not defer compensation for the fiscal year ended November 30, 2015. During that time Ms. Skinner earned $48 in accrued interest from previous years’ deferred compensation.

The Trust does not provide pension or retirement benefits to its Trustees.

Prior to August 22, 2013, each Trustee was entitled to participate in the Northern Institutional Funds Deferred Compensation Plan (the “D.C. Plan”). Effective August 22, 2013, the Trustees may no longer defer their compensation. Any amounts deferred and invested under the D.C. Plan shall remain invested pursuant to the terms of the D.C. Plan. Under the D.C. Plan, a Trustee may have elected to have his or her deferred fees treated as if they had been invested by the Trust in the shares of the Global Tactical Asset Allocation Fund of Northern Funds or the Diversified Assets Portfolio of the Trust and/or at the discretion of the Trust, another money market fund selected by the Trust that complied with the provisions of Rule 2a-7 under the 1940 Act or one or more short-term fixed-income instruments selected by the Trust that are “eligible securities” as defined by that rule. The amount paid to the Trustees under the D.C. Plan will be determined based upon the performance of such investments. Deferral of Trustees’ fees will not obligate the Trust to retain the service of any Trustee or obligate the Portfolio to any level of compensation to the Trustee. The Trust may invest in underlying securities without shareholder approval.

The Trust’s officers do not receive fees from the Trust for services in such capacities. Northern Trust Corporation and/or its affiliates, of which Ms. Chappell and Messrs. Carberry, Chidsey, Crabill, Del Real, Farmer, Meacham, Meehan, O’Rourke, Pryszcz, Rein and Wennlund are officers, receive fees from the Trust as Investment Adviser, Custodian and Transfer Agent.

CODE OF ETHICS

The Trust, its Investment Adviser and principal underwriter have adopted codes of ethics (the “Codes of Ethics”) under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel, subject to the Codes of Ethics and their provisions, to invest in securities, including securities that may be purchased or held by the Trust.

INVESTMENT ADVISER, TRANSFER AGENT AND CUSTODIAN

NTI, a subsidiary of Northern Trust Corporation, serves as the Investment Adviser and provides investment advisory and administration services to the Portfolio. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603.

NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds.

TNTC is a subsidiary of Northern Trust Corporation and serves as the Sub-Administrator, Transfer Agent and Custodian for the Portfolio. TNTC is located at 50 South LaSalle Street, Chicago, Illinois 60603. TNTC is a member of the Federal Reserve System. Since 1889, TNTC has administered and managed assets for individuals, institutions and corporations.

As of December 31, 2015, Northern Trust Corporation, through its affiliates, had assets under custody of $6.1 trillion, and assets under investment management of $875.3 billion.

Management Agreement

Shareholders of the Portfolio have approved a new management agreement, effective June 30, 2014, between the Portfolio and NTI (the “Management Agreement”) to provide the Portfolio with investment advisory and administration services under a single agreement and fee structure. Under the Management Agreement with the Investment Adviser for the Portfolio, subject to the general supervision of the Trust’s Board of Trustees, the Investment Adviser makes decisions with respect to, and places orders for, all purchases and sales of portfolio securities for the Portfolio and also provides administration services to the Portfolio.

The Investment Adviser also is responsible for monitoring and preserving the records required to be maintained under the regulations of the SEC (with certain exceptions unrelated to its activities for the Trust). In making investment recommendations for the Portfolio, if any, investment advisory personnel of the Investment Adviser may not inquire or take into consideration whether issuers of securities proposed for purchase or sale for the Portfolio’s accounts are customers of TNTC’s commercial banking department. These requirements are designed to prevent investment advisory personnel for the Portfolio from knowing which companies have commercial business with TNTC and from purchasing securities where they know the proceeds will be used to repay loans to the bank.

The Management Agreement has been approved by the Board of Trustees, including the “non-interested” Trustees and by shareholders of the Portfolio.

In connection with portfolio transactions for the Portfolio, which are generally done at a net price without a broker’s commission, the Management Agreement with the Trust provides that the Investment Adviser shall attempt to obtain the best net price and execution.

On occasions when the Investment Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other fiduciary or agency accounts (“other accounts”) managed by the Investment Adviser, the Management Agreement provides that the Investment Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Portfolio and other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Portfolio or the amount of the securities that are able to be sold for the Portfolio. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Management Agreement permits the Investment Adviser, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of the Investment Adviser’s opinion of the reliability and quality of the broker or dealer.

The Investment Adviser is also responsible for providing certain administration services to the Portfolio pursuant to the Management Agreement. Subject to the general supervision of the Trust’s Board of Trustees, the Investment Adviser provides supervision of all aspects of the Portfolio’s operations and performs the customary services of an administrator, including but not limited to the following corporate treasury, secretarial and “blue sky” services: (a) maintaining office facilities and furnishing corporate officers for the Portfolio; (b) furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies; (c) performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, such as expense accrual monitoring and payment of the Portfolio’s bills, preparing monthly reconciliation of the Portfolio’s expense records, updating projections of annual expenses, preparing materials for review by the Board of Trustees, and compliance testing; (d) preparing and arranging for printing of financial statements; (e) preparing and filing the Portfolio’s federal and state tax returns (other than those required to be filed by the Portfolio’s custodian and transfer agent) and providing shareholder tax information to the Portfolio’s transfer agent; (f) assisting the Portfolio’s Investment Adviser, at the Investment Adviser’s request, in monitoring and developing compliance procedures for the Portfolio which include, among other matters, procedures to assist the Investment Adviser in monitoring compliance with the Portfolio’s investment objective, policies, restrictions, tax matters and applicable laws and regulations; (g) assisting in product development; (h) performing oversight/management responsibilities such as the supervision and coordination of certain of the Portfolio’s service providers; (i) performing corporate secretarial services such as assisting in maintaining corporate records and the good standing status of the Trust in its state of organization; (j) performing “blue sky” compliance functions; (k) monitoring the Portfolio’s arrangements with respect to services provided by service organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Portfolio and such service organizations; (l) performing certain legal services such as preparing and filing annual Post-Effective Amendments to the Portfolio’s registration statement and other SEC filings for the Portfolio; and (m) computing and determining on the days and at the times specified in the Portfolio’s then-current Prospectus, the NAV of each share of the Portfolio and the net income of the Portfolio. Pursuant to a Sub-Administration Agreement, NTI has delegated certain of the above administration services to TNTC.

The Management Agreement provides that the Investment Adviser may render similar services to others so long as its services under the Management Agreement are not impaired thereby. The Management Agreement also provides that the Trust will indemnify the Investment Adviser against certain liabilities (including, with respect to the advisory services provided by the Investment Adviser under the Management Agreement, liabilities under the federal securities laws relating to untrue statements or omissions of material fact and actions that are in accordance with the terms of the Management Agreement) or, in lieu thereof, contribute to resulting losses.

Effective June 30, 2014, as compensation for advisory services and administration services and the assumption of related expenses, NTI is entitled to a management fee, computed daily and payable monthly, at the annual rate set forth in the table below (expressed as a percentage of the Portfolio’s average daily net assets).

CONTRACTUAL MANAGEMENT FEE RATE
Effective June 30, 2014
Liquid Assets Portfolio	0.10%

Prior to June 30, 2014, under the former Investment Advisory and Ancillary Services Agreement with NTI for the Portfolio, as compensation for advisory services and the assumption of related expenses, the Investment Adviser was entitled to an advisory fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.25% (expressed as a percentage of the Portfolio’s average daily net assets) for the period ended June 30, 2014 and the fiscal year ended November 30, 2013. Prior to June 30, 2014, the Investment Adviser contractually agreed to waive all of the advisory fees charged to the Portfolio.

For the fiscal years indicated below, the amount of management fees and/or advisory fees (after fee waivers, if any) incurred by the Portfolio was as follows:

	Fiscal Year Ended November 30, 2015	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$3,967,726	$826,202	$0

For the fiscal years indicated below, NTI waived advisory fees as follows:

	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$2,706,566	$4,215,087

Prior to June 30, 2014, under the former Administration Agreement with the Trust, subject to the limitations described below, as compensation for its administrative services and the assumption of related expenses, NTI was entitled to a fee from the Portfolio, computed daily and payable monthly, at an annual rate of 0.10% of the average daily net assets of the Portfolio.

For the fiscal years indicated below, NTI received fees from the Portfolio under the former Administration Agreement with the Trust in the amount of:

	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$1,077,396	$1,685,752

Transfer Agency and Service Agreement

Under its Transfer Agency and Service Agreement with the Trust, TNTC as Transfer Agent has undertaken to perform certain services for the Portfolio, including but not limited to the following: (i) answer shareholder inquiries and respond to requests for information regarding the Trust; (ii) process purchase and redemption transactions; (iii) establish and maintain shareholder accounts and subaccounts; (iv) furnish confirmations in accordance with applicable law, and provide periodic account statements to each shareholder; (v) furnish proxy statements and proxies, annual and semiannual financial statements, and dividend, distribution and tax notices to shareholders; (vi) act as dividend disbursing agent; (vii) report abandoned property to state authorities; (viii) impose, collect, account for and administer redemption fees if applicable on redemptions and exchanges; (ix) process, handle and account for all “as of” transactions; (x) conduct daily reviews of management reports related to late trading and daily value reviews with respect to the Trust’s excessive trading policies; and (xi) maintain appropriate records relating to its services. The Trust may appoint one or more sub-transfer agents in the performance of its services.

As compensation for the services rendered by TNTC under the Transfer Agency and Service Agreement and the assumption by TNTC of related expenses with respect to the Portfolio, TNTC is entitled to a fee from the Trust, payable monthly, at an annual rate of 0.015% of the average daily net assets of the Portfolio. In addition, TNTC may be reimbursed for certain expenses as provided under the Transfer Agency and Service Agreement.

As compensation for the services rendered by the Transfer Agent under the former Transfer Agency Agreement prior to June 30, 2014, with respect to the shares described in this SAI and the assumption by the Transfer Agent of related expenses, TNTC was entitled to a fee from the Trust, calculated daily and payable monthly, at an annual rate equal to $18 for each subaccount relating to such shares of the Portfolio.

For the fiscal years indicated below, the amount of transfer agent fees paid by the Portfolio was as follows:

	Fiscal Year Ended November 30, 2015	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$595,224	$123,944	$0

Custody Agreement

Under its Custody Agreement with the Trust, TNTC (the “Custodian”) (i) holds the Portfolio’s cash and securities, (ii) maintains such cash and securities in separate accounts in the name of the Portfolio, (iii) makes receipts and disbursements of funds on behalf of the Portfolio, (iv) receives, delivers and releases securities on behalf of the Portfolio, (v) collects and receives all income, principal and other payments in respect of the Portfolio’s investments held by the Custodian, (vi) is responsible for the Portfolio’s foreign custody arrangements pertaining to its activities under the Custody Agreement, and (vii) maintains all records of its activities and obligations under the Custody Agreement. The Custodian may appoint one or more sub-custodians and shall oversee the maintenance by any sub-custodian of any securities or other assets held by the Portfolio. The Custody Agreement provides that the Custodian will use reasonable care, prudence and diligence with respect to its obligations under the Custody Agreement and the safekeeping of the Portfolio’s property and shall be liable to and shall indemnify the Trust from and against any loss which occurs as a result of the failure of the Custodian or a sub-custodian to exercise reasonable care, prudence and diligence with respect to their respective obligations under the Custody Agreement and the safekeeping of such property. The Custodian is not responsible for any act, omission, or default of, or for the solvency of, any eligible securities depository, nor is the Custodian responsible for any act, omission, or default of, or for the solvency of, any broker or agent which it or a sub-custodian appoints and uses unless such appointment and use is made or done negligently or in bad faith.

As compensation for the domestic custody services rendered with respect to the Portfolio, and the assumption by the Custodian of certain related expenses, the Custodian is entitled to payment from the Trust as follows: (i) $18,000 annually for the Portfolio; plus (ii) 1/100th of 1% annually of the Portfolio’s average daily net assets to the extent they exceed $100 million; plus (iii) a fixed dollar fee for each trade in portfolio securities; plus (iv) a fixed dollar fee for each time that the Custodian receives or transmits funds via wire; plus (v) reimbursement of other out-of-pocket expenses incurred by the Custodian. The fees referred to in clauses (iii) and (iv) are subject to annual upward adjustments based on increases in the CPI-U, provided that the

Custodian may permanently or temporarily waive all or any portion of any upward adjustment. The Custodian’s fees under the Custody Agreement are subject to reduction based on the Portfolio’s daily-uninvested U.S. cash balances (if any).

As compensation for the custody services, including fund accounting services, rendered by the Custodian under the former Custodian Agreement prior to June 30, 2014, the Custodian was entitled to payment from the Trust according to the same schedule of fees as under the Custody Agreement.

For the fiscal years indicated below, the amount of custodian and, prior to June 30, 2014, fund accounting fees paid by the Portfolio was as follows (effective June 30, 2014, fund accounting fees, if any, are included in the management fees payable to NTI):

	Fiscal Year Ended November 30, 2015	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$457,353	$103,896	$0

Unless sooner terminated, the Trust’s Management Agreement will continue in effect with respect to the Portfolio until June 30, 2016. Thereafter, the Management Agreement will continue in effect for successive 12-month periods, provided that the continuance is approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the Management Agreement or “interested persons” (as such term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval and (ii) by the Trustees or by the vote of a majority of the outstanding shares of the Portfolio (as defined under “Description of Shares”). The Management Agreement is terminable at any time without penalty by the Trust (by specified Trustee or shareholder action) or by the Investment Adviser, on 60 days’ written notice. The Transfer Agency and Service Agreement shall continue indefinitely until terminated by the Trust by not less than 90 days’ written notice or by the Transfer Agent by not less than six months written notice. The Custody Agreement shall continue indefinitely until terminated by the Trust by not less than 60 days’ written notice, or by the Custodian by not less than 90 days’ written notice.

Northern Trust Corporation and its affiliates may act as an underwriter of various securities. Under the 1940 Act, the Portfolio is precluded, subject to certain exceptions, from purchasing in the primary market those securities with respect to which Northern Trust Corporation or an affiliate is serving as a principal underwriter. In the opinion of Northern Trust Corporation or an affiliate, this limitation will not significantly affect the ability of the Portfolio to pursue its investment objective.

In the Management Agreement, the Investment Adviser agrees that the name “Northern” may be used in connection with the Trust’s business on a royalty-free basis. TNTC has reserved to itself the right to grant the non-exclusive right to use the name “Northern” to any other person. The Management Agreement provides that at such time as the Management Agreement is no longer in effect, the Trust will cease using the name “Northern.”

BROKERAGE TRANSACTIONS

For the fiscal years ended November 30, 2015, 2014 and 2013, all portfolio transactions for the Portfolio were executed on a principal basis and, therefore, no brokerage commissions were paid by the Portfolio. Purchases by the Portfolio from underwriters of portfolio securities, however, normally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include the spread between the dealer’s cost for a given security and the resale price of the security. No commissions were paid by the Portfolio to any direct or indirect “affiliated” persons (as defined in the 1940 Act) of the Portfolio.

The Trust is required to identify any securities of its “regular brokers or dealers” or their parents which the Portfolio acquired during its most recent fiscal year.

During the fiscal year ended November 30, 2015, the Portfolio acquired and sold securities of the following regular broker/dealers and owned the following amounts of securities of such regular broker/dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies:

Name of Regular Broker/ Dealer of which the Portfolio Acquired and Sold Securities	Parent Company Name (if applicable)	As of November 30, 2015 the Portfolio Owned the Following Approximate Aggregate Market Value of Securities
Bank of America	N/A	$96,447,000
Barclays Capital Inc.	N/A	0
Bank of Nova Scotia	N/A	147,099,000
Citi Group	N/A	172,000,000
General Electric	N/A	52,253,000
Societe Generale	N/A	38,447,000

CONFLICTS OF INTEREST

The Investment Adviser’s portfolio managers are often responsible for managing one or more Northern Institutional Fund portfolios, as well as other accounts, including separate accounts and other pooled investment vehicles. A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement with the Investment Adviser than the Portfolio. The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades. In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible, due to varying investment restrictions among accounts and for other reasons, that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts. The Investment Adviser has a responsibility to manage all client accounts in a fair and equitable manner. It seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, the Investment Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, the Investment Adviser and the Trust have adopted policies limiting the circumstances under which cross-trades may be effected between the Portfolio and another client account. The Investment Adviser conducts periodic reviews of trades for consistency with these policies.

The Investment Adviser will give advice to and make investment decisions for the Trust as it believes is in the best interest of the Trust. Advice given to the Trust or investment decisions made for the Trust may differ from, and may conflict with, advice given or investment decisions made for the Investment Adviser or its affiliates, or other portfolios or accounts managed by the Investment Adviser or its affiliates. For example, other portfolios or accounts managed by the Investment Adviser may sell short securities of an issuer in which the Trust has taken, or will take, a long position in the same securities. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Trust and such increase in price would be to the Trust’s detriment. Conflicts may also arise because portfolio decisions regarding the Trust may benefit the Investment Adviser or its affiliates or another account or portfolio managed by the Investment Adviser or its affiliates. For example, the sale of a long position or establishment of a short position by the Trust may impair the price of the same security sold short by (and therefore benefit) another account or portfolio managed by the Investment Adviser or its affiliates, and the purchase of a security or covering a short position in a security by the Trust may increase the price of the same security held by (and therefore benefit) another account or portfolio managed by the Investment Adviser or its affiliates. Actions taken with respect to the Investment Adviser and its affiliates’ other portfolios or accounts managed by them may adversely impact the Portfolio, and actions taken by the Portfolio may benefit the Investment Adviser or its affiliates or its other portfolios or accounts.

PROXY VOTING

Northern Institutional Funds has delegated the voting of portfolio securities to the Investment Adviser. The Investment Adviser has adopted the proxy voting policies and procedures applicable to Northern Trust Corporation and its affiliates (the “Northern Proxy Voting Policy”) for the voting of proxies on behalf of client accounts for which the Investment Adviser has voting discretion, including the Portfolio. Under the Northern Proxy Voting Policy, shares are to be voted in the best interests of the Portfolio.

A Proxy Committee comprised of senior investment and compliance officers of the Investment Adviser has adopted certain guidelines (the “Proxy Guidelines”) concerning various corporate governance issues. The Proxy Committee has the responsibility for the content, interpretation and application of the Proxy Guidelines and may apply these Proxy Guidelines with a measure of flexibility. The Investment Adviser has retained an independent third party (the “Service Firm”) to review proxy proposals and to make voting recommendations to the Proxy Committee in a manner consistent with the Proxy Guidelines. The Proxy Committee will apply the Proxy Guidelines as discussed below to any such recommendation.

The Proxy Guidelines provide that the Proxy Committee will generally vote for or against various proxy proposals, usually based upon certain specified criteria. As an example, the Proxy Guidelines provide that the Proxy Committee will generally vote in favor of proposals to:

•	Repeal existing classified boards and elect directors on an annual basis;

•	Adopt a written majority voting or withhold policy (in situations in which a company has not previously adopted such a policy);

•	Lower supermajority shareholder vote requirements for charter and bylaw amendments;

•	Lower supermajority shareholder vote requirements for mergers and other business combinations;

•	Increase common share authorizations for a stock split;

•	Implement a reverse stock split;

•	Approve an ESOP (employee stock ownership plan) or other broad based employee stock purchase or ownership plan, or increase authorized shares for existing plans; and

•	Adopt certain social and environmental issues regarding discrimination, disclosures of environmental impact, animal treatment and corporate sustainability, when appropriate.

The Proxy Guidelines also provide that the Proxy Committee will generally vote against proposals to:

•	Elect director nominees that sit on more than six public company boards, or, if the nominee is a CEO, more than three public company boards;

•	Classify the board of directors;

•	Require that poison pill plans be submitted for shareholder ratification;

•	Adopt dual class exchange offers or dual class recapitalizations;

•	Require a supermajority shareholder vote to approve mergers and other significant business combinations;

•	Require a supermajority shareholder vote to approve charter and bylaw amendments; and

•	Adopt certain social and environmental proposals deemed unwarranted by the company’s board of directors.

In certain circumstances, the Proxy Guidelines provide that proxy proposals will be addressed on a case-by-case basis, including those regarding executive and director compensation plans, mergers and acquisitions, ratification of poison pill plans, a change in the company’s state of incorporation and an increase in authorized common stock.

Except as otherwise provided in the Northern Proxy Voting Policy, the Proxy Committee may vote proxies contrary to the recommendations of the Service Firm if it determines that such action is in the best interest of the Portfolio. In exercising its discretion, the Proxy Committee may take into account a wide array of factors relating to the matter under consideration, the nature of the proposal and the company involved. As a result, the Proxy Committee may vote in one manner in the case of one company and in a different manner in the case of another where, for example, the past history of the company, the character and integrity of its management, the role of outside directors, and the company’s record of producing performance for investors justifies a high degree of confidence in the company and the effect of the proposal on the value of the investment. Similarly, poor past performance, uncertainties about management and future directions, and other factors may lead the Proxy Committee to conclude that particular proposals present unacceptable investment risks and should not be supported. In addition, the Proxy Committee also evaluates proposals in context. For example, a particular proposal may be acceptable standing alone, but objectionable when part of an existing or proposed package. Special circumstances may also justify casting different votes for different clients with respect to the same proxy vote.

The Investment Adviser may occasionally be subject to conflicts of interest in the voting of proxies due to business or personal relationships it maintains with persons having an interest in the outcome of certain votes. For example, the Investment Adviser may provide trust, custody, investment management, brokerage, underwriting, banking and related services to accounts owned or controlled by companies whose management is soliciting proxies. Occasionally, the Investment Adviser may also have business or personal relationships with other proponents of proxy proposals, participants in proxy contests, corporate directors or candidates for directorships. The Investment Adviser may also be required to vote proxies for securities issued by Northern Trust Corporation or its affiliates or on matters in which the Investment Adviser has a direct financial interest, such as shareholder approval of a change in the advisory fees paid by the Portfolio. The Investment Adviser seeks to address such conflicts of interest through various measures, including the establishment, composition and authority of the Proxy Committee and the retention of the Service Firm to perform proxy review and vote recommendation functions. The Proxy Committee has the responsibility to determine whether a proxy vote involves a conflict of interest and how the conflict should be addressed in conformance with the Northern Proxy Voting Policy. The Proxy Committee may resolve such conflicts in any of a variety of ways, including without limitation the following: (i) voting in accordance with the Proxy Guidelines based recommendation of the Service Firm; (ii) voting in accordance with the recommendation of an independent fiduciary appointed for that purpose; (iii) voting pursuant to client direction by seeking instructions from the Board of Trustees of the Trust; or by (iv) voting pursuant to a “mirror voting” arrangement under which shares are voted in the same manner and proportion as shares over which the Investment Adviser does not have voting discretion. The method selected by the Proxy Committee may vary depending upon the facts and circumstances of each situation.

The Investment Adviser may choose not to vote proxies in certain situations. This may occur, for example, in situations where the exercise of voting rights could restrict the ability to freely trade the security in question (as is the case, for example, in certain foreign jurisdictions known as “blocking markets”). In circumstances in which the Service Firm does not provide recommendations for a particular proxy, the Proxy Committee may obtain recommendations from analysts at the Investment Adviser who review the issuer in question or the industry in general. The Proxy Committee will apply the Proxy Guidelines as discussed above to any such recommendation.

This summary and the Northern Proxy Voting Policy and Proxy Guidelines, as adopted by the Investment Adviser, are posted in the Account Resources section of the Northern Institutional Funds’ web site, www.northerntrust.com/liquid-assets-portfolio. You may also obtain, upon request and without charge, a paper copy of the Northern Proxy Voting Policy and Proxy Guidelines or an SAI by calling 800-595-9111.

Information regarding how the Portfolio voted proxies, if any, relating to portfolio securities for the most recent 12 month period ended June 30 will be available, without charge, upon request, by contacting the Investment Adviser at 800-595-9111 or Northern Trust or by visiting the SEC’s web site, www.sec.gov.

PLACEMENT AGENT

The Trust has entered into a Placement Agency Agreement under which Northern Funds Distributors, LLC (“NFD”), with principal offices at Three Canal Plaza, Suite 100, Portland, Maine 04101, as agent, distributes the shares of the Portfolio. The Investment Adviser pays the cost of printing and distributing prospectuses to persons who are not shareholders of the Trust (excluding preparation and typesetting expenses) and of certain other distribution efforts. No compensation is payable by the Trust to NFD for its services. However, the Investment Adviser has entered into an agreement with NFD under which it makes payments to NFD in consideration for its services under the Placement Agency Agreement. NFD is not compensated for services under the Placement Agency Agreement. The payments made by the Investment Adviser to NFD do not represent an additional expense to the Trust or its shareholders. NFD is a wholly-owned subsidiary of Foreside Distributors, LLC (“Foreside Distributors”), based in Portland, Maine, and an indirect wholly-owned subsidiary of Foreside Financial Group, LLC. The Placement Agency Agreement provides that the Trust will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Trust by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD’s breach of confidentiality.

Under a License Agreement (the “License Agreement”) with Foreside Distributors, Northern Trust Corporation agrees that the name “Northern Funds” may be used by Foreside Distributors and NFD in connection with providing services to the Trust on a royalty-free basis. Northern Trust Corporation has reserved to itself the right to grant the non-exclusive right to use the name “Northern Funds” to any other person. The License Agreement provides that at such time as the License Agreement is no longer in effect, Foreside Distributors and NFD will cease using the name “Northern Funds.”

COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Drinker Biddle & Reath LLP, with offices at One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996 and 191 North Wacker Drive, Chicago, Illinois 60606-1698, serves as counsel to the Trust, as well as its non-interested Trustees.

Ernst & Young LLP, an independent registered public accounting firm, 155 North Wacker Drive, Chicago, Illinois 60606, has been appointed to serve as an independent registered public accounting firm for the Trust. In addition to audit services, Ernst  & Young LLP reviews the Trust’s federal and state tax returns.

IN-KIND PURCHASES AND REDEMPTIONS

Payment for shares of the Portfolio may, in the discretion of Northern Trust, be made in the form of securities that are permissible investments for the Portfolio as described in the Prospectus. For further information about this form of payment, contact the Transfer Agent. In connection with an in-kind securities payment, the Portfolio will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Portfolio and that the Portfolio receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Portfolio; and that adequate information be provided concerning the basis and other tax matters relating to the securities.

Although the Portfolio generally will redeem shares in cash, the Portfolio reserves the right to pay redemptions by a distribution in-kind of securities (instead of cash) from the Portfolio. The securities distributed in-kind would be readily marketable and would be valued for this purpose using the same method employed in calculating the Portfolio’s NAV per share. If a shareholder receives redemption proceeds in-kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the redemption.

ACCOUNT FEES AND REQUIREMENTS

Shares of the Portfolio are sold and generally redeemed without any purchase or redemption charge imposed by the Trust. In addition, as described in the Prospectus, Northern Trust and other securities lending agents may charge their customers for services provided in connection with their investments.

The exercise of voting rights and the delivery to customers of shareholder communications from the Trust will be governed by the customers’ account agreements with Northern Trust or other securities lending agents. Customers should read the Prospectus in connection with any relevant agreement describing the services provided by Northern Trust or other securities lending agent and any related requirements and charges, or contact Northern Trust or other securities lending agent for further information.

EXPENSES

Except as set forth above and in this SAI, the Portfolio is responsible for the payment of its expenses. These expenses include, without limitation: the fees and expenses payable to the Investment Adviser, Transfer Agent and Custodian; brokerage fees and commissions; fees for the registration or qualification of Portfolio shares under federal or state securities laws; taxes; interest; costs of liability insurance, fidelity bonds, indemnification or contribution, any costs, expenses or losses arising out of any liability of, or claim for damages or other relief asserted against the Trust for violation of any law; legal, tax and auditing fees and expenses; expenses of preparing and printing prospectuses, statements of additional information, proxy materials, reports and notices and distributing of the same to the Portfolio’s shareholders and regulatory authorities; compensation and expenses of its non-interested Trustees; fees of industry organizations such as the Investment Company Institute and Mutual Fund Directors Forum; acquired fund fees and expenses; expenses of third party consultants engaged by the Board of Trustees; expenses in connection with the negotiation and renewal of the revolving credit facility; and miscellaneous and extraordinary expenses incurred by the Trust.

In connection with the Management Agreement, NTI has contractually agreed to reimburse a portion of the operating expenses of the Portfolio (other than certain excepted expenses, i.e., service fees, acquired fund fees and expenses, the Portfolio’s proportionate share of the increase in compensation paid to each Independent Trustee, expenses related to third-party consultants engaged by the Board of Trustees of the Trust, membership dues paid to the Investment Company Institute and Mutual Fund Directors Forum, expenses in connection with the negotiation and renewal of the revolving credit facility, extraordinary expenses and interest) so that “Total Annual Portfolio Operating Expenses After Expense Reimbursement” do not exceed 0.03 percent of the Portfolio’s average daily net assets. The contractual expense reimbursement arrangement is expected to continue until at least April 1, 2017. The expense reimbursement arrangement will continue automatically for periods of one year (each such one-year period, a “Renewal Year”). The arrangement may be terminated, as to any succeeding Renewal Year, by NTI or the Portfolio upon 60 days’ written notice prior to the end of the current Renewal Year. The Board of Trustees may terminate the arrangement at any time with respect to the Portfolio if it determines that it is in the best interests of the Portfolio and its shareholders.

For the fiscal year ended November 30, 2015, NTI contractually reimbursed expenses for the Portfolio as follows:

Fiscal Year Ended November 30, 2015
Liquid Assets Portfolio	$3,938,391

NTI may reimburse additional expenses or waive all or a portion of the management fees of the Portfolio from time to time, including to avoid a negative yield. Any such additional expense reimbursement or waiver would be voluntary and could be implemented, increased or decreased, or discontinued at any time. There is no guarantee that the Portfolio will be able to avoid a negative yield.

Additionally, for the fiscal years indicated below, NTI, as administrator, reimbursed the Portfolio for its expenses, thereby reducing Other Operating Expenses in the following amounts:

	Fiscal Year Ended November 30, 2014	Fiscal Year Ended November 30, 2013
Liquid Assets Portfolio	$59,691	$72,541

PERFORMANCE INFORMATION

You may call 800-637-1380 to obtain the current 7-day yield and other performance information or visit www.northerntrust.com/liquid-assets-portfolio. Any fees imposed by Northern Trust on its customers in connection with investments in the Portfolio are not reflected in the Trust’s calculations of performance for the Portfolio.

The performance of shares of the Portfolio may be compared to the performance of other money market funds with similar investment objectives and other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of shares may be compared to data prepared by iMoneyNet, Inc. or other independent mutual fund reporting services. Performance data as reported in national financial publications such as Money Magazine, Morningstar, Forbes, Barron’s, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, also may be used in comparing the performance of shares of the Portfolio.

From time to time, the Portfolio may advertise its “yield” and “effective yield.” These yield figures will fluctuate, are based on historical earnings and are not intended to indicate future performance. “Yield” refers to the net investment income generated by an investment in the Portfolio over a seven-day period identified in the advertisement. This net investment income is then “annualized.” That is, the amount of net investment income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment.

In arriving at quotations as to “yield,” the Trust first determines the net change, exclusive of capital changes, during the seven-day period in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, then divides such net change by the value of the account at the beginning of the period to obtain the base period return, and then multiplies the base period return by 365/7.

“Effective yield” is calculated similarly but, when annualized, the net investment income earned by an investment in the Portfolio is assumed to be reinvested. The “effective yield” will be slightly higher than the “yield” because of the compounding effect of this assumed reinvestment. The “effective yield” with respect to the shares of the Portfolio is computed by adding 1 to the base period return (calculated as above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

Quotations of yield and effective yield provided by the Trust are carried to at least the nearest hundredth of one percent. Any fees imposed by Northern Trust, its affiliates or financial intermediaries or other securities lending agents on their customers in connection with investments in shares of the Portfolio are not reflected in the calculation of yields for the Portfolio.

The Portfolio’s yields may not provide a basis for comparison with bank deposits and other investments, which provide a fixed yield for a stated period of time. The Portfolio’s yields fluctuate, unlike bank deposits or other investments, which pay a fixed yield for a stated period of time. The annualization of one week’s income is not necessarily indicative of future actual yields. Actual yields will depend on such variables as portfolio quality, average portfolio maturity, the type of portfolio instruments acquired, changes in money market interest rates, portfolio expenses and other factors. Yields are one basis investors may use to analyze shares of the Portfolio as compared to comparable classes of shares of other money market funds and other investment vehicles. However, yields of other money market funds and other investment vehicles may not be comparable because of the foregoing variables, and differences in the methods used in valuing their portfolio instruments, computing NAV and determining yield.

The Portfolio also may quote, from time to time, the total return of its shares in accordance with SEC regulations.

NET ASSET VALUE

As stated in the Prospectus, the Portfolio seeks to maintain a NAV of $1.00 per share and, in this connection, values its instruments on the basis of amortized cost pursuant to Rule 2a-7 under the 1940 Act. This method values a security at its cost on the date of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if the Portfolio sold the instrument. During such periods, the yield to investors in the Portfolio may differ somewhat from that obtained in a similar entity which uses available indications as to market value to value its portfolio instruments. For example, if the use of amortized cost resulted in a lower (higher) aggregate Portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield and ownership interest than would result from investment in such similar entity and existing investors would receive less (more) investment income and ownership interest. However, the Trust expects that the procedures and limitations referred to in the following paragraphs of this section will tend to minimize the differences referred to above.

Under Rule 2a-7, the Trust’s Board of Trustees, in supervising the Trust’s operations and delegating special responsibilities involving portfolio management to the Investment Adviser, has established procedures that are intended, taking into account current market conditions and the Portfolio’s investment objective, to stabilize the NAV of the Portfolio, as computed for the purposes of purchases and redemptions, at $1.00 per share. The Trustees’ procedures include periodic monitoring of the difference (the “Market Value Difference”) between the amortized cost value per share and the NAV per share based upon available indications of market value. Available indications of market value used by the Trust consist of actual market quotations or appropriate substitutes, which reflect current market conditions and include (i) quotations or estimates of market value for individual portfolio instruments and/or (ii) values for individual portfolio instruments derived from market quotations relating to varying maturities of a class of money market instruments. In the event the Market Value Difference of the Portfolio exceeds certain limits or NTI believes that the Market Value Difference may result in material dilution or other unfair results to investors or existing shareholders, the Trust will take action in accordance with the 1940 Act (e.g., selling portfolio instruments to shorten average portfolio maturity or to realize capital gains or losses, reducing or suspending shareholder income accruals, redeeming shares in-kind, or utilizing a NAV per share based upon available indications of market value which under such circumstances would vary from $1.00) to eliminate or reduce to the extent reasonably practicable any material dilution or other unfair results to investors or existing shareholders which might arise from Market Value Differences. In particular, if losses were sustained by the Portfolio, the number of outstanding shares might be reduced in order to maintain a NAV per share of $1.00. Such reduction would be effected by having each shareholder proportionately contribute to the Portfolio’s capital the necessary shares to restore such NAV per share. Each shareholder will be deemed to have agreed to such contribution in these circumstances by investing in the Portfolio.

Rule 2a-7 requires that the Portfolio limit its investments to instruments which the Investment Adviser determines (pursuant to guidelines established by the Board of Trustees) to present minimal credit risks and which are “Eligible Securities” as defined by the SEC and described in the Prospectus. The Rule also requires that the Portfolio maintain a dollar-weighted average portfolio maturity (not more than 60 days) and a dollar-weighted average portfolio maturity without regard to maturity shortening provisions applicable to variable and floating rate securities (also known as dollar-weighted average portfolio life) of 120 days or less, appropriate to its policy of maintaining a stable NAV per share and precludes the purchase of any instrument deemed under the Rule to have a remaining maturity of more than 397 calendar days (as calculated pursuant to Rule 2a-7). Should the disposition of a portfolio security result in a dollar-weighted average portfolio maturity of more than 60 days, the Rule requires the Portfolio to invest its available cash in such a manner as to reduce such maturity to the prescribed limit as soon as reasonably practicable.

The Portfolio is required to comply with SEC requirements with respect to the liquidity of the Portfolio’s investments. Specifically, the Portfolio is required to hold at least 10% of its total assets in “daily liquid assets” and at least 30% of its total assets in “weekly liquid assets.”For these purposes, daily and weekly liquid assets are calculated as of the end of each business day. Daily liquid assets include: cash; direct obligations of the U.S. government; securities that will mature or are subject to a demand feature that is exercisable and payable within one business day; and amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. Weekly liquid assets include: cash; direct obligations of the U.S. government; certain U.S. government agency discount notes without provision for the payment of interest with remaining maturities of 60 days or less; securities that will mature or are subject to a demand feature that is exercisable and payable within five business days; and amounts receivable and due unconditionally within five business days on pending sales of portfolio securities.

The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. Eastern Standard Time. The Trust reserves the right to reprocess purchase, redemption and exchange transactions that were processed at a NAV other than the Portfolio’s official closing NAV. On any Business Day (defined as each Monday through Friday that the Federal Reserve Bank of New York (“New York Fed”) is open for business, except as noted below. The New York Fed is closed on the following national holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Portfolios may also close on days when the New York Fed is open but the New York Stock Exchange is closed, such as Good Friday), when the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the bond markets close early, the Portfolio reserves the right to close at or prior to the SIFMA recommended closing time. If the Portfolio does so, it will cease granting same day credit for purchase and redemption orders received at the Portfolio’s closing time and credit will be given on the next Business Day. For instance, if a pricing error is discovered that impacts the Portfolio’s NAV, the corrected NAV would be the official closing NAV and the erroneous NAV would be a NAV other than the Portfolio’s official closing NAV. Those transactions that were processed using the erroneous NAV may then be reprocessed using the official closing NAV. The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC. In addition, the Portfolio may compute its NAV as of any time permitted pursuant to any exemption, order or statement of the SEC or its staff.

The Investment Adviser is not required to calculate the NAV of the Portfolio on days during which no shares are tendered to the Portfolio for redemption and no orders to purchase or sell shares are received by the Portfolio, or on days on which there is an insufficient degree of trading in the Portfolio’s portfolio securities for changes in the value of such securities to affect materially the NAV per share.

TAXES

The following summarizes certain additional tax considerations generally affecting the Portfolio and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning. Potential investors should consult their tax advisers with specific reference to their own tax situations.

The discussions of the federal tax consequences in the Prospectus and this SAI are based on the Code and the regulations issued under it, and court decisions and administrative interpretations, as in effect on the date of this SAI. Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive.

FEDERAL—GENERAL INFORMATION

The Portfolio intends to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1 of the Code. As a regulated investment company, the Portfolio generally is exempt from federal income tax on its net investment income and realized capital gains which it distributes to shareholders. To qualify for treatment as a regulated investment company, it must meet three important tests each year.

First, the Portfolio must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to the Portfolio’s business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of the Portfolio’s taxable year, at least 50% of the value of the Portfolio’s assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers as to which (a) the Portfolio has not invested more than 5% of the value of its total assets in securities of the issuer and (b) the Portfolio does not hold more than 10% of the outstanding voting securities of the issuer, and no more than 25% of the value of the Portfolio’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Portfolio controls and which are engaged in the same or similar trades or businesses or (3) one or more qualified publicly traded partnerships.

Third, the Portfolio must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss), before taking into account any deduction for dividends paid, and 90% of its tax-exempt income, if any, for the year.

The Portfolio intends to comply with these requirements. If the Portfolio were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Portfolio could be disqualified as a regulated investment company. If for any taxable year the Portfolio were not to qualify as a regulated investment company, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to shareholders. In that event, taxable shareholders would recognize dividend income on distributions to the extent of the Portfolio’s current and accumulated earnings and profits, and corporate shareholders could be eligible for the dividends-received deduction.

The Code imposes a non-deductible 4% excise tax on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income with certain modifications and capital gain net income (excess of capital gains over capital losses) by the end of each calendar year. The

Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income each calendar year to avoid liability for this excise tax.

For federal income tax purposes, the Portfolio is permitted to carry forward a net capital loss realized in a taxable year of the Portfolio beginning before December 23, 2010 to offset its own capital gains, if any, during the eight years following the year of the loss. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations.

As of November 30, 2015, the Portfolio utilized capital loss carry forwards approximating the amount (in thousands) indicated for federal tax purposes:

Portfolio
Liquid Assets	$639

The Regulated Investment Company Modernization Act of 2010 changed the carryforward periods for capital loss carryforwards of funds. For capital losses realized in taxable years beginning after December 22, 2010 (the “Enactment Date”), the eight-year limitation has been eliminated, so that any capital losses realized by the Portfolio in the taxable year beginning after December 22, 2010 and in subsequent taxable years will be permitted to be carried forward indefinitely and will retain their character as short or long term capital losses. Capital loss carryovers from taxable years beginning prior the Enactment Date are still subject to the eight-year limitation. The Code provides for coordination of capital loss carryovers arising in taxable years before and after the Enactment Date by requiring that capital loss carryovers from taxable years beginning after the Enactment Date be applied before capital loss carryovers from taxable years beginning prior to the Enactment Date. This could cause all or a portion of the pre-Enactment Date losses to expire before they can be used.

STATE AND LOCAL TAXES

Although the Portfolio expects to qualify as a “regulated investment company” and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities.

The foregoing discussion is based on federal tax laws and regulations which are in effect on the date of this SAI. Such laws and regulations may be changed by legislative or administrative action. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning. Shareholders are advised to consult their tax advisors with specific reference to their own tax situation, including the application of state and local taxes.

DESCRIPTION OF SHARES

The Trust Agreement permits the Trust’s Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest of one or more separate series representing interests in one or more investment portfolios. The Trustees or Trust may hereafter create series in addition to the Trust’s eight existing series, which represent interests in the Trust’s eight respective portfolios, one of which is described in this SAI. The Trust Agreement also permits the Board of Trustees to classify or reclassify any unissued shares into classes within a series.

Under the terms of the Trust Agreement, each share of the Portfolio is without par value, which represents a proportionate interest in the Portfolio with each other share of its class in the same Portfolio and is entitled to such dividends and distributions out of the income belonging to the Portfolio as are declared by the Trustees. Upon any liquidation of the Portfolio, shareholders of the Portfolio are entitled to share pro rata in the net assets belonging to that class available for distribution. Shares do not have any preemptive or conversion rights. The right of redemption is described under “Account Policies and Other Information” in the Prospectus. In addition, pursuant to the terms of the 1940 Act, the right of a shareholder to redeem shares and the date of payment by the Portfolio may be suspended for more than seven days (i) for any period during which the New York Stock Exchange is closed, other than the customary weekends or holidays, or trading in the markets the Portfolio normally utilizes is closed or is restricted as determined by the SEC, (ii) during any emergency, as determined by the SEC, as a result of which it is not reasonably practicable for the Portfolio to dispose of instruments owned by it or fairly to determine the value of its net assets, or (iii) for such other period as the SEC may by order permit for the protection of the shareholders of the Portfolio. The Trust also may suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions. In addition, shares of the Portfolio are redeemable at the unilateral option of the Trust. Shares when issued as described in the Prospectus are validly issued, fully paid and nonassessable, except as stated below. In the interests of economy and convenience, certificates representing shares of the Portfolio are not issued.

The proceeds received by the Portfolio for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to and constitute the underlying assets of the Portfolio. The underlying assets of the Portfolio will be segregated on the books of account, and will be charged with the liabilities in respect to the Portfolio and with a share of the general liabilities of the Trust. Expenses of the Trust normally are allocated in proportion to the NAV of the respective investment portfolio except where allocations of direct expenses can otherwise be fairly made.

The Portfolio and other portfolios of the Trust entitled to vote on a matter will vote in the aggregate and not by portfolio, except as required by law or when the matter to be voted on affects only the interests of shareholders of a particular portfolio.

Rule 18f-2 under the 1940 Act provides that any matter required by the provisions of the 1940 Act or applicable state law, or otherwise, to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the investment portfolio affected by such matter. Rule 18f-2 further provides that an investment portfolio shall be deemed to be affected by a matter unless the interests of each investment portfolio in the matter are substantially identical or the matter does not affect any interest of the investment portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to an investment portfolio only if approved by a majority of the outstanding shares of such investment portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees are exempt from the separate voting requirements stated above.

The Trust is not required to hold annual meetings of shareholders and does not intend to hold such meetings. In the event that a meeting of shareholders is held, each share of the Trust will be entitled, as determined by the Trustees without the vote or consent of shareholders, either to one vote for each share or to one vote for each dollar of NAV represented by such shares on all matters presented to shareholders, including the election of Trustees (this method of voting being referred to as “dollar-based voting”). However, to the extent required by the 1940 Act or otherwise determined by the Trustees, series and classes of the Trust will vote separately from each other. Shareholders of the Trust do not have cumulative voting rights in the election of Trustees and, accordingly, the holders of more than 50% of the aggregate voting power of the Trust may elect all of the Trustees, irrespective of the vote of the other shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by the Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law.

Subject to the rights of the Trustees with respect to the Portfolio, the Trust Agreement authorizes the Trustees, without shareholder approval (except as stated in the next paragraph), to cause the Trust, or any series thereof, to merge or consolidate with any corporation, association, trust or other organization or sell or exchange all or substantially all of the property belonging to the Trust, or any series thereof. In addition, the Trustees, without shareholder approval, may adopt a “master-feeder” structure by investing substantially all of the assets of a series of the Trust in the securities of another open-end investment company or pooled portfolio.

Subject to the rights of the Trustees with respect to the Portfolio, the Trust Agreement also authorizes the Trustees, in connection with the merger, consolidation, termination or other reorganization of the Trust or any series or class, to classify the shareholders of any class into one or more separate groups and to provide for the different treatment of shares held by the different groups, provided that such merger, consolidation, termination or other reorganization is approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of each group of shareholders that are so classified.

The Board of Trustees of the Trust may not, without the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio, amend or otherwise supplement the Trust Agreement or amend and restate a trust investment to reduce the rights, duties, powers, authorities and responsibilities of the Portfolio’s Trustees, except to the extent such action does not violate the 1940 Act. Subject to the foregoing, the Trust Agreement permits the Trustees to amend the Trust Agreement without a shareholder vote. However, shareholders of the Trust have the right to vote on any amendment: (i) that would adversely affect the voting rights of shareholders; (ii) that is required by law to be approved by shareholders; (iii) that would amend the voting provisions of the Trust Agreement; or (iv) that the Trustees determine to submit to shareholders.

The Trust Agreement permits the termination of the Trust or of any series or class of the Trust: (i) by a majority of the affected shareholders at a meeting of shareholders of the Trust, series or class; or (ii) by a majority of the Trustees without shareholder approval if the Trustees determine that such action is in the best interest of the Trust or its shareholders. The factors and events that the Trustees may take into account in making such determination include: (i) the inability of the Trust or any series or class to maintain its assets at an appropriate size; (ii) changes in laws or regulations governing the Trust or any series or class thereof, or affecting assets of the type in which it invests; or (iii) economic developments or trends having a significant adverse impact on their business or operations.

Under the Delaware Statutory Trust Act (the “Delaware Act”), shareholders are not personally liable for obligations of the Trust. The Delaware Act entitles shareholders of the Trust to the same limitation of liability as is available to shareholders of private for-profit corporations. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in many other states. As a result, to the extent that the Trust or a shareholder is subject to the jurisdiction of courts in such other states, those courts may not apply Delaware law and may subject the shareholders to liability. To offset this risk, the Trust Agreement: (i) contains an express disclaimer of shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into or executed by the Trust or its Trustees and (ii) provides for indemnification out of the property of the applicable series of the Trust of any shareholder held personally liable for the obligations of the Trust solely by reason of being or having been a shareholder and not because of the shareholder’s acts or omissions or for some other reason. Thus, the risk of a shareholder incurring financial loss beyond his or her investment because of shareholder liability is limited to circumstances in which all of the following factors are present: (i) a court refuses to apply Delaware law; (ii) the liability arises under tort law or, if not, no contractual limitation of liability is in effect; and (iii) the applicable series of the Trust is unable to meet its obligations.

The Trust Agreement provides that the Trustees will not be liable to any person other than the Trust or a shareholder and that a Trustee will not be liable for any act as a Trustee. However, nothing in the Trust Agreement protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Trust Agreement provides for indemnification of Trustees, officers and agents of the Trust unless the recipient is liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

The Trust Agreement provides that each shareholder, by virtue of becoming such, will be held to have expressly assented and agreed to the terms of the Trust Agreement and to have become a party thereto.

In addition to the requirements of Delaware law, the Trust Agreement provides that a shareholder of the Trust may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) shareholders eligible to bring such derivative action under Delaware law who hold at least 10% of the outstanding shares of the Trust, or 10% of the outstanding shares of the series or class to which such action relates, must join in the request for the Trustees to commence such action; and (ii) the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trust Agreement also provides that no person, other than the Trustees, who is not a shareholder of a particular series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such series or class. The Trustees will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

The Trustees may appoint separate Trustees with respect to one or more series or classes of the Trust’s shares (the “Series Trustees”). To the extent provided by the Trustees in the appointment of Series Trustees, Series Trustees: (i) may, but are not required to, serve as Trustees of the Trust or any other series or class of the Trust; (ii) may have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees under the Trust Agreement with respect to such series or class; and/or (iii) may have no power or authority with respect to any other series or class. The Trustees are not currently considering the appointment of Series Trustees for the Trust.

The term “majority of the outstanding shares” of either the Trust or the Portfolio means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment policy, the vote of the lesser of (i) 67% or more of the shares of the Trust or such Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Trust or such Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Trust or such Portfolio.

As of March 1, 2016, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Portfolio.

FINANCIAL STATEMENTS

The audited financial statements of the Portfolio and related report of Ernst & Young LLP, an independent registered public accounting firm, contained in the annual report to the Portfolio’s shareholders for the fiscal year ended November 30, 2015 (the “Annual Report”), are hereby incorporated by reference herein. No other parts of the Annual Report, including without limitation, “Management’s Discussion of Portfolio Performance,” are incorporated by reference herein. Copies of the Portfolio’s Semiannual Report and Annual Report may be obtained upon request and without charge, from the Transfer Agent by writing to the Northern Institutional Funds Center, P.O. Box 75986, Chicago, Illinois 60675-5986 or by calling 800-637-1380 (toll-free).

OTHER INFORMATION

Statements contained in the Prospectus or in this SAI as to the contents of any contract or other documents referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which the Prospectus and this SAI form a part, each such statement being qualified in all respects by such reference. The Registration Statement including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C. or on the SEC’s web site at www.sec.gov.

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

A Standard & Poor’s short-term issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor’s for short-term issues:

“A-1”—A short-term obligation rated “A-1” is rated in the highest category and indicates that the obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”—A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”—A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”—A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C”—A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”—A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Local Currency and Foreign Currency Risks—Standard & Poor’s issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, vs. obligations denominated in a foreign currency.

Moody’s Investors Service (“Moody’s”) short-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of thirteen months or less and reflect the likelihood of a default on contractually promised payments.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1”—Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2”—Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3”—Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP”—Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

“F1”—Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2”—Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3”—Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B”—Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C”—Securities possess high short-term default risk. Default is a real possibility.

“RD”—Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D”—Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

The DBRS® Ratings Limited (“DBRS”) short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the sub-categories “(high)”, “(middle)”, and “(low)”. The following summarizes the ratings used by DBRS for commercial paper and short-term debt:

“R-1 (high)”—Short-term debt rated “R-1 (high)” is of the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

“R-1 (middle)”—Short-term debt rated “R-1 (middle)” is of superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from “R-1 (high)” by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

“R-1 (low)”—Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)”—Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)”—Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)”—Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3”—Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4”—Short-term debt rated “R-4” is considered to be of speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

“R-5”—Short-term debt rated “R-5” is considered to be of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

“D”—Short-term debt rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Long-Term Credit Ratings

The following summarizes the ratings used by Standard & Poor’s for long-term issues:

“AAA”—An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”—An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”—An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”—An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“BB,” “B,” “CCC,” “CC” and “C”—Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”—An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”—An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”—An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”—An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

“C”—An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

“D”—An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to “D” if it is subject to a distressed exchange offer.

Plus (+) or minus (-)—The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“NR”—This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Local Currency and Foreign Currency Risks—Standard & Poor’s issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. An issuer’s foreign currency rating will differ from its local currency rating when the obligor has a different capacity to meet its obligations denominated in its local currency, vs. obligations denominated in a foreign currency.

Moody’s long-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of one year or more. Such ratings reflect both the likelihood of default on contractually promised payments and the expected financial loss suffered in the event of default. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa”—Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa”—Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”—Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa”—Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba”—Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B”—Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa”—Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca”—Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”—Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following summarizes long-term ratings used by Fitch:

“AAA”—Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”—Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”—Securities considered to be of high credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB”—Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB”—Securities considered to be speculative. “BB” ratings indicate that there is an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B”—Securities considered to be highly speculative. “B” ratings indicate that material credit risk is present.

“CCC”—A “CCC” rating indicates that substantial credit risk is present.

“CC”—A “CC” rating indicates very high levels of credit risk.

“C”—A “C” rating indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned “RD” or “D” ratings, but are instead rated in the “B” to “C” rating categories, depending upon their recovery prospects and other relevant characteristics. Fitch believes that this approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

The DBRS long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories “(high)” and “(low)”. The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category. The following summarizes the ratings used by DBRS for long-term debt:

“AAA”—Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA”—Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

“A”—Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB”—Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

“BB”—Long-term debt rated “BB” is of speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

“B”—Long-term debt rated “B” is of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C”—Long-term debt rated in any of these categories is of very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D”—A security rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Municipal Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

“SP-1”—A municipal note rated “SP-1” exhibits a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2”—A municipal note rated “SP-2” exhibits a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3”—A municipal note rated “SP-3” exhibits a speculative capacity to pay principal and interest.

Moody’s uses the Municipal Investment Grade (“MIG”) scale to rate U.S. municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—“MIG-1” through “MIG-3” while speculative grade short-term obligations are designated “SG”. The following summarizes the ratings used by Moody’s for short-term municipal obligations:

“MIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2”—This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3”—This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG”—This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

“NR”—Is assigned to an unrated obligation.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG rating scale called the Variable Municipal Investment Grade or “VMIG” scale. The rating transitions on the VMIG scale differ from those on the Prime scale to reflect the risk that external liquidity support generally will terminate if the issuer’s long-term rating drops below investment grade.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

“VMIG-1”—This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2”—This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3”—This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG”—This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

“NR”—Is assigned to an unrated obligation.

About Credit Ratings

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Moody’s credit ratings must be construed solely as statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities.

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Fitch credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. Fitch’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

Credit ratings provided by DBRS are, and must be construed solely as, statements of forward-looking opinions as to the creditworthiness of an issuer, which are based on the quantitative and qualitative analyses done by DBRS in accordance with applicable methodologies, models and criteria (“Methodologies”). Credit ratings are not statements of fact. DBRS credit ratings exclusively address credit risk and not any other types of risk. Although there are numerous non-credit risks that can impact the performance of ratings, these are not captured in credit ratings. Non-credit risks include (among others) market risk, market liquidity risk, covenant risk and non-cumulative risk.

The data and information received on which DBRS bases its opinions is not audited or verified by DBRS. Ratings may be upgraded, downgraded, placed “under review” with the appropriate Implications designation, confirmed and discontinued. Certain ratings are also assigned trends that may change over time.

DBRS uses rating symbols as a concise method of expressing its opinion to the market.

PART C: OTHER INFORMATION

ITEM 28.	EXHIBITS

The following exhibits are incorporated herein by reference to:

Post-Effective Amendment No. 31 to Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) filed on March 29, 1996 (Accession No. 0000950130-96-001086) (“PEA No. 31”),

Post-Effective Amendment No. 34 to such Registration Statement filed on May 16, 1997 (Accession No. 0000950130-97-002471) (“PEA No. 34”),

Post-Effective Amendment No. 35 to such Registration Statement filed on September 29, 1997 (Accession No. 0000950131-97-005862) (“PEA No. 35”),

Post-Effective Amendment No. 36 to such Registration Statement filed on January 16, 1998 (Accession No. 0000950131-98-000216) (“PEA No. 36”),

Post-Effective Amendment No. 38 to such Registration Statement filed on March 27, 1998 (Accession No. 0000950131-98-002030) (“PEA No. 38”),

Post-Effective Amendment No. 39 to such Registration Statement filed on February 1, 1999 (Accession No. 0000950131-99-000461) (“PEA No. 39”),

Post-Effective Amendment No. 41 to such Registration Statement filed on October 14, 1999 (Accession No. 0000927405-99-000333) (“PEA No. 41”),

Post-Effective Amendment No. 43 to such Registration Statement filed on January 28, 2000 (Accession No. 0000927405-00-000027) (“PEA No. 43”),

Post-Effective Amendment No. 44 to such Registration Statement filed on March 29, 2000 (Accession No. 0000950131-00-002147) (“PEA No. 44”),

Post-Effective Amendment No. 46 to such Registration Statement filed on January 17, 2001 (Accession No. 0000950131-01-000262) (“PEA No. 46”),

Post-Effective Amendment No. 48 to such Registration Statement filed on March 30, 2001 (Accession No. 0000950131-01-001670) (“PEA No. 48”),

Post-Effective Amendment No. 49 to such Registration Statement filed on January 29, 2002 (Accession No. 0000940180-02-000170) (“PEA No. 49”),

Post-Effective Amendment No. 53 to such Registration Statement filed on March 29, 2004 (Accession No. 0001193125-04-052241) (“PEA No. 53”),

Post-Effective Amendment No. 54 to such Registration Statement filed on January 28, 2005 (Accession No. 0001193125-05-014394) (“PEA No. 54”),

Post-Effective Amendment No. 56 to such Registration Statement filed on March 30, 2006 (Accession No. 0001193125-06-068444) (“PEA No. 56”),

Post-Effective Amendment No. 57 to such Registration Statement filed on March 30, 2007 (Accession No. 0001193125-07-070533) (“PEA No. 57”),

Post-Effective Amendment No. 59 to such Registration Statement filed on March 14, 2008 (Accession No. 0001193125-08-057595) (“PEA No. 59”),

Post-Effective Amendment No. 61 to such Registration Statement filed on August 20, 2008 (Accession No. 0001193125-08-181539) (“PEA No. 61”),

Post-Effective Amendment No. 62 to such Registration Statement filed on March 30, 2009 (Accession No. 0001193125-09-066299) (“PEA No. 62”),

Post-Effective Amendment No. 63 to such Registration Statement filed on January 28, 2010 (Accession No. 0001193125-10-015597)
(“PEA No. 63”),

Post-Effective Amendment No. 64 to such Registration Statement filed on March 29, 2010 (Accession No. 0001193125-10-070130)
(“PEA No. 64”),

Post-Effective Amendment No. 65 to such Registration Statement filed on June 15, 2010 (Accession No. 0001193125-10-139567)
(“PEA No. 65”),

Post-Effective Amendment No. 66 to such Registration Statement filed on March 2, 2011 (Accession No. 0001193125-11-053509)
(“PEA No. 66”),

Post-Effective Amendment No. 69 to such Registration Statement filed on March 21, 2012 (Accession No. 0001193125-12-125345)
(“PEA No. 69”),

Post-Effective Amendment No. 71 to such Registration Statement filed on March 22, 2013 (Accession No. 0001193125-13-121455)
(“PEA No. 71”),

Post-Effective Amendment No. 73 to such Registration Statement filed on March 21, 2014 (Accession No. 0001193125-14-110158)
(“PEA No. 73”),

Post-Effective Amendment No. 75 to such Registration Statement filed on July 7, 2014 (Accession No. 0001193125-14-262083)
(“PEA No. 75”),

Post-Effective Amendment No. 76 to such Registration Statement filed on September 5, 2014 (Accession No. 0001193125-14-333801)
(“PEA No. 76”),

Post-Effective Amendment No. 78 to such Registration Statement filed on March 26, 2015 (Accession No. 0001193125-15-105281)
(“PEA No. 78”),

Post-Effective Amendment No. 80 to such Registration Statement filed on March 29, 2016 (Accession No. 0001193125-16-521487) (“PEA No. 80”),

Amendment No. 49 under the Investment Company Act of 1940 to the Registration Statement filed on July 31, 2001 (Accession No. 0000950131-01-502545) (“Amendment No. 49”), and

Amendment No. 92 under the Investment Company Act of 1940 to the Registration Statement filed on September 17, 2014 (Accession No. 0001193125-14-344523) (“Amendment No. 92”).

(a)	(1)	Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to PEA No. 36.

	(2)	Amendment No. 1 dated February 25, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(2) to PEA No. 39.

	(3)	Amendment No. 2 dated May 15, 1998 to the Agreement and Declaration of Trust filed as Exhibit (a)(3) to PEA No. 39.

	(4)	Amendment No. 3 dated October 5, 1999 to the Agreement and Declaration of Trust filed as Exhibit (a)(4) to PEA No. 41.

	(5)	Amendment No. 4 dated January 24, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(5) to PEA No. 43.

	(6)	Amendment No. 5 dated May 2, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(6) to PEA No. 46.

	(7)	Amendment No. 6 dated November 1, 2000 to the Agreement and Declaration of Trust filed as Exhibit (a)(7) to PEA No. 46.

	(8)	Amendment No. 7 dated July 26, 2001 to the Agreement and Declaration of Trust filed as Exhibit (a)(8) to Amendment No. 49.

	(9)	Amendment No. 8 dated April 29, 2003 to the Agreement and Declaration of Trust filed as Exhibit (a)(9) to PEA No. 53.

	(10)	Amendment No. 9 dated May 6, 2005 to the Agreement and Declaration of Trust filed as Exhibit (a)(10) to PEA No. 56.

	(11)	Amendment No. 10 dated November 3, 2006 to the Agreement and Declaration of Trust filed as Exhibit (a)(11) to PEA No. 57.

	(12)	Amendment No. 11 dated May 9, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(12) to PEA No. 61.

	(13)	Amendment No. 12 dated September 24, 2008 to the Agreement and Declaration of Trust filed as Exhibit (a)(13) to PEA No. 62.

	(14)	Amendment No. 13 dated February 17, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(14) to PEA No. 65.

	(15)	Amendment No. 14 dated July 31, 2010 to the Agreement and Declaration of Trust filed as Exhibit (a)(15) to PEA No. 66.

	(16)	Amendment No. 15 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(16) to PEA No. 66.

	(17)	Amendment No. 16 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(17) to PEA No. 69.

	(18)	Amendment No. 17 dated February 18, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(18) to PEA No. 69.

	(19)	Amendment No. 18 dated November 4, 2011 to the Agreement and Declaration of Trust filed as Exhibit (a)(19) to PEA No. 69.

	(20)	Amendment No. 19 dated April 1, 2012 to the Agreement and Declaration of Trust filed as Exhibit (a)(20) to PEA No. 69.

	(21)	Amendment No. 20 dated November 16, 2012 to the Agreement and Declaration of Trust filed as Exhibit (a)(21) to PEA No. 71.

	(22)	Amendment No. 21 dated February 15, 2013 to the Agreement and Declaration of Trust filed as Exhibit (a)(22) to PEA No. 71.

	(23)	Amendment No. 22 dated May 22, 2014 to the Agreement and Declaration of Trust filed as Exhibit (a)(23) to PEA No. 75.

(b)	(1)	Amended and Restated By-Laws adopted August 2, 2000 filed as Exhibit (b)(2) to PEA No. 46.

	(2)	Amendment No. 1 adopted July 29, 2003 to the Amended and Restated By-Laws filed as Exhibit (b)(2) to PEA No. 53.

	(3)	Amendment No. 2 adopted April 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(3) to PEA No. 54.

	(4)	Amendment No. 3 adopted July 27, 2004 to the Amended and Restated By-Laws filed as Exhibit (b)(4) to PEA No. 54.

	(5)	Amendment No. 4 adopted February 14, 2008 to the Amended and Restated By-Laws filed as Exhibit (b)(5) to PEA No. 59.

	(6)	Amendment No. 5 adopted November 5, 2010 to the Amended and Restated By-Laws filed as Exhibit (b)(6) to PEA No. 66.

	(7)	Amendment No. 6 adopted August 19, 2015 to the Amended and Restated By-Laws filed as Exhibit (b)(7) to PEA No. 80.

(c)		Articles IV, V, VI, VII and IX of the Agreement and Declaration of Trust dated July 1, 1997 filed as Exhibit 1 to PEA No. 36.

(d)	(1)	Management Agreement between the Registrant and Northern Trust Investments, Inc. dated June 30, 2014 filed as Exhibit (d)(1) to PEA No. 76.

	(2)	Management Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2014 filed as Exhibit (d)(2) to PEA No. 76.

	(3)	Management Agreement dated June 30, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio filed as Exhibit (d)(3) to Amendment No. 92.

	(4)	Amended and Restated Investment Advisory Agreement dated January 29, 2008 between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. filed as Exhibit (d)(12) to PEA No. 59.

	(5)	Amendment No. 1 dated May 9, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Large Cap Index Portfolio filed as Exhibit (d)(13) to PEA No. 61.

	(6)	Amended and Restated Amendment No. 2 dated September 24, 2008 to the Amended and Restated Investment Advisory Agreement between the Registrant and Northern Trust Global Investments Ltd. and Northern Trust Investments, N.A. on behalf of the Treasury Portfolio filed as Exhibit (d)(3) to PEA No. 71.

	(7)	Assumption Agreement dated December 30, 2010 between Northern Trust Investments, N.A. and Northern Trust Investments, Inc. filed as Exhibit (d)(27) to PEA No. 66.

	(8)	Advisory Fee Waiver Agreement dated April 1, 2010 by and among the Registrant, Northern Trust Investments, N.A. and Northern Trust Global Investments Ltd. filed as Exhibit (d)(24) to PEA No. 64.

	(9)	Amendment No. 1 to the Advisory Fee Waiver Agreement dated August 5, 2010 between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (d)(26) to PEA No. 66.

	(10)	Amendment No. 2 to the Advisory Fee Waiver Agreement dated January 1, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(27) to PEA No. 69.

	(11)	Amendment No. 3 to the Advisory Fee Waiver Agreement dated February 24, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (d)(28) to PEA No. 69.

	(12)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated June 30, 2014 filed as Exhibit (d)(11) to PEA No. 76.

	(13)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2014 filed as Exhibit (d)(12) to PEA No. 78.

	(14)	Expense Reimbursement Agreement between the Registrant and Northern Trust Investments, Inc. dated September 5, 2014 filed as Exhibit (d)(13) to PEA No. 76.

	(15)	Expense Reimbursement Agreement dated October 1, 2014 between the Registrant and Northern Trust Investments, Inc. on behalf of the Liquid Assets Portfolio filed as Exhibit (d)(15) to Amendment No. 92.

(e)		Not required.

(f)		Not applicable.

(g)	(1)	Custody Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 filed as Exhibit (g)(1) to PEA No. 76.

	(2)	Custodian Agreement dated June 8, 1992 between the Registrant and The Northern Trust Company filed as Exhibit 8 to PEA No. 38.

	(3)	Addendum No. 2 dated July 1, 1993 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(b) to PEA No. 31.

	(4)	Addendum No. 3 dated October 8, 1996 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(c) to PEA No. 34.

	(5)	Addendum No. 4 dated April 22, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(d) to PEA No. 35.

	(6)	Addendum No. 5 dated December 1, 1997 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(e) to PEA No. 38.

	(7)	Addendum No. 6 dated January 27, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit 8(f) to PEA No. 38.

	(8)	Addendum No. 7 dated March 31, 1998 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(8) to PEA No. 39.

	(9)	Addendum No. 8 dated October 5, 1999 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(14) to PEA No. 44.

	(10)	Addendum No. 9 dated March 1, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 48.

	(11)	Addendum No. 10 dated July 31, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(11) to PEA No. 49.

	(12)	Addendum No. 11 dated October 30, 2001 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(12) to PEA No. 49.

	(13)	Addendum No. 12 dated April 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(19) to PEA No. 53.

	(14)	Addendum No. 13 dated July 29, 2003 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(20) to PEA No. 53.

	(15)	Addendum No. 14 dated May 9, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(15) to PEA No. 61.

	(16)	Addendum No. 15 dated September 24, 2008 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(16) to PEA No. 62.

	(17)	Addendum No. 16 dated February 18, 2011 to the Custodian Agreement between the Registrant and The Northern Trust Company filed as Exhibit (g)(17) to PEA No. 69.

(h)	(1)	Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company dated June 30, 2014 filed as Exhibit (h)(1) to PEA No. 76.

	(2)	Schedule A dated July 31, 2014 to the Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(2) to PEA No. 78.

	(3)	Schedule B to the Transfer Agency and Service Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(3) to PEA No. 78.

	(4)	Revised and Restated Transfer Agency Agreement dated January 8, 1993 between the Registrant and The Northern Trust Company filed as Exhibit 9(a) to PEA No. 38.

	(5)	Addendum No. 1 dated July 1, 1993 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(b) to PEA No. 31.

	(6)	Addendum No. 2 dated March 25, 1994 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(c) to PEA No. 31.

	(7)	Addendum No. 3 dated January 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(d) to PEA No. 34.

	(8)	Addendum No. 4 dated April 22, 1997 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(e) to PEA No. 35.

	(9)	Addendum No. 5 dated January 27, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit 9(f) to PEA No. 38.

	(10)	Addendum No. 6 dated March 31, 1998 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(8) to PEA No. 39.

	(11)	Addendum No. 7 dated October 5, 1999 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 44.

	(12)	Addendum No. 8 dated March 1, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 48.

	(13)	Addendum No. 9 dated July 31, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to Amendment No. 49.

	(14)	Addendum No. 10 dated October 30, 2001 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(11) to PEA No. 49.

	(15)	Addendum No. 11 dated August 20, 2003 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(12) to PEA No. 53.

	(16)	Addendum No. 12 dated February 17, 2006 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(13) to PEA No. 56.

	(17)	Addendum No. 13 dated May 9, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(14) to PEA No. 61.

	(18)	Addendum No. 14 dated September 24, 2008 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(15) to PEA No. 62.

	(19)	Addendum No. 15 dated February 18, 2011 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(16) to PEA No. 69.

	(20)	Addendum No. 16 dated February 18, 2011 to the Revised and Restated Transfer Agency Agreement between the Registrant and The Northern Trust Company filed as Exhibit (h)(17) to PEA No. 69.

	(21)	Service Plan for the Service and Premier Classes of Shares dated January 27, 1998, as amended on February 2, 2001 and filed as Exhibit (h)(10) to PEA No. 48 and Related Forms of Servicing Agreement as amended on February 13, 2004 filed as Exhibit (h)(14) to PEA No. 53.

	(22)	Administration Agreement dated January 1, 2009 between the Registrant and Northern Trust Investments, N.A. filed as Exhibit (h)(18) to PEA No. 62.

	(23)	Amendment No. 1 dated November 4, 2011 to the Administration Agreement between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(20) to PEA No. 69.

	(24)	Amended and Restated Expense Reimbursement Agreement dated November 4, 2011 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(21) to PEA No. 69.

	(25)	Amendment No. 1 to the Amended and Restated Expense Reimbursement Agreement dated February 24, 2012 between the Registrant and Northern Trust Investments, Inc. filed as Exhibit (h)(22) to PEA No. 69.

(i)		Not required.

(j)		Not required.

(k)		Not required.

(l)	(1)	Subscription Agreement dated December 8, 1982 with Goldman, Sachs & Co. filed as Exhibit 13 to PEA No. 38.

	(2)	Amendment No. 1 dated May 16, 1983 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(a) to PEA No. 38.

	(3)	Amendment No. 2 dated May 19, 1983 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(b) to PEA No. 38.

	(4)	Amendment No. 3 dated October 25, 1985 to Subscription Agreement with Goldman, Sachs & Co. filed as Exhibit 13(c) to PEA No. 38.

	(5)	Purchase Agreement dated September 24, 2008 for shares of the Treasury Portfolio filed as Exhibit (l)(6) to PEA No. 62.

(m)		None.

(n)		Amended and Restated Plan pursuant to Rule 18f-3 for Operation of a Multi-Class System dated May 22, 2014 filed as Exhibit (n) to PEA No. 75.

(o)		Reserved.

(p)	(1)	Amended Code of Ethics of the Trust adopted August 2, 2000, as revised February 19, 2009, filed as Exhibit (p)(1) to PEA No. 63.

	(2)	Amended Code of Ethics of Northern Trust Investments, Inc. adopted February 1, 2005, as amended January 1, 2014, filed as Exhibit (p)(2) to PEA No. 73.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE REGISTRANT

Registrant is controlled by its Board of Trustees.

ITEM 30.	INDEMNIFICATION

Section 3 of Article IV of the Registrant’s Agreement and Declaration of Trust dated July 1, 1997, as amended, provides for indemnification of the Registrant’s Trustees and officers under certain circumstances. A copy of such Agreement and Declaration of Trust was filed as Exhibit 1 to Post-Effective Amendment No. 36 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

Paragraph 11 of the Management Agreement dated June 30, 2014 (the “Management Agreement”) between the Registrant and Northern Trust Investments, Inc. (“NTI”) (on behalf of the Liquid Assets Portfolio) provides for indemnification of NTI as it relates to advisory services it provides to the Registrant or, in lieu thereof, contribution by the Registrant, under certain circumstances. Paragraph 11 of the Management Agreement also provides for indemnification of NTI as it relates to administration services and duties, against all claims except those resulting from the willful misfeasance, bad faith, negligence or reckless disregard of NTI, or NTI’s breach of confidentiality. A copy of the Management Agreement was filed as Exhibit (d)(3) to Amendment No. 92 under the Investment Company Act of 1940 to the Registration Statement filed on September 17, 2014 and is incorporated herein by reference.

Paragraph 3 of the Distribution Agreement dated March 31, 2009 between the Registrant and Northern Funds Distributors, LLC (“NFD”) provides that the Registrant will indemnify NFD against certain liabilities relating to untrue statements or omissions of material fact except those resulting from the reliance on information furnished to the Registrant by NFD, or those resulting from the willful misfeasance, bad faith or negligence of NFD, or NFD’s breach of confidentiality. Paragraph 3 of the Distribution Agreement also provides that NFD will indemnify the Trustees and officers of the Registrant against certain liabilities relating to untrue statements or omissions of material fact resulting from the reliance on information furnished to the Registrant by NFD, and those liabilities resulting from NFD’s willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under the Distribution Agreement, or NFD’s breach of its confidentiality obligations under the Distribution Agreement. A copy of the Distribution Agreement was filed as Exhibit (e)(1) to Post-Effective Amendment No. 64 to Registrant’s Registration Statement on Form N-1A and is incorporated herein by reference.

A mutual fund trustee and officer liability policy purchased by the Registrant insures the Registrant and its Trustees and officers, subject to the policy’s coverage limits and exclusions and varying deductibles, against loss resulting from claims by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation, serves as investment adviser of each of the Portfolios. NTI is referred to as the “Investment Adviser.” NTI is located at 50 South LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. It primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years. The tables below were provided to the Registrant by the Investment Advisers for inclusion in this Registration Statement.

Name and Position with Investment Adviser	Name of Other Company	Position with Other Company
Browne, Robert P.	50 South Capital Advisors, LLC	CEO
Executive Vice President, Director,
Chief Investment Officer and Senior Trust Officer

Carberry, Craig R. Chief Compliance Officer and Secretary	The Northern Trust Company 50 South Capital Advisors, LLC FlexShares Trust Northern Funds	Associate General Counsel and Senior Vice President Secretary Secretary Secretary

Chappell, Darlene Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC FlexShares Trust Northern Funds	AML Compliance Officer AML Compliance Officer AML Compliance Officer

Del Real, Jose Assistant Secretary	FlexShares Trust Northern Funds The Northern Trust Company	Assistant Secretary Assistant Secretary Senior Legal Counsel and Vice President

Dzanis, Marie E. Senior Vice President	FlexShares Trust	Vice President

Ewing, Peter K. Senior Vice President	FlexShares Trust	Vice President

Farmer, Steven P. Senior Vice President	50 South Capital Advisors, LLC FlexShares Trust Northern Funds	Chief Compliance Officer Chief Compliance Officer Chief Compliance Officer

Meehan, Michael G. Senior Vice President	Northern Funds	Assistant Treasurer

O’Rourke, Kevin P. Senior Vice President	Northern Funds	Vice President

Name and Position with Investment Adviser	Name of Other Company	Position with Other Company

Rein, Randal E. Senior Vice President	Northern Funds FlexShares Trust	Treasurer Treasurer, Principal Financial Officer & Principal Accounting Officer

Rosenberg, Edward A. Senior Vice President	FlexShares Trust	Vice President

Thomas, Shundrawn	FlexShares Trust	President & Principal Executive Officer
Executive Vice President & Director	Northern Trust Securities, Inc.	Director

Wennlund, Lloyd A. Director and Executive Vice President	The Northern Trust Company Northern Funds	Executive Vice President President

ITEM 32.	PRINCIPAL UNDERWRITERS

Not Applicable

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

The Agreement and Declaration of Trust, By-laws and minute books of the Registrant and all other accounts, books and other documents required to be maintained under Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules promulgated thereunder are in the physical possession of The Northern Trust Company and NTI, each located at 50 South LaSalle Street, Chicago, Illinois 60603. Records for Northern Funds Distributors, LLC, as placement agent, are located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

ITEM 34.	MANAGEMENT SERVICES

Not Applicable

ITEM 35.	UNDERTAKINGS

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 98 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 29th day of March, 2016.

NORTHERN INSTITUTIONAL FUNDS

By:	/s/ Lloyd A. Wennlund
Lloyd A. Wennlund
President